UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BRUNSWICK CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY

BRUNSWICK

NEXT NEVER RESTS™

Proxy Statement 2023

Notice of Annual Meeting

Contents

7	Proxy Summary

15	Proposal 1

Election of Directors Named in this Proxy Statement

23	Corporate Governance

31	Proposals 2a-2c

Approval of Amendments to Our Restated Certificate of Incorporation (Charter) to:

a.	Include Officer Exculpation (Proposal 2a)

b.	Clarify, Streamline, and Modernize the Charter (Proposal 2b)

c.	Eliminate Outdated Language (Proposal 2c)

37	Governance Policies and Practices

41	Director Compensation

45	Stock Held by Directors, Executive Officers, and Principal Shareholders

47	Executive Compensation

75	Proposal 3

Advisory Vote to Approve the Compensation of our Named Executive Officers

79	Proposal 4

Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

81	Proposal 5

Approval of the Brunswick Corporation 2023 Stock Incentive Plan

91	Audit-Related Matters

95	Proposal 6

Ratification of the Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023

97	Submission of Shareholder Proposals for the 2024 Annual Meeting

99	Frequently Asked Questions About the Annual Meeting

105	Appendices

a.	Amended and Restated Charter

b.	Brunswick Corporation 2023 Stock Incentive Plan

c.	Non-GAAP Reconciliations

2 | 2023 Proxy Statement — Contents

March 23, 2023

Dear Fellow Shareholders:Board

On behalf of your Board of Directors and management team, thank you for your investment in Brunswick Corporation.

Brunswick delivered record financial performance again in 2022, with $6.8 billion in net sales. This continues our exceptional history of strong operating performance and cost control in a challenging macro-economic environment. Our full year GAAP earnings per share of $9.06 and adjusted earnings per share of $10.03 highlight the strength of our businesses and leaders, and the robustness of our portfolio and earnings profile. All our divisions contributed to the strong performance, with our Boat segment full-year operating margins at 10 percent for the first time in Company history, and our Propulsion and Parts and Accessories segments delivering exceptional top-line and operating earnings growth versus prior year.

These record financial results were achieved while we posted record safety performance in our facilities across the globe and again earned multiple awards for our Company culture and as an employer of choice. We were recognized by Forbes as a: World’s Best Employer; Best Employer for Diversity; and Best Employer for Veterans. In addition, we were recognized by Newsweek as one of America’s Most Responsible Companies for the third consecutive year and, in early 2023, it was announced that we were named to the list of America’s Best Large Employers by Forbes for the fifth consecutive year. Our more than 18,500 colleagues around the world all contributed to these results while managing through residual pandemic impacts, supply chain disruptions, and significant macro-economic and geopolitical headwinds.

As inflation and interest rates began to rise, we took the opportunity to fortify our balance sheet with a $750 million bond issue at extremely favorable rates, and as stock markets came under pressure, we pivoted from M&A to increased share repurchases, completing $450 million of purchases in the year and reducing our shares outstanding (by 7.7% or by 5.9 million shares). In addition, with demand pressures in some portions of our business, we maintained earnings through diligent control of operating costs.

We continued to enhance our extraordinary position of leadership in the global recreational marine industry through investments in people, products, technology, manufacturing capacity, and digital transformation. In the area of technology and innovation, we progressed all aspects of our ACES (autonomy, connectivity, electrification, shared access) strategy, including launching industry-leading connected and electrified products, and dramatically expanding Freedom Boat Club locations and membership.

In early 2023, at the Consumer Electronics Show (CES) in Las Vegas, we launched a refresh of the Brunswick brand with a contemporary, technology-led look and feel and a new tagline – “Next Never Rests” – reflecting our commitment to delivering innovative, insight-driven solutions now and into the future. Innovation leadership is deeply embedded in our culture and is the foundation of our growth.

David M. Foulkes

Nancy E. Cooper

Letter from the Board Chair and CEO — 2023 Proxy Statement | 3

Some of the many notable highlights in 2022 included:

●	The formation of Navico Group, representing significant integration between the legacy Advanced Systems Group business and three businesses acquired in 2021: Navico, RELiON, and SemahTronix.

●	The announcement and launch of many new ACES products including: the Mercury Marine 7.5e Avator electric outboard, the first in a complete family of electric outboard motors which will be launched over the next few years; the new and award-winning Veer boat brand designed for electrification and the next generation of boaters; and the Fathom II e-Power lithium-ion on-board power management system for marine and RV applications.

●	The completion of a major outboard engine manufacturing capacity expansion at Mercury Marine’s Fond du Lac, Wisconsin facility and the unveiling of the first V10 outboard engine in the world, the 350/400hp Verado which is built with a new 48-volt alternator to charge the Fathom e-Power System. The new V10 completes Mercury’s V-Series product line which already included the V6, V8, and the recently introduced V12 derivatives.

●	The opening of Mercury Marine’s new purpose-built 500,000 square foot distribution center in Indiana.

●	Brunswick Boat Group’s launch of a record sixty new products across its brands, including the new Sea Ray SLX 260, the first boat designed by an all-female design team, and the completion of several boat manufacturing expansion projects.

●	Freedom Boat Club surpassing 370 global locations including expansion in the US, the UK, and France, and new locations in Scandinavia, Puerto Rico, and Scotland.

●	Again achieving record-low recordable incident and lost time incident rates across our global facilities.

Brunswick continues to demonstrate a comprehensive and action-oriented commitment to ESG. We made significant progress in our sustainability programming in 2022, reporting on our overall enterprise carbon emissions footprint for the first time, advancing our decarbonization goals with multiple new renewable energy projects, and achieving Zero-Waste-to-Landfill status at nine new locations. Our Mercury Marine division also achieved Green Masters designation for the 12th year in a row. We advanced our DEI commitments with investments in our employees and our programming, and have established five Employee Resource Groups (ERGs) around the world. Highlights of our sustainability programming are included in this Proxy Statement and further details will be available in our 2022 Sustainability Report released later this spring.

Your Board continues its commitment to deliver long-term, sustainable shareholder value, and we are confident that our operating performance and capital strategy plans will continue to deliver significant growth. In addition to growth, we are structured to generate durable earnings in a dynamic macro-environment that we believe will translate to shareholder returns accretive to the overall market.

We invite you to join us for our annual meeting of shareholders, which will be conducted via live audio webcast on May 3, 2023. You may attend the virtual meeting of shareholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ BC2023. We look forward to your attendance and participation again this year.

Your vote is very important. Whether or not you plan to attend the meeting, please vote via the Internet, by telephone, or by signing and returning a proxy card.

Thank you for your continued support.

Nancy E. Cooper

Non-Executive Board Chair | Brunswick Corporation

David M. Foulkes

Chief Executive Officer | Brunswick Corporation

4 | 2023 Proxy Statement — Letter from the Board Chair and CEO

Notice

2023 Annual Meeting of Shareholders

Date — May 3, 2023 | Time — 9 a.m. CDT

Location — Online at www.virtualshareholdermeeting.com/BC2023

Voting Matters — 2023 Proposals	Board Recommends:	Learn More on Page:

Proposal 1:	FOR each nominee	15
Election of Directors Named in this Proxy Statement

Proposals 2a-2c:		31
Approval of Amendments to Our Restated Certificate
of Incorporation (Charter) to
• Include Officer Exculpation	FOR
• Clarify, Streamline, and Modernize the Charter	FOR
• Eliminate Outdated Language	FOR

Proposal 3:		75
Advisory Vote to Approve the Compensation of Our	FOR
Named Executive Officers

Proposal 4:		79
Advisory Vote on the Frequency of the Advisory Vote	ONE YEAR
on Executive Compensation

Proposal 5:	FOR	81
Approval of the Brunswick Corporation 2023 Stock Incentive Plan

Proposal 6:	FOR	95
Ratification of the Appointment of Independent Registered Public
Accounting Firm for the Fiscal Year Ending December 31, 2023

Review Your Proxy Statement and Vote in One of Four Ways*:

By Internet	By Phone	By Mail	Annual Meeting
www.proxyvote.com By 11:59 p.m. EDT on May 2, 2023	1-800-690-6903 By 11:59 p.m. EDT on May 2, 2023	Completing, signing, and returning your proxy or voting instruction card to arrive by May 2, 2023	www.virtualshareholder meeting.com/BC2023 May 3, 2023 vote beginning at 8:30 a.m. CDT

AM I ELIGIBLE TO VOTE?

You can vote if you were a shareholder of record at the close of business on March 6, 2023.

*	If you hold shares in the Brunswick Retirement Savings Plan or the Brunswick Rewards Plan, you must direct the trustee of these plans how to vote these shares by one of the above methods no later than 11:59 p.m. EDT on April 28, 2023.

Certain statements in this Proxy Statement are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “expect,” “believe” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks that may cause actual results to differ materially from expectations as of the date of this Proxy Statement.

Notice — 2023 Proxy Statement | 5

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement carefully before voting. This summary does not contain all the information you should consider.

For more detail, please see our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 16, 2023.

[1]	Please see Appendix C for a reconciliation of non-GAAP measures.

Recognized for Making Waves

Green Masters Program

MIAMI 2022
INNOVATION AWARDS
WINNER

MINNEAPOLIS 2022
INNOVATION AWARDS

WISCONSIN BUSINESS FRIEND of the ENVIRONMENT

BoatingIndustry
TOP PRODUCTS
2022

WOMEN making WAVES

CES
INNOVATION AWARDS
2022
HONOREE

AMERICA'S MOST RESPONSIBLE COMPANIES
2022
Newsweek
statista

Forbes 2022
AMERICA'S BEST LARGE EMPLOYERS
POWERED BY STATISTA

Forbes 2022
WORLD'S BEST EMPLOYERS
POWERED BY STATISTA

Forbes 2022
THE BEST EMPLOYERS FOR DIVERSITY
POWERED BY STATISTA

Forbes 2022
THE BEST EMPLOYERS FOR VETERANS
POWERED BY STATISTA

8 | 2023 Proxy Statement — Proxy Summary

Environmental, Social, and Governance (ESG) Initiatives

The Nominating and Corporate Governance Committee of the Board of Directors oversees our ESG programming and strategy at each of its regular meetings because we understand the impact our business has on the world. Brunswick has a unique opportunity to lead with sustainable, responsible initiatives and seeks to comply with applicable regulations. We strive to continually improve energy efficiency and minimize the carbon emissions of our operations, supply chain, and product portfolio and deliver more cost-effective and lower carbon technology products and solutions to our customers. We do our best to ensure the well-being of our employees, customers, and the public. These efforts are integrated into our business strategy and operations.

Some recent accomplishments include:

Product Management

Mercury Marine launched the new Avator™ electric outboard, with the potential for boating with zero direct emissions, in January 2023

Use of lifecycle analysis was leveraged in major new product development efforts across all Brunswick divisions

Navico Group launched one new product using resins containing recycled content and another with the owner’s manual available online

Energy Management

Mercury Marine completed major energy efficiency installations expected to save 2.2 million kWh of electricity and 136,000 therms of natural gas per year

Installation of solar panels at facilities in three global locations

LED lighting upgrades at various global facilities

Mercury Marine announced a partnership with Alliant Energy to build a 5 MW solar array in Fond du Lac, Wisconsin

Occupational Safety

Recordable incident rate declined from 1.62 in 2021 to 1.34 in 2022

Brunswick reported no fatalities in 2022

Diversity, Equity, & Inclusion

Brunswick’s five employee resource groups hosted 20+ events, and formed 6 partnerships supporting diversity in recreational boating

We increased women in the global workforce to 29% in 2022 (27% in 2021)

For more information on our sustainability strategy, programming, data, and goals, we refer you to our annual Sustainability Report (which is not incorporated by reference herein), available on our website at https://www.brunswick.com/corporate-responsibility/sustainability.

Proxy Summary — 2023 Proxy Statement | 9

9 OF 10

Directors are independent under the standards set forth in the NYSE Listed Company Manual

Our directors collectively attended

93%

of the 2022 board and committee meetings

30%

of the board is female, including our Non-Executive Board Chair

Median director tenure is

6.9 years

Proposal 1: Election of Directors Named in the Attached Proxy Statement

All Brunswick Directors are elected annually.

Nancy E. Cooper 69 Executive Vice President and Chief Financial Officer of CA Technologies, Inc. (Retired) Director Since: 2013 Committees: Non-Executive Board Chair Independent Director	Joseph W. McClanathan 70 President and CEO, Household Products Division of Energizer Holdings, Inc. (Retired) Director Since: 2018 Committees: Independent Director

David C. Everitt 70 President, Agricultural and Turf Division of Deere & Company (Retired) Director Since: 2012 Committees: Independent Director	David V. Singer 67 CEO of Snyder’s-Lance, Inc. (Retired) Director Since: 2013 Committees: Independent Director

Reginald Fils-Aimé 62 President and Chief Operating Officer of Nintendo of America, Inc. (Retired) Director Since: 2021 Committees: Independent Director	J. Steven Whisler 68 Chairman & CEO of Phelps Dodge Corporation (Retired) Director Since: 2007 Committees: Independent Director

Lauren P. Flaherty 65 Executive Vice President and Chief Marketing Officer of CA Technologies, Inc. (Retired) Director Since: 2018 Committees: Independent Director	Roger J. Wood 60 Co-CEO of Tenneco, Inc. (Retired) Director Since: 2012 Committees: Independent Director

David M. Foulkes 61 CEO of Brunswick Corporation Director Since: 2019 Committees:	MaryAnn Wright 61 Group Vice President of Global Engineering and Product Development, Power Solutions, Johnson Controls (Retired) Director Since: 2021 Committees: Independent Director

Committees Key

Human Resources and	Audit and Finance
Compensation
Executive
Nominating and
Corporate Governance	Committee Chair

10 | 2023 Proxy Statement — Proxy Summary

Proposals 2a-2c: Amend Our Restated Certificate of Incorporation

Approval of Amendments to our Restated Certification of Incorporation (Charter) to (a) Include Officer Exculpation; (b) Clarify, Streamline, and Modernize the Charter; and (c) Eliminate Outdated Language

For more information, visit page 31

Proposal 3: Advisory Vote to Approve the Compensation of our Named Executive Officers

For more information, visit page 75

Proposal 4: Advisory Vote to Approve the Frequency of the Advisory Vote on Executive Compensation

For more information, visit page 79

Executive Compensation

For more information, visit page 47

Compensation Element	Metric(s)	Role	How It’s Designed and Determined

Base Salary	n/a	Provides a fixed element of compensation sufficient to avoid competitive disadvantage and reward day-to-day contributions to the Company.	Reviewed annually, targeting median of market. We consider external competitiveness, individual performance, and internal equity when determining executives’ base salaries.

Annual Incentive Plan	• Earnings Per Share (EPS) • Free Cash Flow (FCF) • Divisional Earnings Before Interest and Taxes (EBIT) (Applies to Division NEOs)	Primary element used to reward accomplishments against established business and individual goals within a given year.	Target funding based on planned performance for the year, as approved by the Board of Directors, with actual funding tied to annual performance against target goals and limited to no more than 200% of target funding.

Performance Shares	• Cash Flow Return On Investment (CFROI) • Operating Margin • Relative Total Shareholder Return (TSR) • Absolute TSR	Focus management team on achieving 3-year target performance, creating and sustaining value for shareholders.	Annual Performance Share grants for Named Executive Officers (NEOs) represent 50% of targeted equity value. Three-year performance plan with shares earned based on achievement of CFROI and Operating Margin targets, potentially modified by Brunswick’s TSR performance relative to the TSR of an established peer group (as measured over a three-year period).

Restricted Stock Units (RSUs)	Absolute TSR	Reinforce retention and reward sustained TSR.	Annual RSU grants for NEOs represent 50% of targeted equity value. RSUs cliff vest at the end of a three-year period.

SAY-ON-PAY

93%
approval in 2022

Proxy Summary — 2023 Proxy Statement | 11

WHAT WE DO

•	Base a substantial percentage of executive pay on performance through annual and long-term incentives

•	Require executives to achieve performance-based goals tied to relative shareholder return

•	Target median compensation levels and benchmark market data of our peer group when making executive compensation decisions

•	Apply strict share ownership requirements to officers and Directors

•	Require vested shares from our equity compensation programs to be held until share ownership requirements are met

•	Disclose metrics, weightings, and overall outcomes of annual and long-term incentives for executives

•	Evaluate and manage risk in our compensation programs

•	Use an independent compensation consultant

•	Have an established clawback policy

•	Maintain double-trigger equity award vesting acceleration upon involuntary termination following a Change in Control (CIC)

•	Engage in a rigorous and thoughtful executive succession planning process with the Board

WHAT WE DON’T DO

•	No excise tax gross-ups

•	No modified single-trigger or single-trigger CIC severance agreements (we only use double-trigger CIC severance provisions)

•	Expressly forbid option repricing not in accordance with plans already approved by shareholders

•	Expressly forbid exchanges of underwater options for cash in all of our active equity plans

•	No hedging of shares by our Directors or employees

•	No pledging of shares by our Directors or employees

•	No dividends or dividend equivalents on unearned Performance Shares

2022 Executive Total Targeted Compensation Mix

For more information, visit page 51

CEO COMPENSATION MIX

OTHER NEO COMPENSATION MIX

12 | 2023 Proxy Statement — Proxy Summary

2022 Executive Compensation Summary

For more information, visit page 61

Year	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
David M. Foulkes, Chief Executive Officer
2022	$1,118,423	$6,844,580	$1,203,000	$372,135	$9,538,138
Ryan M. Gwillim, Executive Vice President and Chief Financial Officer
2022	$586,539	$1,350,439	$350,600	$121,322	$2,408,900
Christopher D. Drees[1], Former Executive Vice President and President, Mercury Marine
2022	$549,231	$1,199,972	$326,700	$155,929	$2,231,832
Christopher F. Dekker, Executive Vice President, General Counsel, Secretary and Chief Compliance Officer
2022	$519,615	$799,977	$310,600	$154,451	$1,784,643
Brenna D. Preisser, Executive Vice President, Strategy and President, Business Acceleration
2022	$521,442	$799,977	$311,700	$146,530	$1,779,649

[1] Mr. Drees resigned his position as a Section 16 Officer effective February 7, 2023, and left the Company on March 3, 2023. See the Current Report on Form 8-K filed with the SEC on February 7, 2023 for additional information.

Proposal 5: Approval of the Brunswick Corporation 2023 Stock Incentive Plan

The Company will ask shareholders to approve a new stock incentive plan at the Annual Meeting.

For more information, visit page 81

Proposal 6: Ratification of the Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023

For more information, visit page 95

Proxy Summary — 2023 Proxy Statement | 13

Proxy Statement

The Board of Directors of Brunswick Corporation (the Board) is soliciting proxies from Brunswick’s shareholders on behalf of the Company for our virtual annual meeting to be conducted via live audio webcast at www.virtualshareholdermeeting.com/BC2023, on Wednesday, May 3, 2023, at 9:00 a.m. CDT (the Annual Meeting). As required by Securities and Exchange Commission (SEC) rules, we are making this Proxy Statement and our Annual Report on Form 10-K available to our shareholders electronically via the Internet.

In addition, we are using the SEC’s Notice and Access Rules to provide shareholders with more options for receipt of these materials. Accordingly, on March 23, 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials (the Notice) to our shareholders containing instructions about how to access this Proxy Statement and Brunswick’s Annual Report via the Internet, how to vote online, by telephone, or by mail, and how to receive paper copies of the documents and a proxy card.

14 | 2023 Proxy Statement — Proxy Summary

Proposal 1

Election of Directors Named in this Proxy Statement

MERCURY
400
MERCURY

BRUNSWICK
2023 Proxy Statement | 15

Proposal 1

Election of Directors

Voting Recommendation:

Your Board of Directors recommends a vote FOR the election of the nominees.

What am I voting on? Shareholders are being asked to elect ten individuals named in this Proxy Statement to serve on the Board of Directors.

The current Board of Directors has nominated the following for election as Directors:

Nancy E. Cooper	Joseph W. McClanathan

David C. Everitt	David V. Singer

Reginald Fils-Aimé	J. Steven Whisler

Lauren P. Flaherty	Roger J. Wood

David M. Foulkes	MaryAnn Wright

If elected by our shareholders, each nominee will serve for a one-year term expiring at our 2024 Annual Meeting. Each Director will hold office until a successor has been elected and qualified or until the Director’s earlier resignation or removal.	Biographical and other information regarding the Directors’ experience, qualifications, attributes, or skills that led the Board to conclude that such individuals should serve on the Board in light of our business and leadership structure is set forth below.

16 | 2023 Proxy Statement — Proposal 1

Election Of Director Nominees For Terms Expiring At The 2024 Annual Meeting

Executive Vice President
and Chief Financial Officer
of CA Technologies,
Inc. (Retired)

Director Since: 2013

Age: 69

Committees:

Human Resources and
Compensation

Nominating and Corporate
Governance

Executive (Chair)

Non-Executive Board Chair

Independent Director

Nancy E. Cooper

Ms. Cooper serves as our Non-Executive Board Chair. As the former Executive Vice President and Chief Financial Officer of CA Technologies, Inc., she brings financial acumen and technology experience to our Board. Ms. Cooper’s extensive experience as a chief financial officer and her other financial, technological, and leadership roles for several companies allow her to provide invaluable advice and guidance to management and the Board regarding strategic planning and innovation. Her experience and her service on another public company audit committee assist the Board in several areas including corporate governance, finance, internal control, and audit matters.

Experience: Retired; Executive Vice President and Chief Financial Officer of CA Technologies, Inc., a global developer of licensed enterprise software products and services, which was acquired by Broadcom Inc. in November 2018, 2006 to 2011; Chief Financial Officer of IMS Health, Inc., a global information and technology services company, 2001 to 2006; twenty years at IBM Corporation, including Senior Management Group focused on technology strategy and financial management. Director of Guardian Life Insurance Company of America and Aptiv PLC; previously served as Director of Teradata Corporation and The Mosaic Company.

KEY SKILLS AND ATTRIBUTES

Audit/Finance

CEO/CFO Experience

Diverse

Global

Public Company Board

Technology/ Innovation/Digital

President, Agricultural

and Turf Division of Deere

& Company (Retired)

Director Since: 2012

Age: 70

Committees:

Human Resources and

Compensation (Chair)

Nominating and Corporate

Governance

Executive

Independent Director

David C. Everitt

As the former President of Deere & Company’s largest division, Mr. Everitt brings engineering experience, global expertise, and extensive knowledge of dealer and distribution issues to our Board. Mr. Everitt also provides crucial operations, manufacturing, and marketing experience.

Experience: Retired; President, Agricultural and Turf Division—North America, Asia, Australia, and Sub-Saharan and South Africa, and Global Tractor and Turf Products of Deere & Company, the world’s largest manufacturer of agricultural equipment and a major U.S. producer of construction, forestry, and lawn and grounds care equipment, 2009 to 2012; President, Agricultural Division—North America, Australia, Asia and Global Tractor and Implement Sourcing, 2006 to 2009; President, Agricultural Division—Europe, Africa, South America and Global Harvesting Equipment Sourcing, 2001 to 2006. Director of Allison Transmission Holdings, Inc., Corteva, Inc., and Harsco Corporation; previously served as Director of Nutrien Ltd. and Agrium Inc.

KEY SKILLS AND ATTRIBUTES

Brand & Marketing

Dealers/Distribution

Global

Operations/ Manufacturing

Public Company Board

Proposal 1 — 2023 Proxy Statement | 17

Election Of Director Nominees For Terms Expiring At The 2024 Annual Meeting

President and Chief Operating Officer of Nintendo of America, Inc. (Retired) Director Since: 2021 Age: 62 Committees: Audit and Finance Independent Director

Reginald Fils-Aimé

With over 15 years at Nintendo, including 13 years as the President and Chief Operating Officer, Mr. Fils-Aimé has significant experience with company transformation, consumer products, brands, marketing, technology, and innovation. Mr. Fils-Aimé’s background allows him to provide significant guidance to the Board regarding strategic planning, digital technology, human resources, and financial matters.

Experience: Managing Partner of Brentwood Growth Partners LLC, a leadership consultancy, 2019 to present; President and Chief Operating Officer of Nintendo Co. Ltd. and Nintendo of America Inc., a gaming and entertainment company, 2006 to 2019; Executive Officer for Nintendo Co., Ltd., 2016 to 2019; Director of Spin Master Corporation and Chairman of UTA Acquisition Corporation; previously served as Director of GameStop Corporation.

KEY SKILLS AND ATTRIBUTES

Audit/Finance

Brand & Marketing

Diverse

Global

Public Company Board

Technology/ Innovation/Digital

Executive Vice

President and Chief

Marketing Officer

of CA Technologies,

Inc. (Retired)

Director Since: 2018

Age: 65

Committees:

Human Resources and

Compensation

Nominating and Corporate Governance

Independent Director

Lauren P. Flaherty

As an experienced leader who has served a diverse profile of companies, from globally recognized technology leaders to high-growth, Silicon Valley innovators, Ms. Flaherty brings extensive marketing experience and strategic planning skills to our Board. Ms. Flaherty’s experience assists the Board in several areas including digital go-to-market, technology, and global operations.

Experience: Retired; Senior Advisor to McKinsey & Company, a global management consulting firm, 2021; Executive Vice President and Chief Marketing Officer at CA Technologies, Inc., a global developer of licensed enterprise software products and services, which was acquired by Broadcom Inc. in November 2018, 2013 to 2018; Chief Marketing Officer and Executive Vice President at Juniper Networks, Inc., 2009 to 2013; Chief Marketing Officer of Nortel Networks Corporation, 2006 to 2009; various positions of increasing responsibility at IBM, 1980 to 2006; previously served as Director of Xactly Corp.

KEY SKILLS AND ATTRIBUTES

Brand & Marketing

Diverse

Global

Public Company Board

Technology/ Innovation/Digital

18 | 2023 Proxy Statement — Proposal 1

Election Of Director Nominees For Terms Expiring At The 2024 Annual Meeting

CEO of Brunswick Corporation Director Since: 2019 Age: 61 Committees: Executive

David M. Foulkes

As current CEO and the former Chief Technology Officer, President, Brunswick Marine Consumer Solutions, and head of Product Development at Brunswick’s largest business unit, Mercury Marine, Mr. Foulkes is well positioned to provide expertise and guidance in leading-edge design, technology, and innovation. Mr. Foulkes’ roles also have given him extensive knowledge of our businesses and industries. This experience allows him to communicate effectively with the Board about our operations, product development, and overall business strategy. Based on his various roles within Brunswick and his prior experience, Mr. Foulkes brings comprehensive management and manufacturing experience to our Board and a unique understanding of the operations, financial, and marketing challenges facing companies in the marine market.

Experience: CEO of Brunswick Corporation, January 2019 to present; Chief Technology Officer and President, Brunswick Marine Consumer Solutions, 2018 to 2019; VP and Chief Technology Officer of Brunswick Corporation, 2014 to 2018; VP of Product Development and Engineering, Mercury Marine, 2010 to 2018; President of Mercury Racing, 2012 to 2018; Mercury Marine VP for Research and Development, 2007 to 2010. Previous senior roles with Ford Motor Company, Shell Exploration, and the United Kingdom Ministry of Defense; Director of Vontier Corporation.

KEY SKILLS AND ATTRIBUTES

Audit/Finance

CEO/CFO Experience

Dealers/Distribution

Global

Operations/ Manufacturing

Public Company Board

Technology/ Innovation/Digital

President and CEO, Household Products Division of Energizer Holdings, Inc. (Retired) Director Since: 2018 Age: 70 Committees: Audit and Finance Independent Director

Joseph W. McClanathan

As the former President and Chief Executive Officer of a large division of a global leader in power solutions, Mr. McClanathan brings extensive expertise in manufacturing, sales and marketing, and international business operations to our Board. Mr. McClanathan also provides unique insight into consumer solutions, and assists management and the Board with his significant experience with financial issues, human resources, executive compensation, and strategic planning.

Experience: Retired; President and Chief Executive Officer, Household Products Division of Energizer Holdings, Inc., a leading manufacturer of primary batteries, portable flashlights, and lanterns, 2004 to 2012; President—North America, Energizer Holdings, 1999 to 2004. Previously served in various leadership roles at Ralston Purina Company, prior to the Energizer spinoff, including Vice President—Chief Technology Officer of Eveready Battery Company; Vice President—General Manager of Energizer Power Systems, and Director— Trade Marketing of Eveready Battery Company. Director of Leggett and Platt, Incorporated.

KEY SKILLS AND ATTRIBUTES

Audit/Finance

Brand & Marketing

Dealers/Distribution

Global

Governance and Compliance

Operations/ Manufacturing

Public Company Board

Proposal 1 — 2023 Proxy Statement | 19

Election Of Director Nominees For Terms Expiring At The 2024 Annual Meeting

CEO of Snyder’s-Lance, Inc. (Retired) Director Since: 2013 Age: 67 Committees: Audit and Finance (Chair) Executive Independent Director

David V. Singer

As the former Chief Executive Officer of a maker and global marketer of snack foods and through his director and public company audit committee roles, Mr. Singer brings extensive management and financial experience to our Board, as well as experience in brand and marketing, supply chain, manufacturing, logistics, and distribution matters. Mr. Singer’s experience in corporate finance, governance, and acquisitions is beneficial to the Board in several areas including oversight of external auditors and internal controls.

Experience: Retired; Chief Executive Officer of Snyder’s-Lance, Inc., a leading snack food company, 2010 to 2013; President and Chief Executive Officer of Lance, Inc., 2005 to 2010; Executive Vice President and Chief Financial Officer of Coca-Cola Bottling Company Consolidated, 2001 to 2005. Director of Performance Food Group Company; previously served as Director of Flowers Foods, Inc., Hanesbrands, Inc., Lance, Inc., Snyder’s-Lance, Inc., and SPX Flow, Inc.

KEY SKILLS AND ATTRIBUTES

Audit/Finance

Brand & Marketing

CEO/CFO Experience

Dealers/Distribution

Global

Governance and Compliance

Operations/ Manufacturing

Public Company Board

Chairman & CEO

of Phelps Dodge

Corporation (Retired)

Director Since: 2007

Age: 68

Committees:

Human Resources and

Compensation

Nominating and Corporate

Governance (Chair)

Executive

Independent Director

J. Steven Whisler

As the former Chairman and Chief Executive Officer of a mining and manufacturing company with operations on several continents, Mr. Whisler has extensive experience with international business operations and regulatory compliance matters. Additionally, Mr. Whisler’s background enables him to provide strategic advice and guidance to our Company’s management and Board regarding financial, human resources, and risk oversight matters.

Experience: Retired; Chairman and Chief Executive Officer of Phelps Dodge Corporation, a mining and manufacturing company, 2000 to 2007; employed by Phelps Dodge Corporation in a number of positions since 1976, including President and Chief Operating Officer. Director of CSX Corporation; previously served as Director of Burlington Northern Santa Fe Corporation, U.S. Airways Group, Inc., and International Paper Company (Presiding Director 2009 to 2017).

KEY SKILLS AND ATTRIBUTES

Audit/Finance

CEO/CFO Experience

Dealers/Distribution

Global

Governance and Compliance

Operations/ Manufacturing

Public Company Board

Technology/ Innovation/Digital

20 | 2023 Proxy Statement — Proposal 1

Election Of Director Nominees For Terms Expiring At The 2024 Annual Meeting

Co-CEO of Tenneco, Inc. (Retired) Director Since: 2012 Age: 60 Committees: Human Resources and Compensation Nominating and Corporate Governance Independent Director

Roger J. Wood

As the former Co-CEO of one of the world’s largest designers, manufacturers, and marketers of ride performance and clean air products and systems, in addition to his previous experience, Mr. Wood brings substantial expertise regarding manufacturing, technology, and customer solutions to our Board. Mr. Wood’s experience as a CEO of multiple public manufacturing companies provides unique insight and significant knowledge to the Board in the areas of manufacturing operations, business management, global operations, and strategic planning.

Experience: Retired; Co-Chief Executive Officer, Tenneco, Inc., an automotive components original equipment manufacturer; July 2018 to January 2020; Chairman and Chief Executive Officer, Fallbrook Technologies Inc., a privately held technology developer and manufacturer, February to July 2018; President and Chief Executive Officer of Dana Incorporated, a world leader in the supply of axles, driveshafts, off-highway transmissions, sealing and thermal-management products, and genuine service parts, 2011 to 2015; Group President, Engine of BorgWarner, Inc., a worldwide automotive industry components and parts supplier, 2010 to 2011; Executive Vice President of BorgWarner Inc., 2009 to 2011; President of BorgWarner Turbo Systems Inc. and BorgWarner Emissions Systems Inc., 2005 to 2009. Director of Fallbrook Technologies Inc.; previously served as Director of Tenneco Inc. and Dana Incorporated and as Lead Director of Fallbrook Technologies Inc.

KEY SKILLS AND ATTRIBUTES

Audit/Finance

CEO/CFO Experience

Global

Operations/ Manufacturing

Public Company Board

Technology/ Innovation/Digital

Group Vice President of Global Engineering and Product Development, Power Solutions, Johnson Controls (Retired) Director Since: 2021 Age: 61 Committees: Audit and Finance Independent Director

MaryAnn Wright

Ms. Wright provides the Board with technology and innovation insights based on her extensive prior executive experiences at Johnson Controls and Ford Motor Company. In addition, her background includes skills in finance, program management, and operations, which assist the Board in strategic planning, technology, and financial matters.

Experience: Retired; Principal and Owner, TechGoddess LLC, a technology and product development consultancy for the automotive and mobility sectors, 2017 to 2019; Group Vice President of Global Engineering and Product Development, Power Solutions, Johnson Controls, 2013 to 2018; VP Technology and Innovation, Johnson Controls Power Solutions, 2009 to 2013; VP GM Advanced Power Solutions and CEO Johnson Controls-Saft, 2007 to 2009; Executive VP Engineering, Product Development, Commercial and Program Management, Collins & Aikman Corp., 2006 to 2007; Previous senior roles of increasing responsibility at Ford Motor Company, 1989 to 2005. Director of Group1 Automotive Inc., Micron Technology, and Solid Power; previously served as Director of Delphi Technologies and Maxim Integrated.

KEY SKILLS AND ATTRIBUTES

Audit/Finance

Dealers/Distribution

Diverse

Global

Governance and Compliance

Operations/ Manufacturing

Public Company Board

Technology/ Innovation/Digital

Proposal 1 — 2023 Proxy Statement | 21

Corporate Governance

BRUNSWICK 2023 Proxy Statement | 23

Corporate

Governance

ALL OF THE MEMBERS OF THE

The Board of Directors has adopted written Principles and Practices (the Principles) which are available on our website, www.brunswick. com/investors/corporate-governance/governance-documents, or in print upon any Brunswick shareholder’s request. The Principles set the framework for our governance structure. The Board believes that good corporate governance is a source of our competitive advantage. Good governance allows the skills, experience, and judgment of the Board to support our executive management team, enabling management to improve our performance and maximize shareholder value.

As set forth in the Principles, the Board’s responsibilities include overseeing and directing management in building long-term value for shareholders. The Chief Executive Officer (CEO) and the senior management team are responsible for managing day-to-day business operations and for presenting regular updates to the Board about our business. The Board offers the CEO and management constructive advice and counsel and may, in its sole discretion and at the Company’s expense, obtain advice and counsel from independent legal, financial, accounting, compensation, and other advisors.

The Board of Directors met seven times during 2022. Our Directors collectively attended 93% of the 2022 Board and committee meetings. The Principles provide that all members of the Board are requested to attend Brunswick’s Annual Meeting of Shareholders. All Directors then in office attended the 2022 Annual Meeting of Shareholders.

The independent Directors regularly meet in executive session without members of management present. Our Non-Executive Board Chair, Nancy Cooper, presides and acts as the Board’s leader. Additionally, the Board Chair serves as a liaison between management and the Board and is responsible for consulting with the CEO regarding Board and committee meeting agendas and Board governance matters.

24 | 2023 Proxy Statement — Corporate Governance

Board Qualifications

Among other things, the Board expects each Director to understand our business and the markets in which we operate, monitor economic and business trends, and use his or her perspective, background, experience, and knowledge to provide management with insights and guidance. To that end, the Board is comprised of business savvy Directors with strategic mindsets and meaningful operational skills. The Board continually monitors its members’ skills and experience and considers their expertise for succession planning and committee assignments.

As part of this evaluation process, the Board and its committees conduct annual self-evaluations and the Board Chair may also engage individual Board members regarding Board or committee performance. In the past, the Board has engaged an independent third party to interview Directors and facilitate the Board, committee, and Director review process. This third party reports on findings and provides feedback on Board performance relative to our peers.

Key Skills and Attributes

	N. Cooper	D. Everitt	R. Fils-Aimé	L. Flaherty	D. Foulkes	J. McClanathan	D. Singer	S. Whisler	R. Wood	M. Wright
Audit/Finance
Brand and Marketing
CEO/CFO Experience
Dealers/ Distribution
Global
Governance and Compliance
Operations/ Manufacturing
Other Public Company Boards
Technology/ Innovation/ Digital
Gender Identity	Female	Male	Male	Female	Male	Male	Male	Male	Male	Female
Race/Ethnicity	White	White	African American	White	White	White	White	White	White	White
LGBTQ+	No	No	No	No	No	No	No	No	No	No

Corporate Governance — 2023 Proxy Statement | 25

Board Selection and Refreshment The Nominating and Corporate Governance Committee Candidate Selection Process

Director Candidate Considerations

•   Integrity

•   Experience

•   Achievements

•   Judgment

•   Intelligence

•   Personal Character

•   Diversity—Race, Gender, Other

•   Ability to Make Independent Analytical Inquiries

•   Willingness to Devote Time to Board Duties

•   Likelihood of Board Tenure

The Board and the Nominating and Corporate Governance Committee (Governance Committee) believe that a diverse Board of Directors is important. Therefore, in addition to racial and gender diversity, additional consideration is given to achieving an overall diversity of perspectives, backgrounds, and experiences in Board membership. While the Board does not have a formal diversity policy, the Governance Committee, in consultation with the Board Chair, is responsible for identifying, screening, personally interviewing, and recommending candidates to the Board, with due consideration for diversity. The Board regularly reviews Board performance, including the composition of the Directors and the committees, and the Governance Committee makes recommendations regarding Director nominations for re-election on an annual basis. The Governance Committee may retain a third-party search firm to assist it with identifying or recruiting qualified candidates when vacancies arise.

The Principles require a non-employee Director to retire from the Board at the first annual meeting of shareholders following his or her 75th birthday, and for an employee Director to resign when he or she ceases employment with Brunswick. In the last ten years, the Board has not granted any waiver to these policies.

The Governance Committee will consider qualified director candidates who shareholders suggest by written submissions to:

Brunswick Corporation

26125 N. Riverwoods Blvd., Suite 500

Mettawa, IL 60045

Attention: Corporate Secretary’s Office

email: corporate.secretary@brunswick.com

Any recommendation a shareholder submits must include the name of the candidate, a description of the candidate’s educational and professional background, contact information for the candidate, and a brief explanation of why the shareholder believes the candidate is suitable for election. The Governance Committee will apply the same standards in considering director candidates recommended by shareholders as it applies to other candidates.

In addition to recommending director candidates to the Governance Committee, shareholders may also, pursuant to procedures established in our Amended By-Laws, directly nominate one or more director candidates to stand for election through our advance notice or proxy access procedures.

26 | 2023 Proxy Statement — Corporate Governance

In order for a shareholder nominee to be included in our Proxy Statement for an annual meeting, the nomination notice must be provided between 120 and 150 days before the anniversary date that we first mailed our Proxy Statement for the annual meeting of the previous year, and must comply with all applicable requirements in the Amended By-Laws. To nominate director candidates to stand for election at an annual meeting of shareholders without including them in our proxy materials, a shareholder must deliver written notice of the nomination to Brunswick’s Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. For a special meeting of shareholders, a shareholder wishing to make such a nomination must deliver written notice of the nomination to Brunswick’s Secretary no later than the close of business on the tenth day following the date on which notice of the meeting is first given to shareholders. In any case, a notice of nomination submitted by a shareholder must include information concerning the nominating shareholder and the shareholder’s nominee(s) as required by our Amended By-Laws.

Board Leadership

Ms. Cooper, who was elected Brunswick’s first female Board Chair in 2020, continues to serve in that role. Our CEO, Mr. Foulkes, is our only non-independent Director. Our Board believes the current leadership structure is effective, leveraging Ms. Cooper’s leadership and extensive financial experience and Mr. Foulkes’ significant experience with the Company and its operations.

Although the CEO is the Director most familiar with our business, industry, and day-to-day operations, the Board Chair and the independent Directors have invaluable experience and expertise from outside the Company, giving them different perspectives regarding our strategic goals and objectives. As a Director, Mr. Foulkes is well-positioned to bring Company-specific experience to help the Board focus on those issues of greatest importance to the Company and its shareholders.

The position of Board Chair and CEO may be combined or separated as deemed appropriate by the Board. If the Board Chair and the CEO are the same person, the independent directors will select an independent director to act as the Board’s leader when it meets in executive session or when the Board Chair is unable to lead the Board’s deliberations (the Lead Director). The Lead Director will also serve as a liaison between the Board and the CEO. If the Board Chair and the CEO are not the same person, the person serving as the Board Chair shall serve in the capacity of Board Chair for no more than four consecutive annual meetings of stockholders. A further general description of the roles and responsibilities of the Board Chair and Lead Director is set forth in our Principles.

Director Independence

As noted in the Principles, the Board believes that independent Directors should constitute a substantial majority of the Board and that no more than two members of management may serve on the Board at the same time. The Principles provide that a Director shall be considered to be independent if he or she satisfies the general Director independence standards established by the NYSE. The NYSE standards provide that a Director will not be independent unless the Board affirmatively determines that the Director has no material relationship with Brunswick (either directly or as a partner, shareholder, or officer of an organization that has a relationship with Brunswick).

Applying the NYSE standards, and considering all relevant facts and circumstances, the Board has made an affirmative determination that none of the independent Directors has a material relationship with Brunswick and that all Directors, other than Mr. Foulkes, are independent. Mr. Foulkes is not independent due to his position as CEO of Brunswick.

Shareholder Engagement

Our active investor relations efforts include regular and ongoing engagement with current and potential investors, financial analysts, and the media through conference calls, correspondence, conferences, in person or virtual investor meetings, and other events. This ensures

Corporate Governance — 2023 Proxy Statement | 27

that management and the Board understand, consider, and address the issues that matter most to our shareholders. Since 2012, Brunswick has held an Investor Day at least every two years, and regularly hosts other investor events, most recently in February 2023.

Investor events allow investors access to our top managers to discuss and explain our businesses, update the audience on our progress against our current long-term plan, and outline our future plans, strategies, and commitments.

Shareholder

Communication

The Principles provide that our shareholders or other interested parties may, at any time, communicate in writing with the Board, the Board Chair, or the independent Directors as a group, by writing to:

Brunswick Corporation

26125 N. Riverwoods Blvd., Suite 500

Mettawa, IL 60045

Attention: Corporate Secretary’s Office

email: corporate.secretary@brunswick.com

The General Counsel will review and distribute, as appropriate, copies of written communications received by any of these means, depending on the subject matter and facts and circumstances described in the communication. Communications that are not related to the duties and responsibilities of the Board, or are otherwise considered to be improper for submission to the intended recipient(s), will not be forwarded to the Board, the Board Chair, or the non-management Directors.

Board Committees

The Board of Directors has four committees: Audit and Finance, Nominating and Corporate Governance, Human Resources and Compensation, and Executive. Each committee is comprised solely of independent Directors, as that standard is determined by the Principles and the NYSE Listed Company Manual, with the exception of the Executive Committee, where Mr. Foulkes serves as a member. Each of the committees may, at its sole discretion and at Brunswick’s expense, obtain advice and assistance from outside legal, financial, accounting, or other experts and advisors.

The following table shows the current membership of these committees:

	Audit & Finance	Nominating & Corporate Governance	Human Resources & Compensation	Executive
N. Cooper
D. Everitt
R. Fils-Aimé
L. Flaherty
D. Foulkes
J. McClanathan
D. Singer
S. Whisler
R. Wood
M. Wright

indicates committee chair.

28 | 2023 Proxy Statement — Corporate Governance

Board Committees

The principal responsibilities of each of these committees are described generally below and in detail in their respective committee charters, which are available at www.brunswick.com/investors/ corporate-governance/board-committees, or in print upon request by any Brunswick shareholder.

The Executive Committee is comprised of the Board Chair, the CEO, and the Chairs of the Board committees. The Executive	Committee meets from time to time at the request of the Board Chair, but did not meet in 2022.

Audit and Finance Committee

Number of Times this Committee Met in 2022 — 10

The Audit and Finance Committee assists the Board in reviewing and overseeing the following, which are standing agenda items at each of the Committee’s regular meetings:

•   Brunswick’s accounting, auditing, and reporting practices;

•   Its independent registered public accounting firm;

•   Its system of internal controls and the internal audit function;

•   The quality and integrity of its financial information and disclosures;

•   Its information technology and information security/cybersecurity programs and annual training;

•   Brunswick’s capital allocation and financial structure, including debt, financial policies, capital expenditures, and capital expenditure budgets; and

•   Proposals for corporate financing, short and long- term borrowings, dividend declaration and distribution, material investments and divestitures, share repurchases, insurance coverage, hedging practices, and associated derivatives.

The Committee also reviews certain regulatory and compliance matters, policies regarding risk assessment and risk management, and corporate tax strategy. The Audit and Finance Committee receives and investigates any reports made to it concerning possible material violations of law or breaches of fiduciary duty by the Company or any of its officers, directors, employees, or agents. The Committee maintains free and open communication, and meets separately at each regularly scheduled Board meeting with our independent registered public accounting firm, internal auditors, and management.

The Board has determined that all members of the committee are “audit committee financial experts” under SEC rules.

Members

David V. Singer (C)

Reginald Fils-Aimé

Joseph W. McClanathan

MaryAnn Wright

Corporate Governance — 2023 Proxy Statement | 29

Members

J. Steven Whisler (C)

Nancy E. Cooper

David C. Everitt

Lauren P. Flaherty

Roger J. Wood

Nominating and Corporate Governance Committee

Number of Times this Committee Met in 2022 — 6

The Nominating and Corporate Governance Committee (the Governance Committee) assists the Board in reviewing and overseeing:

•   Policies and programs designed to ensure Brunswick’s adherence to high corporate governance and ethical standards and compliance with applicable legal and regulatory requirements;

•   The sustainability program and environmental, social, and governance (ESG) strategy and programming at each regular meeting;

•   Potential director nominees, including identifying, screening, interviewing, and recommending candidates to the Board;

•   Matters related to Board composition, performance, standards, size, and membership, including racial and gender diversity and diversity of perspectives, backgrounds, and experience; and

•   Director compensation design recommendations to the Board of Directors for review and action.

Our Human Resources Department and outside compensation consultants provide the Governance Committee with director compensation data as publicly reported, including data relating to peer group and other similarly-sized companies, as well as data from published surveys.

Members

David C. Everitt (C)

Nancy E. Cooper

Lauren P. Flaherty

J. Steven Whisler

Roger J. Wood

Human Resources and Compensation Committee

Number of Times this Committee Met in 2022 — 6

The Human Resources and Compensation Committee (the Compensation Committee) assists the Board in reviewing and overseeing:

•   Goals and objectives for Brunswick’s senior executives annually, and, together with the CEO, the performance of senior executives; management development and succession planning; and makes officer appointment recommendations to the Board;

•   CEO compensation (including salary, annual incentive, equity-based compensation, and other cash compensation) annually, and makes compensation recommendations to the Board;

•   Salary, annual incentive, equity-based compensation, and other incentive compensation for senior executives, and authorizes the CEO to approve awards to employees other than senior executives based on criteria established by the Compensation Committee;

•   A compensation philosophy that is consistent with the Company’s long-term strategic goals and does not encourage unnecessary risk-taking; and

•   The Company’s diversity, equity and inclusion (DEI) programs and strategy.

The Compensation Committee continues to engage Frederic W. Cook & Co., Inc. (FW Cook) to provide advice on various aspects of Brunswick’s executive compensation programs. The Committee meets with FW Cook in executive session on a regular basis and FW Cook reports directly to the Compensation Committee. The Compensation Committee has assessed the independence of FW Cook pursuant to applicable SEC rules and NYSE listing standards and has concluded that FW Cook’s work for the Compensation Committee does not raise any conflict of interest.

30 | 2023 Proxy Statement — Corporate Governance

Proposals 2a–c

Approval of Amendments to Our Restated Certificate of Incorporation

BRUNSWICK 2023 Proxy Statement | 31

Proposal 2a

Approval of Amendments to Our Restated Certificate of Incorporation to Include Officer Exculpation

Voting Recommendation:	What am I voting on? Shareholders are being asked to approve amendments to include exculpation for certain Company officers (the Exculpation Amendment).
Your Board of Directors recommends a vote FOR approval of the Exculpation Amendment.

At the Annual Meeting, our shareholders will be asked to approve this Proposal 2a, the Exculpation Amendment to the Restated Certificate of Incorporation of Brunswick Corporation (the Charter), to include exculpation for certain officers of the Company (as defined by Delaware Corporation Law) from certain claims of breach of the fiduciary duty of care, similar to but more limited than the protections currently available to Directors of the Company.

After careful consideration, our Board has determined that it is advisable and in the best interests of the Company to include exculpation for certain Company officers for certain claims. This general description of the proposed Exculpation Amendment is qualified in its entirety by reference to the text of the proposed amendments to Article THIRTEENTH of the Charter included in the proposed Amended and Restated Charter attached as Appendix A.

Background

Brunswick is incorporated in the State of Delaware and therefore subject to the Delaware

General Corporation Law (DGCL). The DGCL permits Delaware corporations to limit or eliminate Directors’ personal liability for monetary damages resulting from a breach of the fiduciary duty of care, subject to certain limitations such as prohibiting exculpation for intentional misconduct or knowing violations of the law. These provisions are referred to as “exculpatory provisions” or “exculpatory protections.” Similar exculpatory provisions for Directors are currently included in the Charter.

Recently, the Delaware legislature amended the DGCL (Section 102(b)(7)) to permit Delaware corporations to provide similar exculpatory protections for officers. This decision was due in part to the recognition that both officers and directors owe fiduciary duties to corporations, and yet only directors were protected by the exculpatory provisions. In addition, Delaware courts experienced an increase in litigation in which plaintiffs attempted to exploit the absence of protection for officers to prolong litigation and extract settlements from defendant corporations.

32 | 2023 Proxy Statement — Proposal 2a

Conditions and Limitations to Exculpation under DGCL Section 102(b)(7)

As adopted, amended Section 102(b)(7) of the DGCL protects officers from personal monetary liability under limited circumstances:

•   Exculpation is only available for breaches of the fiduciary duty of care.

•   Exculpation is not available for breaches of the fiduciary duty of loyalty (which requires officers to act in good faith for the benefit of the corporation and its stockholders and not for personal gain).

•   Exculpation is not available for intentional misconduct or knowing violations of the law. The protections of Section 102(b)(7) are limited to monetary damages only, so that claims against officers for equitable relief are available.

•   Exculpation is not available in connection with derivative claims on behalf of the corporation by a stockholder.

Reasons for the Exculpation Amendment

The Board believes that eliminating personal monetary liability for officers under certain circumstances is reasonable and appropriate. Claims against corporations for breaches of fiduciary duties are expected to continue increasing. Delaware corporations that fail to adopt officer exculpation provisions may experience a disproportionate amount of nuisance litigation and disproportionately increased costs in the form of increased director and officer liability insurance premiums, as well as diversion of management attention from the business of the corporation.

Further, the Board anticipates that similar exculpation provisions are likely to be adopted by our peers and others with whom we compete for executive talent. As a result, officer exculpation provisions may become necessary for Delaware corporations to attract and retain experienced and qualified corporate officers.

A Delaware corporation seeking to extend the benefits of the newly amended Section 102(b) (7) to its corporate officers must amend its certificate of incorporation, as the protections do not apply automatically and must be embedded in the corporation’s certificate of incorporation to be effective. Accordingly, the Board has determined it advisable and in the best interests of the Company and its stockholders to seek shareholder approval for the Exculpation Amendment.

Effect of the Exculpation Amendment if Approved

The Exculpation Amendment would provide for the elimination of personal monetary liability for certain officers only in connection with direct claims brought by stockholders, subject to the limitations described under the heading “Conditions and Limitations to Exculpation under DGCL Section 102(b)(7)” above. As is the case with Directors under the Charter, the Exculpation Amendment would not limit the liability of officers for any breach of the duty of loyalty to the Company or our shareholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit.

The affirmative vote of the holders of a majority of all of the outstanding shares of our Common Stock entitled to vote will be required for the approval of the Exculpation Amendment. If the Exculpation Amendment is approved, it will become effective upon the filing of the Amended and Restated Charter with the Secretary of State of the State of Delaware, which is expected to occur shortly following the Annual Meeting. If our shareholders do not approve this Proposal 2a, the changes described in this section will not be made. The approval of this Proposal 2a is not conditioned upon approval of any of the other Charter Amendment Proposals in these proxy materials.

Proposal 2a — 2023 Proxy Statement | 33

Proposal 2b

Approval of Amendments to Our Restated Certificate of Incorporation (the Charter) to Clarify, Streamline, and Modernize the Charter

Voting Recommendation:	What am I voting on? Shareholders are being asked to approve modernization amendments to our Charter (Modernization Amendments).

Your Board of Directors recommends a vote FOR approval of the Modernization Amendments.

At the Annual Meeting, our shareholders will be asked to approve the Modernization Amendments to integrate any and all amendments approved at the Annual Meeting and all prior amendments into a single document, and to make various miscellaneous changes to clarify, streamline, and modernize the Charter, as described below.

The Board has determined that it is advisable and in the best interests of Brunswick and our shareholders to modernize the Charter. The Board believes the changes described in this Proposal 2b would streamline and clarify the Charter to make it easier for shareholders and others to read and understand, modernize the document, and align it more closely with relevant Delaware law.

The Proposed Modernization Amendments

Below is a summary of the Modernization Amendments proposed in this Proposal 2b (in addition to the consolidation of all approved Charter Amendments). The full text of the Modernization Amendments is included in the proposed Amended and Restated Charter attached to this Proxy Statement as Appendix A.

However, the amendments shown in Appendix A to Article THIRTEENTH and Article ELEVENTH of the Charter are not part of this Proposal 2b and are being voted on separately.

This general description of the proposed Modernization Amendments is qualified in its entirety by reference to the proposed amendments attached at Appendix A.

•   Article THIRD: Streamlining (and not broadening in any substantive manner) the Company’s corporate purpose.

•   Article FIFTH: Modernizing by removing the identity and residence of the original subscribers to the Capital Stock.

•   Additional other immaterial changes to clarify, streamline, and modernize.

Reasons for the Modernization Amendments

The Board carefully considered the advantages and disadvantages of amending the Charter and has determined that it is advisable and in the best interests of the Company and our shareholders to streamline, clarify, and modernize the Charter.

34 | 2023 Proxy Statement — Proposal 2b

Effect of the Modernization Amendments if Approved

The affirmative vote of the holders of a majority of all of the outstanding shares of our Common Stock entitled to vote will be required for the approval of the Modernization Amendments. If the Modernization Amendments are approved, the amendments will become effective upon the filing of the amendments with the Secretary of State of the State of Delaware, which is expected to occur shortly following the Annual Meeting. If our shareholders do not approve this Proposal 2b, the changes described in this section will not be made. The approval of this Proposal 2b is not conditioned upon approval of any of the other proposals, including the Charter Amendment proposals, in these proxy materials.

Proposal 2b — 2023 Proxy Statement | 35

Proposal 2c

Approval of Amendments to Our Charter to Eliminate Outdated Language

Voting Recommendation:	What am I voting on? Shareholders are being asked to approve the elimination of outdated language from our Charter (the Outdated Language Amendment).

Your Board of Directors recommends a vote FOR approval of the Outdated Language Amendment.

The Proposed Outdated Language Amendment

At the 2018 Annual Meeting, our shareholders approved a proposal to amend the Restated Certificate of Incorporation to declassify the Board of Directors. Declassification of the Board was effected over time. The transition to a fully declassified Board is now complete, but the Charter references Annual Meeting dates from 2018 through 2021 which were relevant to the transition at the time but are now outdated.

The Outdated Language Amendment in this Proposal 2c would amend Article ELEVENTH to remove references to Annual Meetings held between 2018 and 2021. This general description of the proposed amendment is qualified in its entirety by reference to the amendments to Article ELEVENTH of the Charter included in the proposed Amended and Restated Charter attached to this Proxy Statement as Appendix A.

Reasons for the Outdated Language Amendment

The Board has determined that it is advisable and in the best interests of Brunswick and our shareholders to approve the Outdated Language

Amendment to remove outdated, currently inapplicable language in the Charter.

Effect of the Outdated Language Amendment if Approved

The affirmative vote of the holders of 80% of the outstanding shares entitled to vote in elections of Directors (the “80% Supermajority”) will be required for the approval of the Outdated Language Amendment. Of the Charter Amendment proposals, the 80% Supermajority standard applies only to the Outdated Language Amendment. If the Outdated Language Amendment is approved by the 80% Supermajority, it will become effective upon the filing of the Amended and Restated Charter with the Secretary of State of the State of Delaware, which is expected to occur shortly following the Annual Meeting. If an 80% supermajority of our shareholders do not approve this Proposal 2c, the changes described in this section will not be made. The approval of this Proposal 2c is not conditioned upon approval of any of the other Charter Amendment Proposals in these proxy materials.

36 | 2023 Proxy Statement — Proposal 2c

Governance Policies & Practices

BRUNSWICK
2023 Proxy Statement | 37

Governance Policies & Practices

Brunswick Ethics Program

Brunswick has adopted the Integrity Playbook, our code of conduct (the Code), which applies to all employees, officers, directors, vendors, suppliers, and agents, and includes standards and procedures for reporting and addressing potential conflicts of interest as well as a general code of conduct that provides guidelines regarding how to conduct business in an ethical manner. The Board has adopted an additional Code of Ethics for Senior Financial Officers and Managers (the Financial Officer Code of Ethics). The Financial Officer Code of Ethics applies to Brunswick’s Chief Executive Officer, Chief Financial Officer, Vice President— Treasurer, Vice President—Investor Relations, Vice President—Tax, Vice President—Internal Audit, Vice President and Controller, and other designated Brunswick employees, and sets forth standards to which these officers and employees are to adhere in areas such as conflicts of interest, disclosure of information, and compliance with laws, rules, and regulations. The Financial Officer Code of Ethics supplements the Code. The Governance Committee, Audit and Finance Committee, and our Ethics Office oversee and administer these policies. The Code and the Financial Officer Code of Ethics are available at www.brunswick.com/corporate-responsibility/ brunswick-policies-practices-standards and any Brunswick shareholder may obtain them in print upon request. If Brunswick grants a waiver of the policies set forth in the Code or the Financial Officer Code of Ethics, or materially amends either, we will, to the extent required by applicable law, regulation, or NYSE listing standard, disclose that waiver or amendment by making an appropriate statement on our website at www.brunswick.com.

Transactions with Related Persons

Pursuant to its charter, the Governance Committee is tasked with the recommendation and review of corporate governance principles, policies, and programs designed to ensure our compliance with high ethical standards and with applicable legal and regulatory requirements, including those relating to conflicts of interest and other business practices that reflect upon our role as a responsible corporate citizen. The Governance Committee oversees the implementation of the Code, which includes our conflicts of interest principles. The Governance Committee reports on these compliance matters to the Board of Directors, which is ultimately responsible for overseeing the Company’s ethical and legal compliance, including transactions with “related persons.”

Our policy regarding related person transactions (the Related Person Transactions Policy) defines “related persons” to include all Directors and Executive Officers of the Company, all beneficial owners of more than 5% of any class of voting securities of the Company, and the immediate family members of any such persons. On a regular basis, we request Directors and Executive Officers to complete a questionnaire including questions designed to identify related persons and any potential related person transactions. Our General Counsel and Controller, or their delegates, review and update a listing of those individuals identified as related persons and provide a copy of this listing to our external auditors on at least an annual basis and more often as warranted. According to the Related Person Transactions Policy, a related person transaction includes certain transactions in

38 | 2023 Proxy Statement — Governance Policies & Practices

which the Company is a participant and in which a related person has or will have a direct or indirect material interest, including any financial transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships. Certain transactions are excluded from the Related Person Transactions Policy.

If a related person transaction required to be disclosed pursuant to SEC rules is identified, the Related Person Transactions Policy requires that the General Counsel and Controller review the transaction and advise the Chair of the Governance Committee as well as the Chair of the Audit and Finance Committee, if appropriate. The Governance Committee may approve or ratify such transaction or, if it determines that the transaction should be considered by the Board of Directors, submit it for consideration by all disinterested members of the Board (the Reviewing Directors). In determining whether to approve or ratify a related person transaction, the Governance Committee and/or the Reviewing Directors will consider relevant factors, including:

•   The size of the transaction and the amount payable to a related person;

•   The nature of the interest of the related person in the transaction;

•  Whether the transaction may involve a conflict of interest; and

•   Whether the transaction involves the provision of goods or services to the Company that are also available from unaffiliated third parties and, if so, whether the terms of the transaction are at least as favorable to the Company as would be available in comparable transactions with unaffiliated third parties.

Since January 1, 2022, no transaction has been identified as a related person transaction and, therefore, no transaction was referred to the Board or any Board committee for review in that time period.

Risk Management

Our Board, with the assistance of its committees, has responsibility for overseeing the Company’s overall approach to risk management and is actively engaged in addressing our most significant risks. The Board oversees Brunswick’s long-standing enterprise risk management (ERM) process, which regularly identifies, assesses, and mitigates enterprise and emerging risks.

Governance Policies & Practices — 2023 Proxy Statement | 39

Compensation Risk Assessment

Each year, senior management oversees a risk assessment of the Company’s executive compensation program. In 2022, management concluded, and the Compensation Committee agreed, that our compensation plans, program design, policies, and practices created appropriate incentives to increase long-term shareholder value without creating risks that are reasonably likely to have a material adverse effect on the Company. Our executive compensation program includes several features that mitigate unnecessary risk taking, including an appropriate balance of short-term and long-term performance metrics, plans capped at maximum payout levels, and negative discretion provisions that can reduce or eliminate payouts, as well as robust stock ownership requirements for executives, an established clawback policy, and a prohibition on hedging or pledging Company shares.

40 | 2023 Proxy Statement — Governance Policies & Practices

Director Compensation

LOWRANCE
LOWRANCE

BRUNSWICK 2023 Proxy Statement | 41

Director Compensation

2022 Director Compensation Table

The table below summarizes the compensation that non-employee Directors earned for the fiscal year ended December 31, 2022.

Director[1]	Fees Earned or Paid in Cash[2]	Stock Awards[3]	All Other Compensation[4]	Total
Nancy E. Cooper	$105,000	$310,333	$35,000	$450,333
David C. Everitt	$105,000	$163,667	–	$268,667
Reginald Fils-Aimé	$105,000	$149,167	$35,000	$289,167
Lauren P. Flaherty	$105,000	$153,667	$35,000	$293,667
Joseph W. McClanathan	$105,000	$170,167	$35,000	$310,167
David V. Singer	$105,000	$182,667	$35,000	$332,667
Jane L. Warner[5]	$36,141	$56,386	$35,000	$127,527
J. Steven Whisler	$105,000	$181,667	$35,000	$321,667
Roger J. Wood	$105,000	$174,667	$35,000	$314,667
MaryAnn Wright	$105,000	$149,167	$4,702	$258,869

[1]	David M. Foulkes is not included in this table as he was an employee of the Company in 2022 and received no additional compensation for his service as a Director. The compensation Mr. Foulkes received as a Company employee in 2022 is shown in the 2022 Summary Compensation Table on page 61.
[2]	Amounts in this column reflect the 2022 annual cash fees earned by each non-employee Director. Mr. McClanathan, Mr. Singer, Ms. Warner, Mr. Whisler, and Mr. Wood elected to receive all or a portion of the 2022 annual cash fees in the form of deferred Common Stock, with a 20% premium.
[3]	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended December 31, 2022 in accordance with FASB ASC Topic 718. Amounts in this column represent the portion of fees required to be paid to Directors in the form of Common Stock, as well as the 20% premium that is received by those Directors who elected to receive the cash portion of their fees in the form of deferred Common Stock. For assumptions used in the valuation of such awards, see Note 17 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
[4]	The amounts shown in this column include our cost of products provided pursuant to the Brunswick Product Program during our fiscal year ended December 31, 2022.
[5]	Ms. Warner retired from the Board at the 2022 Annual Meeting.

42 | 2023 Proxy Statement — Director Compensation

Director Compensation

The grant date fair values of awards in this column is as follows:

	Grant Date Fair Values of Shares of Common Stock	Grant Date Fair Values of Shares Attributable to 20% Premium Applied to Deferral of Fees
Nancy E. Cooper	$310,333	—
David C. Everitt	$163,667	—
Reginald Fils-Aimé	$149,167	—
Lauren P. Flaherty	$153,667	—
Joseph W. McClanathan	$149,167	$21,000
David V. Singer	$161,667	$21,000
Jane L. Warner	$49,158	$7,228
J. Steven Whisler	$160,667	$21,000
Roger J. Wood	$153,667	$21,000
MaryAnn Wright	$149,167	—

The following table sets forth the number of shares subject to RSU awards that were granted to non-employee Directors in prior years and which were still outstanding as of December 31, 2022.

Aggregate Number of Shares Subject to Stock Awards Outstanding as of December 31, 2022
Nancy E. Cooper	—
David C. Everitt	—
Reginald Fils-Aimé	—
Lauren P. Flaherty	—
Joseph W. McClanathan	—
David V. Singer	—
Jane L. Warner	—
J. Steven Whisler	1,770
Roger J. Wood	—
MaryAnn Wright	—

Director Compensation — 2023 Proxy Statement | 43

Narrative To Director Compensation Table

Annual Fees And Deferred Stock Awards

Effective May 1, 2022, non-employee Director compensation was increased to an annual retainer of $245,000, with $105,000 payable in cash and $140,000 payable in Common Stock (increased from the previous $130,000 annual stock payment). The Board Chair receives an additional annual retainer of $160,000 paid in Brunswick stock (increased from the previous $150,000 annual stock payment).

Chairs of committees and members of certain committees receive additional annual retainers paid in Brunswick stock, as follows:

•   Audit and Finance Committee Chair: $25,000

•   Compensation Committee Chair: $20,000

•   Governance Committee Chair: $14,000

•   Audit and Finance Committee members: $12,500

•   Compensation Committee members: $10,000

•   Governance Committee members: $7,000

For the portion of each Director’s total annual fee paid in Common Stock, the number of shares is determined by the closing price of Common Stock on the date of the award and is reported in the “Stock Awards” column of the Director Compensation Table.

The receipt of these shares may be deferred until a Director retires from the Board. Each Director may elect to have the cash portion of the annual fee paid as follows:

•   In cash or

•   In Common Stock, deferred until the Director leaves the Board, with a 20% premium.

•   For Directors who elect to receive the cash portion in deferred Common Stock, the number of shares to be received upon departure from the Board is determined by multiplying the cash amount by 1.2, then dividing that amount by the closing price of Common Stock on the date of the award.

Share Ownership Requirements

As set forth in the Principles, within five years of appointment or initial election, a Director is required to own Common Stock and deferred stock units of the Company equal to five times the amount of the Director’s annual cash retainer. Once having met this threshold, if a Director falls below the threshold as a result of a decline in our stock price, the Director will have a two-year period within which to once again achieve the threshold. We calculate compliance with these guidelines annually, using the average Brunswick stock price for the prior calendar year. As of December 31, 2022, all Directors were in compliance with the share ownership requirements.

Brunswick Product Program

Directors are encouraged to use Brunswick products to enhance their understanding and appreciation of Brunswick’s business. Directors receive an annual allowance of up to $35,000, which may be applied to purchase Brunswick products and/or fund expenses incurred relating to the ownership of such products. Brunswick reports actual and imputed income associated with the program and does not reimburse Directors for the associated tax liability.

Directors may purchase additional Brunswick products at their own expense, at discounted rates.

44 | 2023 Proxy Statement — Director Compensation

Stock Held By Directors, Executive Officers, and Principal Shareholders

Each Director, each Executive Officer listed in the 2022 Summary Compensation Table, and all Directors and Executive Officers as a group owned the number of shares of Common Stock set forth in the following table as of March 6, 2023, with sole voting and investment power except as otherwise noted:

Director/ Executive Officer	Number of Shares Beneficially Owned	Percent of Class
Nancy E. Cooper	19,891	*
David C. Everitt	27,609	*
Reginald Fils-Aimé	3,516	*
Lauren P. Flaherty	9,050	*
Joseph W. McClanathan	17,985	*
David V. Singer	41,025	*
J. Steven Whisler	79,574	*
Roger J. Wood	52,025	*
MaryAnn Wright	2,954	*
David M. Foulkes[1,2]	136,060	*
Ryan M. Gwillim[1,2]	9,136	*
Christopher D. Drees[2,3]	29,833	*
Christopher F. Dekker[1,2]	30,738	*
Brenna D. Preisser[2]	40,088	*
All Directors & Executive Officers as a Group[1,2]	527,026	*

*	Indicates less than 1% ownership of outstanding shares.
[1]	Includes an estimate of the number of shares held by the Savings Plan Trustee as of March 6, 2023 (Plan uses stock fund unit accounting and the number of shares that a participant is deemed to hold varies with the price of Brunswick stock): Mr. Foulkes, 3,794 shares, Mr. Gwillim, 4,835 shares, Mr. Dekker, 2,611 shares, and all executive officers as a group 15,116 shares. Excludes the following shares of Brunswick Common Stock issuable to officers, receipt of which has been deferred: Mr. Foulkes, 6,637. Mr. Foulkes will be entitled to receive these deferred shares in predetermined installments which will commence at varying times, in accordance with plan terms, none within 60 days of the Record Date.
[2]	Excludes non-vested Restricted Stock Units (RSUs) and Performance Shares awarded to Executive Officers, and excludes RSUs owned under the “Rule of 70 or Age 62” terms of awards but not distributable for three years from the grant date.
[3]	Mr. Drees resigned his position as a Section 16 Officer effective February 7, 2023, and left the Company on March 3, 2023.
The shareholders known to us to beneficially own more than 5% of our outstanding Common Stock as of March 6, 2023 are:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	7,266,903[1]	10.02%
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	6,317,504[2]	8.7%
Cantillon Capital Management LLC 499 Park Avenue, 9th Floor, New York, NY 10022	4,212,957[3]	5.81%

[1]	This information is based solely on a Schedule 13G/A filed by The Vanguard Group, Inc. (Vanguard) with the SEC on February 10, 2023. Vanguard has sole voting power over 0 shares, shared voting power over 32,048 shares, sole dispositive power over 7,161,697 shares, and shared dispositive power over 105,206 shares as of January 31, 2023.
[2]	This information is based solely on a Schedule 13G/A filed by BlackRock, Inc. (BlackRock) with the SEC on January 25, 2023. BlackRock has sole voting power over 6,161,499 shares and sole dispositive power over 6,317,504 shares as of December 31, 2022.
[3]	This information is based solely on a Schedule 13G/A filed by Cantillon Capital Management LLC, Cantillon Management L.P., Cantillon Inc. (collectively, “Cantillon Entities”) and William von Mueffling with the SEC on February 10, 2023. The Cantillon Entities and Mr. von Mueffling have shared voting power over 4,212,957 shares and shared dispositive power over 4,212,957 shares, and Mr. von Mueffling has sole voting power and dispositive power of 475,000 shares as of December 31, 2022.

Director Compensation — 2023 Proxy Statement | 45

Executive Compensation

BRUNSWICK
2023 Proxy Statement | 47

Executive Compensation

Compensation Discussion And Analysis

This Compensation Discussion and Analysis describes our overall executive compensation policies and practices and specifically analyzes the total compensation for the Named Executive Officers (NEOs). The NEOs are:

[1]  Mr. Drees resigned his position as a Section 16 Officer effective February 7, 2023, and left the Company on March 3, 2023. See the Current Report on Form 8-K filed with the SEC on February 7, 2023 for additional information.

BRUNSWICK

David M. Foulkes

Chief Executive Officer

BRUNSWICK

Ryan M. Gwillim

Executive Vice President and Chief Financial Officer

MERCURY

Christopher D. Drees

Former Executive Vice President and President, Mercury Marine[1]

BRUNSWICK

Christopher F. Dekker

BRUNSWICK

Brenna D. Preisser

Executive Vice President, Strategy and President, Business Acceleration

48 | 2023 Proxy Statement — Executive Compensation

Business Highlights1

Brunswick had an outstanding year in 2022, delivering record sales, operating margins, and operating earnings in a challenging macro-economic environment.

Net sales increased 16.5% during 2022 compared with 2021. Sales in each segment benefited from steady demand, new product performance, and pricing implemented throughout the year.

• Our Propulsion segment delivered another outstanding year, growing revenue by 12.7% due to favorable product mix, pricing, and higher sales volume.

• The Parts and Accessories segment also grew net sales by 15.7% in 2022 due to the acquisitions of Navico and RELiON Battery, as well as SemahTronix, and favorable pricing and product mix.

• The Boat segment delivered a 24.4% increase in revenue due to increased sales volumes to dealers and favorable product mix and pricing. Since its acquisition, Freedom Boat Club has doubled in size, with over 370 locations and a fleet of more than 5,000 boats, with an increasing percentage of Brunswick boats and engines.

In 2022, we recorded GAAP Earnings Per Share (EPS) of $9.06 and adjusted EPS of $10.03 (up nearly 20% over 2021 on a GAAP basis).

All of our divisions contributed to our strong full-year earnings, highlighting the strength of our businesses, leaders, and portfolio.

We successfully executed our capital strategy in 2022, returning $559 million to investors through dividends and share repurchases.

We completed 3 acquisitions in the Freedom Boat Club business.

Our investment grade credit remains strong, with our year-end cash balances, cash flow generation capabilities, and total liquidity affording continued flexibility

[1]	Please see Appendix C for a reconciliation of non-GAAP financial measures.

2022 Say-On-Pay Executive Compensation Vote

At the 2022 Annual Meeting, shareholders overwhelmingly approved our “say-on-pay” proposal (shareholders cast 92.8% of votes for the proposal). We were pleased with this significant vote of confidence in our pay practices and did not make any direct changes to our compensation programs as a result of the vote. Nevertheless, we evaluated and refined our compensation programs in 2022 to further reinforce our pay-for-performance philosophy and align management compensation with shareholder interests.	92.8% of the votes cast on the proposal were voted in support of the compensation of our NEOs

Executive Compensation — 2023 Proxy Statement | 49

2022 Key Compensation Decisions

Annual Incentive Plan

All NEOs participated in the 2022 annual incentive plan called the Brunswick Performance Plan (BPP). For Corporate NEOs (Messrs. Foulkes, Gwillim, and Dekker and Ms. Preisser), a majority of the award was tied to overall Brunswick Adjusted Earnings Per Share (EPS) with a link to Brunswick Free Cash Flow (FCF). For the Division NEO (Mr. Drees), a significant portion of the award was tied to overall Brunswick EPS and Brunswick FCF and included a divisional EBIT component to reward division performance. On an enterprise basis, actual performance in 2022 was below the performance targets set for the 2022 BPP, and we paid NEOs average awards under the plan at approximately 79.6% of target opportunity. For additional information on the annual incentive plan, see “Achievement of Targeted Results” on page 53.

Long-Term Incentives

We grant performance-based equity in the form of Performance Shares to certain key senior executives, including each of the NEOs. Performance underlying the awards is measured based on Cash Flow Return on Investment (CFROI), Operating Margin and Brunswick’s total shareholder return performance relative to the total shareholder return (TSR) of an established peer group, as measured over a three-year performance period. We believe Performance Shares strengthen our pay-for-performance philosophy and align management’s long-term goals with our key strategic initiatives. Actual performance for the 2020 Performance Shares award exceeded the three-year targets, and awards paid under the plan were at 182.7% of target opportunity. For additional information, see page 56. In addition, the Company continues to provide Restricted Stock Units (RSUs) as part of equity compensation delivered to reinforce key retention initiatives and to align shareholder and NEO interests.

The granted 2022 Performance Share awards include the same plan design as the Performance Share awards granted in 2021, except the TSR comparison peer group has been revised to the S&P 400 Consumer Discretionary Index, instead of using certain companies in the GICS “Leisure Products” sub-industry. We believe this is a more suitable comparison group for Brunswick as it is a broad, externally set index with companies in similar consumer industries. Please see page 56 for additional information.

At the 2023 Annual Meeting, the Company will ask shareholders to approve a new stock incentive plan. For additional information, see Proposal No. 5.

Overall Philosophy of Our Executive Compensation Programs

The overall philosophy of our compensation programs for the NEOs and other senior executives is to encourage and reward the creation of sustainable, long-term shareholder value. Specifically, we identified the following objectives to help realize this goal:

Alignment with Shareholders’ Interests Reward performance in a given year and achievements over a sustained period that are aligned with the interests of our shareholders.

Remain Competitive Attract, retain, and motivate the talent required to ensure our continued success.

Motivate Achievement of Financial and Strategic Goals Ensure that compensation structure reinforces achievement of business objectives and execution of our overall strategy.

Reward Superior Performance Reinforce our pay-for-performance culture.

50 | 2023 Proxy Statement — Executive Compensation

Compensation Design Principles

In support of our objectives, the framework of our executive compensation programs incorporates the following design principles.

Focus On The Creation Of Long-Term Shareholder Value

Our senior executives are responsible for achieving long-term strategic goals. Accordingly, compensation is weighted more heavily toward rewarding long-term value creation for shareholders as an individual rises within the organization.

Our emphasis on long-term shareholder value creation is best illustrated in the following chart, which shows the portion of total targeted compensation that is attributable to long-term incentive compensation and the portion attributable to other key elements of our compensation programs. As shown in the chart, long-term incentive compensation accounts for the largest percentage of overall compensation when compared to base salary and annual incentives (bonus). In addition, as a result of the compensation structure, a majority of senior executive compensation is deemed performance-based, or “at risk,” with such amounts constituting approximately 88% of Mr. Foulkes’ total compensation and approximately 72% of total compensation for our other NEOs in 2022.

Below is a chart comparing the targeted compensation mix of the CEO and other NEOs:

WHAT WE DO

•     Base a substantial percentage of executive pay on performance through annual and long-term incentives

•     Require executives to achieve performance-based goals tied to relative shareholder return

•     Target median compensation levels and benchmark market data of our peer group when making executive compensation decisions

•     Apply strict share ownership requirements to officers and Directors

•     Require vested shares from our equity compensation programs to be held until share ownership requirements are met

•     Disclose metrics, weightings, and overall outcomes of annual and long-term incentives for executives

•     Evaluate and manage risk in our compensation programs

•     Use an independent compensation consultant

•    Have an established clawback policy

•     Maintain double-trigger equity award vesting acceleration upon involuntary termination following a Change in Control (CIC)

•     Engage in a rigorous and thoughtful executive succession planning process with the Board

WHAT WE DON’T DO

•     No excise tax gross-ups

•     No modified single-trigger or single-trigger CIC severance agreements (we only use double-trigger CIC severance provisions)

•     Expressly forbid option repricing not in accordance with plans already approved by shareholders

•     Expressly forbid exchanges of underwater options for cash in all of our active equity plans

•     No hedging of shares by our Directors or employees

•     No pledging of shares by our Directors or employees

•     No dividends or dividend equivalents on unearned Performance Shares

Executive Compensation — 2023 Proxy Statement | 51

Provide Incentives For Achievement Of Our Goals

We charge our senior executives with the responsibility to achieve our strategic, financial, and operational goals which we believe are key drivers to long-term shareholder value creation. As a result, we link executive compensation to business performance by establishing business metrics against which we measure performance, and which the Board has determined are important to our key stakeholders.

We establish variable compensation targets (individual BPP targets and long-term incentive targets) for NEOs and other employees with reference to market median for each separate compensation component and evaluate overall competitiveness of Target Direct Compensation (TDC) (base salary plus annual bonus opportunity plus long-term incentives) for each individual as compared to the market TDC.

We base annual incentive metrics on overall enterprise metrics for corporate participants and a combination of division and overall enterprise results for division participants. Long-term incentives are based on our consolidated results and relative TSR.

Competitive Compensation

We recognize that, in order to attract and retain the level of talent essential to achieving our established objectives, we must maintain a competitive executive compensation program. Each year, the Compensation Committee’s independent compensation consultant, FW Cook, provides a detailed peer analysis regarding proposed CEO compensation levels and other plan design elements. We are the largest domestic publicly traded company in the recreational marine industry, with total revenues significantly higher than other publicly traded U.S. recreational boat manufacturers, and as a result, there are no direct competitors in the compensation peer group. Criteria used to identify the peer group include:

Size — Companies with revenues that generally range from one-half to three times our total annual revenue or market capitalization

Business Focus — Publicly traded companies in similar industries

Consistency — The peer group should be relatively stable. Companies historically have been eliminated if they were acquired or if their revenue or market cap falls outside the referenced range

FW Cook led an analysis to assess the appropriateness of the peer group during 2021, which resulted in changes to the peer group composition to better align with the Company’s Next Wave strategy and marine focus. The result of these peer company changes took effect for 2022 compensation planning purposes. The peer group was assessed during 2022 which resulted in no changes to the peer group for 2023. The next formal review of the peer group is scheduled for 2024.

2022 Peer Group (NYSE Stock Ticker)

AGCO (AGCO)	OshKosh (OSK)

BorgWarner (BWA)	Polaris Inc. (PII)

Crane (CR)	Regal Rexnord (RRX)

Dana Incorporated (DAN)	Snap-on (SNA)

Dover (DOV)	Tenneco (TEN)

Flowserve (FLS)	Thor (THO)

Harley-Davidson (HOG)	Timken Company (TKR)

LCI Industries (LCII)	Toro Company (TTC)

For all NEOs other than the CEO, we assess the competitiveness of executive compensation every two years using manufacturing industry survey data purchased from Aon Radford. Each position is benchmarked based on scope of

52 | 2023 Proxy Statement — Executive Compensation

responsibilities, revenue size of the applicable business unit, and level within the organizational hierarchy. We design our target pay mix and total compensation opportunities to approximate the median of the market, taking into consideration the executive tenure, skill set, and precision of the benchmark, among other factors, when determining target opportunity. In 2021, we completed a competitive benchmark assessment which confirmed that, on average, our target total direct compensation (base salary, annual bonus, and long-term incentives) for senior management positions, including the NEOs, approximates the median of competitive practice. We are scheduled to complete the analysis again this year.

Internal Equity

We establish compensation ranges for positions with similar characteristics and scope of responsibility, including NEO positions. Balancing competitiveness with internal equity helps support management development and movement of talent throughout our worldwide operations. Differences in actual compensation between employees in similar positions result from individual performance, future potential, and division financial results. This approach also helps promote talented managers to positions with increased responsibilities and provides meaningful developmental opportunities for our employees.

Reward Corporate, Division, and Individual Performance

Recognizing company and individual performance in compensation helps reinforce the importance of working together and furthers our pay-for-performance philosophy. For 2022, we funded incentives for all participants based on the achievement of company performance goals and allocated incentives based on individual contributions. For the NEO with division responsibility, a portion of the BPP incentive is tied to division financial performance, but a majority is tied to overall enterprise results.

What Is Rewarded?

We design NEO compensation to reward achievement of budgeted financial results, namely Earnings Per Share (EPS), Free Cash Flow (FCF), Earnings Before Interest and Taxes (EBIT) – for business unit participants only, Cash Flow Return on Investment (CFROI), Operating Margin, Brunswick total shareholder return (both absolute and on a relative basis), and individual performance.

Achievement of Targeted Results

We established the 2022 BPP annual incentive formula to recognize and reward outstanding performance by both the overall Company and our divisions. Specifically, the BPP for the NEOs provides that funding is based on the achievement of enterprise EPS and FCF, and division-specific EBIT as shown in the following chart.

Executive Compensation — 2023 Proxy Statement | 53

	Enterprise		Division

Corporate	75%	25%	n/a
Participants	EPS	FCF

Division	50%	25%	25%
Participants*	EPS	FCF	DIV EBIT

*	For the one division participant, Mr. Drees, the 25% division EBIT metric is allocated as 25% Mercury Business Unit.

Each NEO also participates in the Performance Share plan, which rewards performance based on the achievement of both CFROI and Operating Margin over a three-year period, subject to a potential modifier at the end of the performance period based on Brunswick’s three-year TSR performance against the TSR of certain companies in the Global Industry Classification Standard (GICS) “Leisure Products” sub-industry for awards granted prior to 2022. For awards granted in 2022 and going forward, the TSR comparison group has been revised to the S&P 400 Consumer Discretionary Index. For more details on this change, please see page 56.

The Compensation Committee believes that EPS, FCF and division EBIT are appropriate measures to use in our annual incentive plan. Earnings figures, specifically EPS, are widely tracked and reported by analysts and used as a measure to evaluate our performance. FCF is a metric that is important to shareholders and key to business operations and capital strategy. Division EBIT is important for Division NEOs as it provides a line of sight and accountability for business unit performance and contributes to overall earnings performance.

Both CFROI and Operating Margin are appropriate within the long-term performance share plan to measure how effectively we manage our cash and business to create long-term sustainable performance for our shareholders. Our grants of Performance Shares and RSUs inherently reward absolute TSR because the ultimate earned value of each share will depend on our TSR during the performance/vesting period. In addition, the number of Performance Shares actually earned will depend on our relative TSR performance against other consumer discretionary companies. We use absolute and relative TSR metrics because they align the earned compensation amounts with our market performance and our shareholders’ experience.

Individual performance

Individual performance affects base salary increases, annual incentives, and equity grant decision-making. As part of the compensation planning process, managers have the ability to adjust all elements of compensation based on the individual’s attainment of annual goals and performance against critical competencies.

The Compensation Committee assesses the CEO’s performance with input from all members of the Board of Directors. The CEO assesses performance of other NEOs with review by the Compensation Committee.

Compensation Elements

We structure our compensation to reflect our business objectives and compensation philosophy. The particular elements that comprise our compensation programs for senior executives are summarized below along with an explanation of why we selected each compensation element, how the amount and formula are determined, and how decisions regarding that compensation element fit into our overall compensation objectives and programs.

Base Salary

Base salary is fixed compensation for our NEOs. It is designed to provide a minimum level of pay that reflects each executive’s position and scope of responsibility, leadership skills, and individual performance, as demonstrated over time. When establishing an executive’s base salary, we also target the median pay level within the market for positions with similar responsibilities and business size. A competitive base salary is critical to attracting and retaining the executives needed to lead the business.

We review salaries on an annual basis to ensure they are externally competitive, reflect individual performance, and are internally equitable in relation to other Brunswick executives. We make salary adjustments on a periodic basis in response to market practices and to provide merit increases. Additionally, the base salary component serves as the foundation of

54 | 2023 Proxy Statement — Executive Compensation

executives’ total pay, as incentives and benefits are generally computed as a function of base salary, which allows us to link performance and pay. As illustrated by the following chart, the average merit increase, excluding promotional or market adjustments, of NEO salary from 2020 to 2022 was 3.7%.

	2022	2021	2020	Avg.
Foulkes	4.0%	3.5%	5.0%	4.2%
Gwillim	4.5%	4.0%	0.0%	2.8%
Drees	3.8%	4.0%	3.1%	3.6%
Dekker	4.0%	4.0%	3.3%	3.8%
Preisser	4.5%	4.1%	3.3%	3.9%

Average Merit Increase: 3.7%

Annual Incentive Plan

Our annual incentive plan, the BPP, is the primary compensation element used to reward accomplishments against established business goals within a given year.

We set the BPP target funding based on budgeted performance for the year, as approved by the Board of Directors. The BPP limits funding to no more than 200% of target funding, with the Compensation Committee approving enterprise and division plan metric amounts within a range from 0% to 200% based on its review of performance against pre-established targets. The threshold payout level for bonus awards is 25% of enterprise-wide performance achievement. Target funding is equal to salary paid in the year multiplied by the target BPP percentage for each participant. For 2022, the percentage of salary targets under the BPP for NEOs ranged from 75% to 135%.

We determine individual awards using: overall funding as approved by the Compensation Committee, the individual’s pro-rata portion of approved funding as adjusted for individual performance, and other factors deemed to be relevant. For 2022, the Compensation Committee approved NEO payouts at approximately 79.6% of target opportunity. The performance measures required to support funding for all NEOs in 2022 were:

Performance Metric*	Threshold	Target	Maximum

EPS – Enterprise	$8.60	$9.60– $10.25	$11.25

FCF – Enterprise	$190M	$350M– $390M	$550M

Mercury EBIT	$677M	$793M– $821M	$937M

*	The performance measures required to support funding for all NEOs in 2022 included adjusted EPS and free cash flow, which were consistent with our external financial reporting, with additional adjustments for certain items, including acquisitions, restructuring, exit, and impairment charges, and other unusual items.

In 2022, our BPP incentive plan target employed a range of performance to reward target performance with a “flat-spot” approach for 100% payout with linear curves outside the flat spots. This flat-spot approach is consistent with the approach used for setting prior year BPP goals and continues to allow us to address market uncertainty while rewarding continued exceptional operating performance.

Annual incentive targets are set at the beginning of the performance period based on the forecasted plan for the year. The FCF target level for 2022 was set below our actual FCF achievement for 2021, mainly driven by significant capacity expansion projects, spending for new product investments, and growth investments for significant acquisitions completed in 2021.

The BPP plays an important role in our overall compensation structure, as it signals “what is important” and “what is expected” for the year from the standpoint of corporate, division, and/ or individual results. Additionally, the BPP serves to focus executives on achieving current objectives, which are deemed necessary to attain long-term goals, and it establishes appropriate performance and annual incentives by rewarding divisions and individuals within those units for actual performance.

The BPP terms and conditions include a provision to provide a pro-rata payment for those who meet the Rule of 70 or Age 62 (rule defined under the “Rule of 70 or Age 62” section on page 64) and retire during the second half

Executive Compensation — 2023 Proxy Statement | 55

of the plan year, subject to Committee approval for NEOs. Providing a pro-rata bonus payment (distributed at the same time as active employee bonus awards) provides flexibility for the timing of retirements and enables the Company to effectively transition key successors.

The design of the 2023 BPP award is similar to that of 2022.

Long-Term Incentives

We continually monitor the appropriateness of our long-term incentive plans, taking into consideration both competitive practice and what would drive the most appropriate behavior of the participants. To reinforce the use of performance-based compensation, certain senior executives, including the NEOs, receive their long-term incentive opportunity as:

The use of Performance Shares and RSUs in our long-term incentive mix is designed to align our incentive program with competitive pay practices, reinforce pay for performance, and encourage retention due to the three-year cliff vesting schedule for RSUs.

We base the size of long-term incentive awards for NEOs on a fixed dollar target that is established every one to two years when competitive benchmark compensation information is updated. The market median for long-term incentives for each NEO’s position determines a reference point for the dollar value of the total equity grant target and is consistent with targeting median pay for consistently solid Company and individual performance. We determine the actual share award amounts for each NEO using a Monte Carlo valuation for Performance Shares and the Company’s stock price on the date of the grant for RSUs.

Performance Shares

In 2022, we granted all NEOs Performance Share awards. The 2022 Performance Shares are earned over a three-year performance period based on achievement of two financial metrics, with payout between 0% and 200% of the target opportunity. Seventy-five percent of the award will be earned based on three-year annual average CFROI achievement, and 25% will be earned based on three-year annual average Operating Margin attainment. The level of performance required for target payout is based on three-year strategic plan targets. The Compensation Committee believes these targets are challenging yet reasonably attainable with strong management performance. The final payout at the end of the three-year period may be increased or decreased by an additional 20% based on Brunswick’s three-year TSR performance against the TSR of the S&P 400 Consumer Discretionary Index. Performance in the bottom quartile against the TSR comparator group reduces the Performance Share award payout by 20%, and performance in the top quartile increases the Performance Share award payout by 20%, with a maximum payout of 200% of target. Performance between the 25th and 75th percentile of the TSR comparator group results in no modification of the award payout.

The comparator peer group for TSR performance was changed for the 2022 Performance Share awards. The modifier application to increase or decrease payouts by 20% is still consistent with prior design; only the measurement group itself changed. We believe the S&P 400 Consumer Discretionary Index is a more suitable comparison group for Brunswick as it is a broad, externally set index with companies in similar consumer industries. For awards granted prior to 2022, the TSR comparison group will not change and remains as certain companies in the GICS “Leisure Products” sub-industry.

56 | 2023 Proxy Statement — Executive Compensation

We determine the comparator group at the beginning of the award period and evaluate final performance at the end of the three-year period.

The design of the Performance Share award provides multiple benefits, including management focus on the success of key strategic initiatives and their impact on CFROI and Operating Margin metrics, as well as strengthening the alignment of management incentives with long-term shareholder interests through use of the relative TSR modifier at the conclusion of the three-year performance period.

The design of the 2023 Performance Share award is similar to that of 2022.

Completed 2020-2022 Performance Share Award

NEOs earned the 2020 Performance Share award over a three year performance period which ended on December 31, 2022. The plan design of these awards is similar to that of the 2022 Performance Share award described above, but since granted prior to 2022, include the previously utilized relative TSR peer group of certain companies within the GICS “Leisure Products” sub-industry. The targets required to support funding for all NEOs for the 2020-2022 performance period were:

Performance Metric	Threshold	Target	Maximum
CFROI (75%)	14.0%	20.0%	26.0%
Operating Margin (25%)	8.3%	13.3%	18.3%

We set targets based on the forecast over a three-year plan period. The CFROI target was set at the same level as the 2019 plan due to continued capital spending increases over the projected plan period to support capacity and new product investments at our various businesses, including recently completed acquisitions.

Based on performance against these targets, the Compensation Committee approved an initial share determination of 182.7% of target opportunity. TSR performance against the established peer group for the performance period resulted in Company performance between the 25th and 75th percentile of the peer group. Therefore, this did not result in additional modification of +/- 20 percent of the award, and the final award payout was 182.7%.

Restricted Stock Units

In addition to Performance Shares, we grant RSUs to the NEOs. We believe that RSUs are an important component of our compensation structure because each award increases linkage to shareholder interests by rewarding stock price appreciation and tying wealth accumulation to performance. Additionally, RSUs help reinforce team performance, encourage senior executives to focus on long-term performance, and function as a retention incentive through the vesting period.

Share Ownership Requirements

In order to ensure continual alignment with our shareholders, we maintain share ownership requirements for our officers. This share ownership policy calculates minimum required ownership levels as a multiple of each officer’s base salary.

The current NEO share ownership requirements for our actively serving NEOs are as follows:

Tier I
Management Level: Chief Executive Officer
NEO: Foulkes
Ownership Requirement: 5.0 Times Base Salary

Tier II
Management Level: Chief Financial Officer and Designated Executive Officers
NEO: Gwillim, Drees, Preisser
Ownership Requirement: 3.0 Times Base Salary

Tier III
Management Level: Other Executive Officers
NEO: Dekker
Ownership Requirement: 2.0 Times Base Salary

Executive Compensation — 2023 Proxy Statement | 57

Officers who do not meet the ownership requirements must retain shares having a value equal to 50% of the after-tax profit from the Common Stock acquired under our equity plans (Retention Ratio). For purposes of calculating compliance with the requirements, “shares owned” include shares directly owned, shares owned by immediate family members residing in the same household, shares held in trust, share equivalents held in our tax-qualified defined contribution plans and deferred compensation plans, and RSUs. Outstanding Performance Shares do not count as “shares owned.” For those officers approaching retirement, ownership requirements are reduced as follows: 80% of target for those age 63; 60% of target for those age 64; and 50% of target for those age 65 and older.

The Compensation Committee reviews compliance with these share ownership requirements on an annual basis effective as of December 31. All NEOs were in compliance with the stated requirements as of December 31, 2022. Please see the Narrative to Director Compensation Table on page 44 for information regarding share ownership guidelines for Directors.

Clawbacks

The Compensation Committee can require the repayment of all or a portion of previous BPP awards as it deems appropriate in the event of certain misconduct, including misconduct that causes a restatement of financial results. In addition, for those who have entered into Terms and Conditions of Employment with

Brunswick, including each of the NEOs, the Compensation Committee has expanded the types of payments the Company can recover in the event of a violation of the restrictive covenants set forth in the Terms and Conditions of Employment to include any severance payments received by the executive and any gain realized as a result of the exercise or vesting of equity awards beginning 12 months prior to termination. The Company will review and modify its clawback and recoupment policies as necessary to reflect the final NYSE listing rules adopted to implement the compensation recovery requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Anti-Hedging And Anti-Pledging Policy

No Director, NEO, or other employee may engage in hedging or monetization transactions or similar arrangements with respect to Common Stock, including the purchase or sale of puts, calls, or options on Common Stock (other than options granted by Brunswick), or the use of any other derivative instruments to hedge or offset any decrease in the market value of the Common Stock. In addition, no Director, NEO, or other employee may pledge Common Stock as collateral.

58 | 2023 Proxy Statement — Executive Compensation

Post-Employment Compensation

Post-employment compensation elements that are not currently offered to salaried employees in general are summarized below.

Plan/Participant(s)	Description

Brunswick Restoration Plan All NEOs

The Restoration Plan is a non-qualified plan that provides a retirement benefit consistent with that of employees who are not affected by the IRS compensation and benefit limits.

The Restoration Plan ensures that employees with covered compensation or retirement plan contributions above IRS qualified defined contribution plan limits receive the full amount of their intended retirement benefits. If an employee elects to participate in the Restoration Plan, 401(k) contributions and Brunswick’s match on these contributions above the IRS limit are credited to this plan. In addition, Brunswick’s retirement profit sharing contributions for eligible employees are automatically credited to their Restoration Plan accounts.

Perquisites And Other Benefits

We extend certain benefits to NEOs that we do not offer to salaried employees in general. These programs help NEOs enhance their	understanding of our products, protect their physical health, and maximize their productivity.

Perquisites/Benefits	Description

Executive Product Program All NEOs	The product program is designed to encourage the use of Brunswick products to enhance understanding and appreciation of our businesses and identify product and business development opportunities. The program provides a product allowance equal to $35,000 for all participants. We do not reimburse the participant for the tax liability associated with the program. The allowance may be applied toward the purchase of Brunswick products at the discounted rates established pursuant to the Brunswick Employee Purchase Program, which is available to all Brunswick employees, as well as any freight costs, parts and accessories, service fees, and other expenses related to the ownership of the Brunswick products purchased.
Executive Physical Program All NEOs	We provide a physical examination program to senior executives that is intended to protect the health of such executives and our investment in our leadership team. The Compensation Committee requires senior executives to have an annual physical examination and, as part of this program, they have immediate access to healthcare providers.
Personal Aircraft Use Foulkes	The CEO may use the Company aircraft for personal use on a limited basis. This benefit allows for the effective use of the CEO’s limited personal time. Other NEOs may occasionally use the Company aircraft for personal use with prior approval from the CEO.

Executive Compensation — 2023 Proxy Statement | 59

Terms and Conditions of Employment

All NEOs are parties to agreements setting forth their terms and conditions of employment (Agreements). The Agreements memorialize the “at will” nature of the employment relationship, and describe each executive’s duties, compensation, benefits, and perquisites. Additionally, the Agreements consolidate the restrictive covenants that exist during and after employment (e.g., non-competition, confidentiality, non-solicitation). Finally, the Agreements establish and limit the compensation and benefits to which an executive is entitled in the event of termination.

We believe that offering Agreements to our executives helps to ensure the retention of executive experience, skills, knowledge, and background for the benefit of the Company, and the efficient achievement of our long-term goals and strategy. Additionally, the Agreements reinforce and encourage the executives’ continued attention and dedication to duties without the distraction arising from the possibility of a Change in Control. The Agreements do not provide excise tax gross-ups.

Determining Executive Compensation

Decisions with respect to specific BPP awards, equity awards, and base salary increases for the current year are normally made at the first Compensation Committee and Board meeting of each year. At this meeting, the Compensation Committee and the Board of Directors also make decisions with respect to the prior year’s performance and BPP funding. Base salary increases are generally effective as of the first full pay period in April.

The Compensation Committee reviews and approves equity grant terms and conditions and grant size for NEOs and other senior executives at its first meeting of the year, which is generally held following our public disclosure of our financial results for the prior year.

Human Resources and Compensation Committee Report

The Compensation Committee reviewed and discussed this Compensation Discussion and Analysis with management.

Based on that review and discussion, the Compensation Committee recommended to the Board of Directors of Brunswick Corporation

that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and the Company’s Proxy Statement to be filed in conjunction with the Company’s 2023 Annual Meeting.

David C. Everitt (C)	Nancy E. Cooper	Lauren P. Flaherty	J. Steven Whisler	Roger J. Wood

60 | 2023 Proxy Statement — Executive Compensation

2022 Summary Compensation Table

The table below summarizes the total compensation earned by each of our NEOs for the years ended December 31, 2022 and	to the extent required by the SEC’s executive compensation disclosure rules, 2021, and 2020.

Year	Salary[1]	Bonus	Stock Awards[2]	Non-Equity Incentive Plan Compensation[3]	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation[4]	Total
David M. Foulkes, Chief Executive Officer
2022	$1,118,423	$ -	$6,844,580	$1,203,000	$ -	$372,135	$9,538,138
2021	$1,077,038		$5,761,310	$2,539,000		$260,058	$9,637,406
2020	$ 1,021,154		$ 5,000,158	$1,596,000		$203,551	$7,820,863
Ryan M. Gwillim, Executive Vice President and Chief Financial Officer
2022	$586,539	$ -	$1,350,439	$350,600	$ -	$121,322	$2,408,900
2021	$536,539		$999,989	$758,900		$78,949	$2,374,377
2020	$417,885		$ 570,723	$ 355,800		$ 63,505	$ 1,407,913
Christopher D. Drees[5], Former Executive Vice President and President, Mercury Marine
2022	$549,231	$ -	$1,199,972	$326,700	$ -	$155,929	$2,231,832
2021	$514,615		$899,807	$727,900		$95,801	$2,238,123
2020	$491,346		$800,240	$528,400		$83,679	$1,903,665
Christopher F. Dekker[6], Executive Vice President, General Counsel, Secretary and Chief Compliance Officer
2022	$519,615	$ -	$799,977	$310,600	$ -	$154,451	$1,784,643
2021	$499,750		$799,624	$706,900		$121,239	$2,127,513
Brenna D. Preisser, Executive Vice President, Strategy and President, Business Acceleration
2022	$521,442	$ -	$799,977	$311,700	$ -	$146,530	$1,779,649
2021	$499,615		$799,624	$706,700		$123,906	$2,129,845
2020	$442,231		$800,240	$414,600		$107,796	$ 1,764,867

[1]	The amounts shown in this column constitute actual base salary paid. Annual salaries as of December 31, 2022 were:

Foulkes	Gwillim	Drees	Dekker	Preisser
$1,130,000	$600,000	$560,000	$525,000	$527,500

[2]	The amounts shown in this column constitute the aggregate grant date fair value of Restricted Stock Units and Performance Shares granted under the Brunswick Corporation 2014 Stock Incentive Plan during the applicable year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Compensation – Stock Compensation (FASB ASC Topic 718). For assumptions used in the valuation of such awards, see Note 17 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The amounts reported with respect to Performance Shares are based on the probable outcome of the performance conditions as of the grant date, which is estimated at target. Had the achievement of the highest level of performance been assumed, the aggregate grant date fair value, inclusive of Monte Carlo valuation, of the 2022 Performance Shares would be as follows: Mr. Foulkes $6,844,532; Mr. Gwillim $1,350,745; Mr. Drees $1,199,401; Mr. Dekker $800,231; and Ms. Preisser $800,231.

[3]	The amounts shown in this column constitute payments made under the annual Brunswick Performance Plan (BPP).

Executive Compensation — 2023 Proxy Statement | 61

[4]	The amounts shown in the All Other Compensation column include the following for fiscal year 2022:

Name	Defined Contribution Plan (Qualified)(a)	Defined Contribution Plan (Non- Qualified)(a)	Product Program(b)	Personal Use of Company Aircraft(c)	Executive Physical(d)	Total
Foulkes	$28,895	$283,813	$35,000	$15,099	$9,328	$372,135
Gwillim	$30,057	$77,758	$6,830	-	$6,677	$121,322
Drees	$29,600	$84,066	$35,000	-	$7,263	$155,929
Dekker	$29,286	$82,596	$35,000	-	$7,569	$154,451
Preisser	$29,571	$74,864	$35,000	-	$7,095	$146,530

[a]	Defined Plan Contributions (Qualified and Non-Qualified): Amounts contributed to the retirement contribution plan include Company match and a Retirement Profit Sharing Contribution of four percent and six percent, respectively, on qualified plan limit earnings.

[b]	Product Program: Represents the utilized allowance of the Executive Product Program. For further details, please see page 59.

[c]	Personal Use of Company Aircraft: Mr. Foulkes utilized the Company aircraft for personal use on a limited basis in 2022. This incremental cost to the Company for use of the corporate aircraft is based on the variable operational costs of all flights, including fuel, maintenance, flight crew travel expense, catering, communications, and fees, including flight planning, ground handling, and landing permits. Occasionally, a spouse or other guests may accompany officers on the Company aircraft when the aircraft is already scheduled for use and can accommodate additional passengers. In those cases, there is no aggregate incremental cost to the Company and, as a result, no additional amount is reflected in the 2022 Summary Compensation Table for such use.

[d]	Executive Physical: Represents the amount paid by Brunswick for the physical examination program available to our senior executives. For further details, please see page 59.

[5]	Mr. Drees resigned his position as a Section 16 Officer effective February 7, 2023, and left the Company on March 3, 2023. See the Current Report on Form 8-K filed with the SEC on February 7, 2023 for additional information.

6	Mr. Dekker was not an NEO in 2020. Therefore, this table does not include 2020 data for him.

62 | 2023 Proxy Statement — Executive Compensation

2022 Grants of Plan-Based Awards

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]

Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units[3]	Grant Date Fair Value of Stock and Options Awards[4]
David M. Foulkes, Chief Executive Officer
-	$377,468	$1,509,871	$3,019,743
2/17/22				0	36,180	72,360		$3,422,266
2/17/22							35,690	$3,422,314
Ryan M. Gwillim, Executive Vice President and Chief Financial Officer
-	$109,976	$439,904	$879,808
2/17/22				0	7,140	14,280		$675,373
2/17/22							7,040	$675,066
Christopher D. Drees, Former Executive Vice President and President, Mercury Marine
-	$102,981	$411,923	$823,846
2/17/22				0	6,340	12,680		$599,701
2/17/22							6,260	$600,271
Christopher F. Dekker, Executive Vice President, General Counsel, Secretary and Chief Compliance Officer
-	$97,428	$389,712	$779,423
2/17/22				0	4,230	8,460		$400,116
2/17/22							4,170	$399,861
Brenna D. Preisser, Executive Vice President, Strategy and President, Business Acceleration
-	$97,770	$391,082	$782,164
2/17/22				0	4,230	8,460		$400,116
2/17/22							4,170	$399,861

[1]	Consists of threshold, target, and maximum payouts under the 2022 BPP.

[2]	Consists of Performance Shares awarded under the Brunswick Corporation 2014 Stock Incentive Plan. Performance Shares vest and convert to a number of shares of Brunswick Common Stock at the end of the three-year performance period based on the final plan performance, generally subject to the NEO’s continued employment through the end of the performance period.

[3]	Consists of RSUs awarded under the Brunswick Corporation 2014 Stock Incentive Plan. Awards fully vest on the third anniversary of the grant date, generally subject to the NEO’s continued employment through the vesting date.

[4]	The amounts shown in this column constitute the aggregate grant date fair value of equity awards granted under the Brunswick Corporation 2014 Stock Incentive Plan during 2022, computed in accordance with FASB ASC Topic 718. For assumptions used in the valuation of such awards, see Note 17 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Executive Compensation — 2023 Proxy Statement | 63

Equity Compensation Plan Information and Awards

Brunswick granted Performance Shares and RSUs to all NEOs in 2022 pursuant to the Brunswick Corporation 2014 Stock Incentive Plan. Performance Shares are generally granted annually and, if earned, typically vest 100% at the end of a three-year performance period. Brunswick generally grants RSUs annually and they typically vest 100% on the third anniversary of the grant date. The terms of the awards reflect the use of the “Rule of 70 or Age 62” (as described below), along with the inclusion of an additional provision that would pro-rate the grant in the event of termination before December 31 in the year the grant is awarded, provided the participant had met the appropriate retirement definition in the terms and conditions of the award. Providing for a “prorated” grant serves to keep the decision about retirement timing independent of the vesting schedule of equity-based compensation. Of the NEOs, Messrs. Foulkes and Drees meet the Rule of 70 or Age 62 provision.

Please see the “Potential Payments Upon Termination or Change in Control” section on page 67 for a description of the treatment of equity awards following a qualifying termination of employment or a Change in Control.

Award Treatment

Upon Termination

The terms and conditions of RSUs and Performance Shares generally provide for forfeiture of the award if an executive terminates employment before the end of the vesting period, except if: the executive meets the Rule of 70 or Age 62, which is defined as either: (i) the sum of the individual’s age plus years of service is equal to or greater than 70 or (ii) the individual is age 62 or above with at least three years of consecutive service from latest hire date; or if the executive is involuntarily terminated (not due to Cause) and does not meet the Rule of 70 or Age 62. Details on award treatment are described in the following section.

Rule Of 70 or Age 62

Once an executive meets the Rule of 70 or Age 62, if employment is terminated (other than for cause or due to death or permanent disability), the applicable awards are treated as follows:

•   Performance Shares: If termination occurs on or after December 31 of the year the grant is awarded, the grantee will receive the entire award at the end of the performance period, calculated as if the grantee had remained employed throughout the entire performance period and based on actual performance. If termination occurs before December 31 in the year the grant is awarded, the grantee will receive a pro-rata portion of the earned award at the end of the performance period based on actual performance.

•   RSUs: If termination occurs on or after December 31 of the year the grant is awarded, the entire award will be distributed three years from grant date. If termination occurs before December 31 in the year the grant is awarded, a pro-rata portion of the award will be distributed three years from grant date.

Involuntary Separation

(not due to Cause)

The equity award terms and conditions provide for pro-rata vesting of outstanding equity awards earned by individuals who were involuntarily terminated (not due to Cause) by the organization and do not meet the retirement provision of Rule of 70 or Age 62. The pro-rata vesting calculation is based on the earned amount of the award determined by the length of service from the date of grant to separation date over the length of the three-year performance period and would be released at the normal release date (at the same time as active employees). This applies to both RSUs and Performance Share awards, with the earned Performance Share award released based on actual plan performance. We believe this is a fair and consistent way to treat individuals who may be separated as a result of an organization restructuring and is aligned with broader competitive practice.

Please see the “2022 Grants of Plan-Based Awards” section of this Proxy Statement for a detailed description of awards granted to the NEOs during 2022.

64 | 2023 Proxy Statement — Executive Compensation

2022 Outstanding Equity Awards At Fiscal Year-End

This table provides information regarding each NEO’s outstanding equity awards as of December 31, 2022. The equity awards in this	table consist of RSUs and Performance Shares.

	Stock Awards[1]

Grant Date	Number of Shares or Units of Stock Held That Have Not Vested[2]	Market Value of Shares or Units of Stock Held That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested3 4	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
David M. Foulkes, Chief Executive Officer
2/13/20	40,596	$2,926,171
2/11/21	32,807	$2,364,752	33,705	$2,429,456
2/17/22	36,397	$2,623,517	36,180	$2,607,854
Ryan M. Gwillim, Executive Vice President and Chief Financial Officer
2/13/20	2,438	$175,737
6/17/20	2,310	$166,496
2/11/21	5,692	$410,258	5,853	$421,877
2/17/22	7,180	$517,500	7,140	$514,651
Christopher D. Drees, Former Executive Vice President and President, Mercury Marine
2/13/20	6,495	$468,127
2/11/21	5,124	$369,306	5,264	$379,458
2/17/22	6,384	$460,163	6,340	$456,987
Christopher F. Dekker, Executive Vice President, General Counsel, Secretary and Chief Compliance Officer
2/13/20	5,685	$409,800
2/11/21	4,555	$328,355	4,676	$337,039
2/17/22	4,253	$306,530	4,230	$304,898
Brenna D. Preisser, Executive Vice President, Strategy and President, Business Acceleration
2/13/20	6,495	$468,127
2/11/21	4,555	$328,355	4,676	$337,039
2/17/22	4,253	$306,530	4,230	$304,898

[1]	The market value of shares or units of stock that have not vested reflects a stock price of $72.08, the Company’s closing stock price on December 30, 2022.
[2]	RSU grants vest 100% on the third anniversary of the date of grant. Amounts include reinvested dividends.
[3]	2021 Performance Share awards are subject to a three-year performance period and may be subject to additional modification of +/- 20% based on TSR performance against the established peer group, as described in the Compensation Discussion & Analysis. The number of shares listed are based on performance through December 31, 2022.
[4]	2022 Performance Share awards are subject to a three-year performance period and may be subject to additional modification of +/- 20% based on TSR performance against the established peer group, as described in the Compensation Discussion & Analysis. The number of shares listed are based on target performance.

Executive Compensation — 2023 Proxy Statement | 65

2022 Stock Vested

	Stock Awards

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
David M. Foulkes	111,421	$10,156,366
Ryan M. Gwillim	11,151	$985,877
Christopher D. Drees	18,186	$1,607,496
Christopher F. Dekker	17,091	$1,564,406
Brenna D. Preisser	18,479	$1,687,174

2022 Non-Qualified Deferred Compensation

Restoration Plan

Name	Executive Contributions in Last FY1	Company Contributions in Last FY2	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE[3]
David M. Foulkes	$528,114	$283,813	($432,653)	—	$2,776,982
Ryan M. Gwillim	$52,022	$77,758	($42,528)	—	$273,462
Christopher D. Drees	$58,328	$84,066	($300,955)	—	$1,698,725
Christopher F. Dekker	$151,212	$82,596	($296,243)	—	$1,425,593
Brenna D. Preisser	$65,470	$74,864	($101,796)	—	$575,424

2005 Automatic Deferred Compensation Plan
Name	Executive Contributions in Last FY	Company Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
David M. Foulkes	—	—	($177,155)	—	$478,386
Ryan M. Gwillim	—	—	—	—	—
Christopher D. Drees	—	—	—	—	—
Christopher F. Dekker	—	—	—	—	—
Brenna D. Preisser	—	—	—	—	—

[1]	100% of the amount for each NEO in this column represents deferrals of salary and BPP and is reported in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.
[2]	100% of the amount for each NEO in this column is reported in the “All Other Compensation” column of the Summary Compensation Table.
[3]	The following amounts were previously reported as compensation to the NEOs in past Summary Compensation Tables. These amounts consist of Executive and Company Contributions and above-market interest as follows:

Foulkes	Gwillim	Drees	Dekker	Preisser
$1,148,900	$110,802	$299,478	$289,183	$155,762

66 | 2023 Proxy Statement — Executive Compensation

Narrative To Non-Qualified Deferred Compensation Tables

The Non-Qualified Deferred Compensation tables show amounts deferred in 2022 under the Restoration Plan (non-qualified plan to provide for contributions in excess of IRS limits), and the 2005 Automatic Deferred Compensation Plan and includes previous deferrals.

Under the Restoration Plan, participants may defer up to 40% of their base salary and BPP awards. These deferrals are credited with earnings and losses based on the rate of return of mutual funds selected by the participant. The investment options and Company matching formula mirror those of the qualified 401(k) plan, which the participant manages in the same manner. Brunswick contributes to this plan according to the following formula:

•   One dollar for every dollar contributed by the employee, up to 3% of annual pay, and 50 cents for every dollar on the next 2%, plus an annual retirement profit sharing contribution of up to 9% based on Company performance. Distributions under the Restoration Plan will be made on the last business day of the month after the six- month anniversary from the participant’s date of termination.

Under the 2005 Automatic Deferred Compensation Plan, participants are required to defer certain compensation in excess of $1.5 million to protect the tax deductibility to the Company of such compensation under Section 162(m) of the Internal Revenue Code. For cash balances, deferred cash equivalent balances are credited with: (i) an interest rate equal to the greater of the prime rate at JP Morgan Chase plus two percent, or Brunswick’s short-term borrowing rate; or (ii) returns on securities selected by the executive. For amounts deferred in stock, the account is credited with the number of share units equal to the number of shares of Company stock as of the date on which the shares would otherwise have been paid. Distributions of deferrals are made as soon as administratively practicable after the six-month anniversary of the participant’s date of termination.

This plan has been amended to cease deferrals of compensation earned on or after January 1, 2018, except for incentive awards that were outstanding prior to November 2, 2017. All grandfathered incentive awards are no longer outstanding and therefore, there will be no future deferrals into the Plan.

Potential Payments Upon Termination or Change in Control

Brunswick has entered into severance and Change in Control agreements which are incorporated in the Terms and Conditions of Employment (Agreements) with each currently serving NEO.

Below is a discussion of the benefits that our NEOs who were actively employed with the Company on December 31, 2022 would have received upon a Change in Control or termination of employment under various circumstances on such date.

Terms and Conditions of Employment

Each Agreement confirms that employment is at-will and outlines each NEO’s roles and responsibilities and compensation, benefits, and eligibility for certain perquisites provided in exchange for their services. The Agreements also contain provisions regarding termination of employment and reflect a “double-trigger” Change in Control severance and equity provision (effective upon termination of employment by the Company following a Change in Control of the Company) for all NEOs, including the CEO.

Change in Control and Severance

Each NEO is entitled to certain severance benefits in the event of a Change in Control (as defined below), if Brunswick terminates his or her employment for reasons other than for Cause (as defined below) or disability or if the executive terminates for Good Reason (as defined below):

•   Qualifying termination within 24 months following a Change in Control:

-   Severance payment of three times for Mr. Foulkes, and two times for the other NEOs the sum of: (i) annual salary; (ii)

Executive Compensation — 2023 Proxy Statement | 67

the larger of targeted annual award under BPP for the year of termination or the year in which the Change in Control occurs; and (iii) the Company’s 401(k) match, retirement profit sharing contribution, and other Company contributions made on his or her behalf to the Company’s tax-qualified and non-qualified defined contribution plans during the 12-month period prior to the date of termination

-   All equity awards held by the executive will become fully vested and, if applicable, immediately exercisable and will remain outstanding pursuant to their terms

-   Other benefits (including the continuation of medical, dental, vision, and prescription coverage) for up to the length of the severance period

•   Qualifying termination other than following a Change in Control:

-   Severance payment equal to two times for Mr. Foulkes and one-and-one-half times for the other NEOs the sum of: (i) annual salary; and (ii) the Company’s 401(k) match, retirement profit sharing contribution, and other Company contributions made on his or her behalf to the Company’s tax-qualified and non-qualified defined contribution plans during the 12-month period prior to the date of termination. The CEO is guaranteed an annual BPP award equal to two times target for the year of termination, and any other NEO’s award under the BPP can be made at the CEO’s discretion

-   Other benefits (including the continuation of medical, dental, vision, and prescription coverage) for up to 24 months for the CEO and up to 18 months for other NEOs

-   All equity awards held by the executive vest according to the terms and conditions of the underlying plans

In addition to the payments described above, in each scenario, the NEO would be entitled to receive any annual BPP award earned for the preceding year that had not yet been paid at the time of termination as well as outplacement services.

All executives at Brunswick who have an Agreement, including each NEO, are not entitled to indemnification or any “gross-up” of taxes imposed by Section 4999 of the Internal Revenue Code on “excess parachute payments” (as defined in Section 280G of the Internal

Revenue Code). Instead, such executives will either be required to pay the excise tax or have their payments reduced if it would be more favorable to them on an after-tax basis.

Brunswick may terminate the Agreements upon six months’ notice, except that after a Change in Control, Brunswick may not terminate the Agreements until the second anniversary of the Change in Control.

The Agreements contain non-competition and non-solicitation restrictive covenants effective during the two-year period following termination of employment for the CEO, and for 18 months following termination for all other NEOs, and non-disclosure and non-disparagement restrictive covenants effective at all times. Upon termination following a Change in Control, the non-competition and non-solicitation restrictive covenants are not applicable. In the event of a violation of the restrictive covenants, we may recover any severance payments received by the executive and any gain realized as a result of the exercise or vesting of equity awards beginning 12 months prior to termination and ending on the date that the Company makes full recovery of such payments.

The terms of the Agreements require the NEOs to execute a general release. Severance benefits are not available for those individuals terminating due to retirement, death, long-term disability, or for Cause.

Termination for “Cause” means the NEO’s:

•   Conviction of a crime, including by a plea of guilty or nolo contendere, involving theft, fraud, perjury, or moral turpitude

•   Intentional or grossly negligent disclosure of confidential or trade secret information of the Company or a related company to anyone not entitled to such information

•   Willful omission or dereliction of any statutory or common law duty of loyalty to the Company or a related company

•   Willful and material violation of the Company’s Code of Conduct or any other written Company policy

•   Repeated failure to carry out the material components of the executive’s duties despite specific written notice to do so by the CEO (or in the case of the CEO, the Board) other than any such failure as a result of incapacity due to physical or mental illness

68 | 2023 Proxy Statement — Executive Compensation

“Good Reason” means the Company taking any of the following actions or omissions without the NEO’s express written consent:

●	Material breach of provisions of the Agreement

●	Failure to provide benefits generally provided to similarly situated senior executives

●	Reduction in authority or responsibility

●	Reduction in compensation not applicable to similarly situated senior executives

●	Relocation beyond a reasonable commuting distance

●	Following a Change in Control, failure to obtain a satisfactory agreement from any successor to assume and agree to abide by employment agreement terms

The Good Reason provision protects executives from being effectively demoted or having their pay reduced in an effort to force them to quit.

“Change in Control” means: (i) the acquisition of 25% or more of the outstanding voting stock of Brunswick by any person other than an employee benefit plan of Brunswick; (ii) the failure of the incumbent Board of Directors to constitute a majority of Brunswick’s Board, excluding new directors who (a) are approved by a vote of at least 50% of the members of the incumbent Board and (b) did not join the Board following a contested election of directors; (iii) a merger of Brunswick with another corporation, other than a merger in which Brunswick’s shareholders receive at least 60% of the voting stock outstanding after the merger or a merger effected to implement a recapitalization of Brunswick in which no person acquires more than 25% of Brunswick’s voting stock and the Board is comprised of a majority incumbent directors; or (iv) a complete liquidation or dissolution of Brunswick.

Payment Obligations Under Termination Scenarios

The following tables show our estimated payment obligations resulting from involuntary termination, other than for death,

disability, or cause, before and after a Change in Control, using December 31, 2022 as the hypothetical termination date.

Absent Change in Control

Name	Severance[1]	Welfare Benefits[2]	Total	BPP[3]
David M. Foulkes	$5,936,414	$59,850	$5,996,264	$0
Ryan M. Gwillim	$1,061,723	$58,677	$1,120,400	$450,000
Christopher D. Drees[6]	$1,010,499	$58,158	$1,068,657	$420,000
Christopher F. Dekker	$955,323	$58,677	$1,014,000	$393,750
Brenna D. Preisser	$947,904	$58,677	$1,006,581	$395,625

Following Change In Control

Name	Severance[4]	Welfare Benefits[2]	Long-Term Incentives[5]	Total
David M. Foulkes	$8,904,621	$81,025	$8,025,737	$17,011,383
Ryan M. Gwillim	$2,315,630	$72,403	$1,504,765	$3,892,798
Christopher D. Drees[6]	$2,187,332	$71,710	$1,319,307	$3,578,349
Christopher F. Dekker	$2,061,264	$72,403	$1,176,960	$3,310,627
Brenna D. Preisser	$2,055,122	$72,403	$1,232,698	$3,360,223

[1]	Amounts in this column represent severance payments equal to two times the sum of salary, BPP, and defined contribution plan contributions for Mr. Foulkes and one and one-half times the salary and defined contribution plan contributions for the other NEOs.

[2]	Amounts in this column represent the estimated present value of Company-provided outplacement services and continuation of benefits provided during the severance period, based on current COBRA rates.

[3]	Amounts in this column represent target payment of BPP. Per footnote 1, the severance column includes the BPP for Mr. Foulkes as it is guaranteed per his agreement.

For NEOs other than Mr. Foulkes, payment of the BPP upon a termination preceding a Change in Control is at the discretion of the CEO.

[4]	Amounts in this column represent severance payments equal to three times for Mr. Foulkes and two times for the other NEOs, the sum of the NEO’s salary, target BPP, and defined contribution plan contributions. Payments are reduced, where appropriate, in order to avoid excise taxes under Section 280G of the Internal Revenue Code so as to place the NEO in a “best after tax” situation, however, the amounts reported in the table above do not reflect the application of any reduction in benefits to avoid the imposition of excise taxes under Section 280G of the Internal Revenue Code.

[5]	Amounts in this column reflect the long-term incentive awards for which vesting would be accelerated following termination upon a Change in Control in accordance with the terms and conditions of the awards.

[6]	Mr. Drees resigned from the company as of March 3, 2023 and did not receive any severance payments upon his voluntary separation.

Executive Compensation — 2023 Proxy Statement | 69

CEO Pay Ratio Disclosure

For 2022, the ratio of the CEO’s total compensation, as reported in the “Total” column of the 2022 Summary Compensation Table ($9,538,138), to the median worker’s total compensation ($52,033) is 183:1. The ratio is a reasonable estimate, calculated in a manner consistent with SEC rules.

2022 Median Employee Review

SEC rules require us to identify the median employee every three years, and the last time we identified the median employee was 2019. Therefore, in 2022, we identified the median employee utilizing the methodology described below. We calculated the 2022 compensation details for the median employee utilizing the methodology used for NEOs for purposes of the Summary Compensation Table to determine the pay ratio.

Median Employee Determination

To determine the median employee in 2022, we completed the data gathering and analysis for our global employee population. We used a measurement date of October 1, 2022, and a total compensation definition consisting of actual base pay earnings, overtime earnings, and annual incentives paid to all employees from the beginning of 2022 through the measurement date. We annualized pay for those who started work or were on an unpaid leave of absence during 2022. We gathered data for our entire global workforce to identify the median employee, except for the 287 employees who were previously employed by Freedom Boat Club of Tampa Bay, which we acquired in May 2022 and the 113 employees who were previously employed by J&R Marine Holdings, which we acquired in April 2022.

Brunswick Total Rewards Philosophy Overview

As part of Brunswick’s total rewards philosophy, we strive to attract and retain our workforce with market competitive compensation and benefits which will motivate performance and provide alignment with the Brunswick strategic goals for the organization. We work to be an employer of choice and provide a differentiated and fulfilling employment experience to each of our more than 18,500 talented employees located in 29 countries, of which 67% are hourly, manufacturing, and distribution employees. Part of that strategy is to provide a compensation package that is determined based on the individual’s role within the organization. We set pay levels based on the respective labor markets where our various employee segments operate to ensure that we can attract and retain the best talent for each role within the organization. We believe that our current talent and workforce compensation strategy meets the needs of the business, shareholders, and employees.

70 | 2023 Proxy Statement — Executive Compensation

Pay Versus Performance

Linking pay and performance is an important component of Brunswick’s compensation philosophy and aligns to the interests of our shareholders. The Committee believes that the Company’s compensation plans and programs provide strong pay and performance alignment as demonstrated and described through the Compensation Discussion and Analysis section of the Proxy. The following Pay versus Performance disclosure is calculated in a manner consistent with SEC rules.

					Value of Initial Fixed $100 Investment Based On: [5]

Year [1]	Summary Compensation Table Total for PEO ($)[2]	Compensation Actually Paid to PEO ($)[3]	Average Summary Compensation Table Total for Non-Peo Named Executive Officers ($)[2]	Average Compensation Actually Paid To Non-Peo Named Executive Officers ($)[4]	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)[6]	Net Income ($)	Adjusted Earnings Per Share [7]
2022	$9,538,138	$2,922,362	$2,051,256	$1,050,316	$126.14	$165.18	$677.0	$10.03
2021	$9,637,406	$20,403,706	$2,217,465	$3,806,236	$171.03	$209.13	$593.3	$8.28
2020	$7,820,863	$11,771,626	$1,879,405	$2,411,473	$128.96	$125.94	$372.7	$5.07

[1]	David M. Foulkes served as the Company’s principal executive officer for the entirety of 2020, 2021 and 2022 and the Company’s other NEOs for the applicable years were as follows:

-	2022: Ryan M. Gwillim, Christopher D. Drees, Christopher F. Dekker, and Brenna D. Preisser

-	2021: Ryan M. Gwillim, Christopher D. Drees, Brenna D. Preisser, and Christopher F. Dekker

-	2020: Ryan M. Gwillim, Brett A. Dibkey, Christopher D. Drees, Brenna D. Preisser, and William L. Metzger

[2]	Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. Foulkes and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs for the applicable year other than the principal executive officer for such years.

[3]	Amounts reported in this column represent the compensation actually paid to Mr. Foulkes as the Company’s principal executive officer in the indicated fiscal years, based on his total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:

PEO	2022	2021	2020
Summary Compensation Table - Total Compensation(a)	$9,538,138	$9,637,406	$7,820,863
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year(b)	$6,844,580	$5,761,310	$5,000,158
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year(c)	$5,197,362	$6,525,283	$5,773,382
+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years(d)	($2,643,131)	$6,377,756	$2,872,573
+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(e)	$0	$0	$0
+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(f)	($2,325,427)	$3,624,571	$304,966
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(g)	$0	$0	$0
= Compensation Actually Paid	$2,922,362	$20,403,706	$11,771,626
(a)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.

(b)	Represents the aggregate grant date fair value of the stock awards granted to Mr. Foulkes during the indicated fiscal year, computed in accordance with FASB ASC 718.

(c)	Represents the aggregate fair value as of the indicated fiscal year-end of Mr. Foulkes’s outstanding and unvested stock awards granted during such fiscal year, computed in accordance with FASB ASC 718.

(d)	Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards held by Mr. Foulkes as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(e)	Represents the aggregate fair value at vesting of the stock awards that were granted to Mr. Foulkes and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(f)	Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award held by Mr. Foulkes that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(g)	Represents the aggregate fair value as of the last day of the prior fiscal year of Mr. Foulkes’s stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.

Executive Compensation — 2023 Proxy Statement | 71

[4]	Amounts reported in this column represent the compensation actually paid to the Company’s NEOs other than Mr. Foulkes in the indicated fiscal year, based on the average total compensation for such NEOs reported in the Summary Compensation Table for the indicated fiscal year and adjusted as shown in the table below:

Other NEOs Average(a)	2022	2021	2020
Summary Compensation Table - Total Compensation(b)	$2,051,256	$2,217,465	$1,879,405
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year(c)	$1,037,591	$874,761	$834,298
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year(d)	$787,884	$990,758	$875,309
+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years(e)	($393,091)	$924,216	$426,491
+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(f)	$0	$0	$0
+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(g)	($358,142)	$548,558	$157,946
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(h)	$0	$0	$93,380
= Compensation Actually Paid	$1,050,316	$3,806,236	$2,411,473

[a]	Please see footnote 1 for the NEOs included in the average for each indicated fiscal year.

[b]	Represents the average Total Compensation as reported in the Summary Compensation Table for the reported NEOs in the indicated fiscal year.

[c]	Represents the average aggregate grant date fair value of the stock awards granted to the reported NEOs during the indicated fiscal year, computed in accordance with FASB ASC 718.

[d]	Represents the average aggregate fair value as of the indicated fiscal year-end of the reported NEOs’ outstanding and unvested stock awards granted during such fiscal year, computed in accordance with FASB ASC 718.

[e]	Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards held by the reported NEOs as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

[f]	Represents the average aggregate fair value at vesting of the stock awards that were granted to the reported NEOs and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

[g]	Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award held by the reported NEOs that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

[h]	Represents the average aggregate fair value as of the last day of the prior fiscal year of the reported NEOs’ stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.

[5]	Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

[6]	The TSR Peer Group consists of the S&P 400 Consumer Discretionary Index, an independently prepared index that includes those companies included in the S&P MidCap 400 that are classified as members of the GICS Consumer Discretionary sector.

[7]	For 2022, the Compensation Committee determined that Adjusted Earnings Per Share (EPS) continues to be viewed as a core driver of the Company’s performance and stockholder value creation. Adjusted EPS is a non-GAAP financial measure. Please see Appendix C for a reconciliation of non-GAAP financial measures.

72 | 2023 Proxy Statement — Executive Compensation

Relationship Between Pay and Performance

We believe the “Compensation Actually Paid” in each of the years reported above and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on pay-for-performance as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our annual and long-term incentive programs.

PAY VERSUS ADJUSTED EPS 2020 – 2022
$25
$20
$15
$10
$5
$0
Compensation Actually Paid (CAP) Millions
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$-
Adjusted Earning Per Share (EPS)
2020
2021
2022
CAP PEO
CAP Avg NEOs
Adjusted EPS

PAY VERSUS NET INCOME 2020 – 2022
$25
$20
$15
$10
$5
$0
Compensation Actually Paid (CAP) Millions
$800
$700
$600
$500
$400
$300
$200
$100
$-
Net Income (Millions)
2020
2021
2022
CAP PEO
CAP Avg NEOs
Net Income

Executive Compensation — 2023 Proxy Statement | 73

The following is a list of financial performance measures, which in the Company’s assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the Named Executive Officers for 2022:	● Adjusted Earnings Per Share ● Free Cash Flow ● Earnings Before Interest and Taxes ● Cash Flow Return on Investment ● Operating Margin ● Total Shareholder Return

74 | 2023 Proxy Statement — Executive Compensation

Proposal 3

Advisory Vote to Approve the Compensation of Our Named Executive Officers

Voting Recommendation:

Your Board of Directors recommends a vote FOR the approval of compensation of our Named Executive Officers.

What am I voting on? Shareholders are being asked to approve the compensation of our NEOs on an advisory basis.

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Board of Directors seeks your advisory vote to approve our compensation programs for our Named Executive Officers (commonly referred to as a “say-on-pay vote”). We encourage shareholders to review the Compensation Discussion and Analysis on pages 47-74 of this Proxy Statement. We ask that you approve the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis and the accompanying tables contained in this Proxy Statement. Because this vote is advisory in nature, it will not be binding on the Board of Directors, the Compensation Committee, or the Company; however, the Board and the Compensation Committee will closely review the voting results and carefully consider the outcome of the vote when making future decisions regarding executive compensation.

Consistent with the direction of our shareholders at our 2017 annual meeting, the say-on-pay vote has been held on an annual basis. We are once again asking shareholders to approve the frequency of our say-on-pay votes at the Annual Meeting (every one, two, or three years), as described in Proposal No. 4 on the following page. At our 2022 annual meeting, we received overwhelming shareholder approval on the say on pay proposal (92.8% of votes were cast for the proposal).

We were pleased with this significant vote of confidence in our pay practices and made no direct changes to our compensation programs as a result of this vote.

We have a long-standing tradition of delivering financial results for our shareholders and our customers and aligning pay with those results. We believe we are a market leader in the marine industry, with business locations in many countries. Our executive team continues to successfully execute its growth plan, generating strong free cash flow and demonstrating outstanding operating leverage.

We have designed our executive compensation programs to drive strong financial results and to attract, reward, and retain a highly experienced, successful senior management team to achieve our corporate objectives and increase shareholder value. We believe our programs are structured in the best manner possible to support our Company and our business objectives and we believe that they strike an appropriate balance between implementing responsible, measured pay practices and providing effective incentives designed to encourage our executives to perform at their best. This balance is illustrated by the following factors, which we urge you to consider:

76 | 2023 Proxy Statement — Proposal 3

●	A significant part of our executive compensation is structured as performance-based incentives. Our compensation programs are substantially linked to our key business objectives, so that if the value we deliver to our shareholders declines, so does the compensation we deliver to our executives.

●	We have multiple-year award and payout cycles which serve as a retention tool and mitigate risk associated with short-term focus.

●	We respond to economic conditions appropriately, such as reducing and/or limiting bonuses of the NEOs in years when performance is not strong.

●	We monitor the executive compensation programs and pay levels of companies of similar size and industry to ensure that our compensation programs are comparable to, and competitive with, our peer group and general market practices.

●	The Board, the Compensation Committee, our Board Chair, Chief Executive Officer, and our Executive Vice President and Chief Human Resources Officer engage in a rigorous talent review process annually to address succession planning and executive development for our Chief Executive Officer and other key executives.

SAY-ON-PAY

93% approval in 2022

Accordingly, we ask our shareholders to vote “FOR” the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure in this Proxy Statement.”

Proposal 3 — 2023 Proxy Statement | 77

Proposal 4

Advisory Vote to Approve the
Frequency of the Advisory Vote
on Executive Compensation

Voting Recommendation: Your Board of Directors recommends a vote for continuing to hold advisory votes regarding executive compensation annually (ONE YEAR).

Pursuant to Section 14A of the Exchange Act of 1934, as amended, we seek your advisory vote to approve whether the say-on-pay vote should occur every one, two or three years. While we will continue to monitor developments in this area, the Board of Directors asks that you support a frequency period of one year (an annual vote) for future non-binding shareholder votes on the compensation of our named executive officers. Because this vote is advisory in nature, it will not be binding on the Board of Directors, which may decide that it is in the best interest of our shareholders to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders; however, the Board will review the voting results and carefully consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on executive compensation.

The say-on-pay vote is very important to Brunswick and our Board of Directors, as well as the Compensation Committee, which administers our executive compensation programs. Consistent with the direction of our shareholders, the say-on-pay vote has been held on an annual basis. We believe that say-on-pay votes should be conducted every year so that our shareholders have an opportunity to express their views on our executive compensation programs, policies and practices, as described in our Proxy Statement, on an annual basis. Setting a one-year period for shareholder advisory votes on executive compensation will provide you with an opportunity to annually assess the effectiveness of our executive compensation programs, while providing us with timely feedback from our shareholders about our compensation structure. An annual advisory vote will provide the highest level of accountability and communication, as it gives us an opportunity each year to engage in a dialogue with our shareholders to better understand the results of the advisory vote and to respond swiftly to your feedback by making adjustments to our compensation practices, as appropriate. We also believe that from a corporate governance perspective, an annual vote would ensure procedural consistency from year to year.

The Board will consider the option of one, two or three years that receives the highest number of votes cast by shareholders as the shareholders’ recommendation on the frequency of future say-on-pay votes. You also have the option to abstain from this vote.

Your Board of Directors recommends a vote for continuing to hold advisory votes regarding executive compensation annually (ONE YEAR).

80 | 2023 Proxy Statement — Proposal 4

Proposal 5

Approval of the Brunswick Corporation 2023 Stock Incentive Plan

BRUNSWICK

2023 Proxy Statement | 81

Proposal 5

Approval of the Brunswick Corporation 2023 Stock Incentive Plan

Voting Recommendation: Your Board of Directors recommends a vote FOR the approval of the Brunswick Corporation 2023 Stock Incentive Plan.

Introduction

The Company’s Board of Directors (the Board) is recommending shareholder approval of the Brunswick Corporation 2023 Stock Incentive Plan (the 2023 Plan). If approved by shareholders, the 2023 Plan will become effective as of the date of such approval. The purposes of the 2023 Plan are to:

•  Support the execution of the Company’s business and human resource strategies;

•  Provide for the compensation of officers, employees, non-employee directors and persons expected to become officers, employees and non-employee directors; and

•  More closely align the interests of participants with those of the Company’s shareholders.

Under the 2023 Plan, the Company may grant:

•  Non-qualified stock options (Stock Options);

•  Stock appreciation rights (SARs);

•  Restricted stock, restricted stock units and unrestricted stock (Stock Awards);

•  Performance awards; and

•  Other share-based and cash-based awards.

As of March 6, 2023, approximately 19,000 employees (provided, based on the Company’s historic and anticipated grant practices, approximately 300 employees would be eligible to participate as of March 6, 2023) and 9 non-employee directors would be eligible to participate in the 2023 Plan. Upon approval of the 2023 Plan, no additional awards will be granted under the Company’s 2014 Stock

Incentive Plan (the 2014 Plan, together with the 2023 Plan, the Plans).

Plan Highlights

The 2023 Plan incorporates certain compensation governance provisions that reflect best and prevalent practices. These include:

•  The 2023 Plan will be administered by committees of the Company’s Board that are comprised entirely of independent directors.

•  Non-employee director cash and equity compensation payable or awardable for a director’s service in a given calendar year may not exceed an annual limit of $750,000, subject to certain limited exceptions described below.

•  Stock Options or SARs granted under the 2023 Plan may not be repriced without shareholder approval.

•  The purchase price of Stock Options and the base price for SARs granted under the 2023 Plan may not be less than the fair market value of the Common Stock on the date of grant.

•  No dividends or dividend equivalents can be paid on Stock Options or SARs.

•  No dividends or dividend equivalents can be paid out currently on unvested Stock Awards and share-based awards.

•  No evergreen features.

•  No tax “gross-ups” for excise taxes payable in connection with a change in control.

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Expected Duration and Impact on Dilution

The Company recognizes the impact of dilution on our shareholders and has evaluated the request for shares of common stock under the 2023 Plan carefully in the context of the need to motivate, retain and ensure our leadership team is focused on our strategic and long-term growth priorities. Equity is an important component of our compensation program and aligns with our strategy of achieving long-term, sustainable growth.

Based on past trends and current expectations for possible future awards, the Company is recommending that 3,600,000 shares of common stock be made available for issuance under the 2023 Plan (Initial Share Reserve), subject to certain adjustments as described in the plan summary below. To the extent applicable, the Initial Share Reserve shall be reduced on a share-for-share basis for any share-based award granted under the 2014 Plan after February 20, 2023 and before the effective date of the 2023 Plan. Upon the effective date of the 2023 Plan, no additional awards will be granted under the 2014 Plan.

Set forth below is the number of shares available for future issuance pursuant to outstanding and future equity awards under the 2014 Plan (the only plan under which we can currently make grants) as of February 20, 2023:

Number of shares that were authorized for future grants	4,083,166
Number of full-value awards outstanding (time- or performance- based restricted stock or restricted stock units, at “target” for performance-based awards)	1,009,339
Number of stock options/SARs outstanding	0
Weighted average remaining term of outstanding options/SARs	N/A
Weighted average exercise price of outstanding options/SARs	N/A

The Company anticipates these shares will be sufficient to cover equity awards for the next several years. Despite this estimate, the duration of the share reserve may be shorter or longer depending on various factors such as stock price, aggregate equity needs, and equity award type mix. On March 6, 2023, the closing price of a share of the Company’s common stock was $87.81.

Common measures for the use of stock incentive plans include the burn rate and the overhang rate. The burn rate measures the annual dilution from equity awards granted during a particular year. The Company calculates this based on all full-value and appreciation awards granted under the 2014 Plan in a given year as a percent of the weighted average shares of common stock outstanding in that year. The Company believes these are reasonable levels. The burn rate may increase in future years as the number of Company employees who are eligible to receive equity awards grows, and if the Company continues to have equity awards as an important component of compensation for executives and other key employees to align their interests with the interests of shareholders.

Set forth below is a table that reflects our equity usage for 2020, 2021 and 2022, as well as the average over those years.

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3-Year Burn Rate
Fiscal year	Award Shares Granted	Basic Weighted Average Number of Shares of Common Stock Outstanding	Gross Equity Usage[1]

within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act), and (ii) “independent” within the meaning of the rules of the NYSE.

Subject to the express provisions of the 2023 Plan, the Plan Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by a written or electronic agreement containing such provisions not inconsistent with the 2023 Plan as the Plan Committee will approve. The Plan Committee will also have authority to establish rules and regulations for administering the 2023 Plan and to decide questions of interpretation or application of any provision of the 2023 Plan. The Plan Committee may take any action such that (i) any outstanding options and SARs will become exercisable in part or in full, (ii) all or any portion of a restriction period on any restricted stock or restricted stock units will lapse, (iii) all or a portion of any performance period applicable to any Stock Award or performance award will lapse, and (iv) any performance measures applicable to any outstanding award will be deemed satisfied at the target or any other level specified by the Plan Committee.

The Plan Committee may delegate some or all of its power and authority under the 2023 Plan to the Board or, subject to applicable law, to the Chief Executive Officer or other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to the Chief Executive Officer or any executive officer with regard to awards to persons who are subject to Section 16 of the Exchange Act.

Available Shares

Subject to adjustments for changes in capitalization and the 2023 Plan’s share counting provisions, as of the effective date of the 2023 Plan, the Initial Share Reserve under the 2023 Plan will be 3,600,000. To the extent applicable, the Initial Share Reserve shall be reduced on a share-for-share basis for any share-based award granted under the 2014 Plan after February 20, 2023 and before the effective date of the 2023 Plan. Upon the effective date of the 2023 Plan, no additional awards will be granted under the 2014 Plan.

2020	436,426	79,200,000	0.6%
2021	386,631	77,800,000	0.5%
2022	474,523	74,800,000	0.6%
3-Year Average	432,527	77,266,667	0.6%

[1]   “Gross Equity Usage” is defined as the number of equity awards granted in the year divided by the basic weighted average number of shares of common stock outstanding

The overhang rate is a measure of potential dilution to shareholders. The Company calculates this based on all unissued shares under the 2014 Plan plus outstanding full-value and appreciation awards as a percentage of the total number of shares of common stock outstanding. As of February 20, 2023, the Company’s overhang rate was approximately 6.7%. The Company believes these are reasonable levels and provide the Company with the appropriate flexibility to ensure meaningful equity awards in future years to executives and other key employees to align their interests with the interests of shareholders.

Description of the 2023 Plan

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached as Appendix B and incorporated into this Proxy Statement by reference.

Administration

The 2023 Plan will be administered by the Human Resources and Compensation Committee of the Board, in the case of awards to employees, and the Nominating and Corporate Governance Committee of the Board, in the case of awards to non-employee directors, or such other committee designated by the Board of Directors (the Plan Committee), in each case, consisting of two or more members of the Board. Each member of the Plan Committee is intended to be (i) a “non-employee director”

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The following share counting provisions apply to the 2023 Plan:

•  The following shares of Common Stock shall be available for reissuance under the 2023 Plan (including after February 20, 2023, with respect to any such shares previously granted under the 2014 Plan): (i) shares subject to an outstanding award that are not issued or delivered by reason of (a) expiration, termination, cancellation or forfeiture of such award or (b) the settlement of such award in cash and (ii) shares that are delivered to or withheld by the Company to pay the withholding taxes related to an outstanding award (other than a Stock Option or SAR awarded under the Plans).

•  The following shares of Common Stock shall not be available for reissuance under the 2023 Plan (including with respect to any such shares previously granted under the 2014 Plan): (i) shares tendered by the holder of a Stock Option, or withheld by the Company, in payment of the purchase price thereof, or to satisfy any tax withholding obligation with respect to a Stock Option or SAR, (ii) shares subject to a SAR that are not issued in connection with the stock settlement on the exercise thereof and (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Stock Options.

•  Substitute Awards (as defined under the Plans, respectively) granted under the Plans shall not count against the 2023 Plan’s share reserve and, notwithstanding the foregoing or anything else to the contrary, no shares of Common Stock underlying Substitute Awards shall become available again for reissuance under the 2023 Plan.

Director Compensation Limit

Non-employee director cash and equity compensation payable or awardable for a director’s service in a given calendar may not exceed an annual limit of $750,000.

Notwithstanding the forgoing, the Board (or its delegate) may make limited exceptions (determined in its sole discretion) for individual non-employee directors in extraordinary circumstances (e.g., for service on a special litigation or transactions Board committee). To the extent an exception is made, the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Corporate Transactions

Unless otherwise provided in an award agreement, in the event of a Change in Control or other merger, consolidation, reorganization, partial or complete liquidation or any other change in corporate capitalization of the Company, the Board may, in its discretion, (i) accelerate the vesting or exercisability of some or all outstanding awards, (ii) require that shares of stock of the company resulting from such transaction, or the parent thereof, be substituted for some or all of the shares of Common Stock subject to outstanding awards, and/or (iii) require outstanding awards to be surrendered to the Company in exchange for a payment of cash, shares of common stock in the company resulting from the transaction, or the parent thereof, or a combination of cash and shares.

Under the terms of the 2023 Plan, a Change in Control is generally defined as (i) certain acquisitions of the then outstanding common shares representing 25% or more of the total voting power, (ii) a change in the Company’s Board resulting in the incumbent directors ceasing to constitute at least 50% of the Board, (iii) the consummation of a merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (unless, among other conditions, the Company’s shareholders continue to hold at least 60% of the combined voting power of the resulting entity) or (iv) the approval of a plan liquidation or dissolution of the Company by the Company’s shareholders.

Effective Date, Termination and Amendment

If approved by shareholders, the 2023 Plan will become effective as of the date of such approval and will terminate as of the tenth anniversary of the effective date, unless earlier terminated by the Board of Directors. The Board may amend the 2023 Plan at any time, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including any rule of the NYSE, and provided that no amendment may be made that impairs the rights of a holder of an outstanding award without the consent of such holder.

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Stock Options and SARs

The 2023 Plan provides for the grant of Stock Options and SARs. The Plan Committee will determine the conditions to the exercisability of each Stock Option and SAR.

The period for the exercise of a Stock Option or SAR will be determined by the Plan Committee, but will not be longer than 10 years. The exercise price of a Stock Option and the base price of an SAR will not be less than 100% of the fair market value of a share of Common Stock on the date of grant. An SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of Common Stock (which may be restricted stock), or to the extent provided in the applicable agreement, cash or a combination thereof, with a value equal to the difference between the fair market value of the Common Stock on the exercise date and the base price of the SAR.

All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs following the termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee and set forth in the applicable agreement. If on the date an outstanding Stock Option or SAR would expire, the exercise of the award would violate applicable securities laws or any insider trading policy maintained by the Company, the expiration date applicable to the award will be extended (except to the extent that such extension would violate Section 409A of the Internal Revenue Code), to a date that is 30 calendar days after the date that the exercise of the award would no longer violate applicable securities laws or any such insider trading policy. Unless an award agreement provides otherwise (or if a participant directs otherwise in writing or is no longer in service), each in-the-money vested and exercisable Stock Option and SAR that remains outstanding on the last business day of the applicable term of the award will automatically be exercised on such date.

Subject to the adjustment provisions set forth in the 2023 Plan, the Plan Committee will not without the approval of the shareholders of the Company (i) reduce the purchase price or base price of any previously granted Stock Option or SAR, (ii) cancel any previously granted Stock

Option or SAR in exchange for cash or another award if the purchase price of such Stock Option or the base price of such SAR exceeds the fair market value of a share of Common Stock on the date of such cancellation or (iii) take any other action with respect to a Stock Option or SAR that would be treated as a repricing under the rules and regulations of the NYSE, in each case, other than in connection with a Change in Control.

Stock Awards

The 2023 Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award either as a restricted stock award, a restricted stock unit award or an unrestricted stock award. Except as otherwise determined by the Plan Committee, awards of restricted stock and restricted stock units will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period.

Unless otherwise set forth in a restricted stock award agreement, the holder of restricted stock under a restricted stock award will have rights as a shareholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock; provided, however, that any shareholder distributions, dividends, or dividend equivalents shall be subject to deferral and payment on a contingent basis based on the participant earning the restricted stock with respect to which such stockholder distributions, dividends or dividend equivalents are paid.

An agreement awarding restricted stock units will specify (i) whether such award may be settled in shares of Common Stock, cash or a combination thereof, and (ii) whether the holder will be entitled to receive dividend equivalents with respect to such award; provided, however, such dividend equivalents shall be subject to deferral and payment on a contingent basis based on the participant earning the restricted stock units with respect to which such dividend equivalents are paid. No dividends shall be payable with respect to restricted stock units. Prior to settlement of a restricted stock unit,

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the holder of a restricted stock unit will have no rights as a shareholder of the Company.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a Stock Award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee and set forth in the applicable agreement.

Unrestricted stock awards will not be subject to any restriction period or performance measures; provided, however, that unrestricted stock awards shall be limited to (i) awards to non-employee directors, (ii) awards to newly hired employees, (iii) awards made in lieu of a cash bonus or (iv) awards granted under this Plan with respect to the number of shares of Common Stock which, in the aggregate, does not exceed ten percent (10%) of the total number of shares available for awards under this Plan.

Performance Awards

The 2023 Plan also provides for the grant of performance awards. The agreement relating to a performance award shall specify whether such award may be settled in shares of Common Stock (including shares of restricted stock) or cash or a combination thereof. The agreement relating to a performance award shall provide, in the manner determined by the Plan Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period. Any dividend or dividend equivalents with respect to a performance award that are subject to performance-based vesting conditions will be subject to the same restrictions as such performance award. Prior to the settlement of a performance award in Common Stock, the holder of such award will have no rights as a shareholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee and set forth in the applicable agreement.

Performance Measures

Under the 2023 Plan, the vesting, exercisability or payment of certain awards may be made subject to the satisfaction of performance measures. The performance measures applicable to a particular award will be determined by the Plan Committee at the time of grant. The criteria and objectives established by the Plan Committee include, but are not limited to, any of the following measures: the attainment by a share of Common Stock of a specified fair market value for a specified period of time, earnings per share (determined on a fully diluted basis or otherwise), total stockholder return, return on assets, return on equity, earnings of the Company before or after taxes and/or interest, sales, revenue, market share, free cash flow, cash flow return on investment, cash on hand, expense reduction, interest expense before or after taxes, return on investment, return on invested capital, economic value added, operating margin, net income before or after taxes, earnings before interest, taxes, depreciation

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and amortization, pretax operating earnings after interest expense and before incentives, and/or extraordinary or special items, operating income, net cash provided by operations, total liquidity, net debt, gross margin, operating leverage, operating working capital and related metrics and strategic business criteria consisting of one or more objectives based on meeting specified goals relating to market penetration, geographic business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, safety and acquisitions or divestitures, rate of new product introduction or any combination of the foregoing. In the sole discretion of the Plan Committee, the Plan Committee may provide for performance measures or other terms and conditions of an outstanding award to be adjusted in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

Other Share-Based or

Cash-Based Awards

The 2023 Plan also provides for the grant of other share-based awards or other cash-based awards. The agreement relating to other share-based awards or other cash-based awards shall specify whether such awards may be settled in shares of Common Stock or cash or a combination thereof. Any dividends or dividend equivalents with respect to such awards shall be subject to the same restrictions as the award. Prior to the settlement of other share-based awards in shares of Common Stock, and at all times with respect to other cash-based awards, the holders of such awards shall have no rights as shareholders of the Company. All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of other share-based awards or other cash-based awards upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee and set forth in the applicable agreement.

Clawback of Awards

Awards granted under the 2023 Plan and any cash payment or Common Stock delivered pursuant to an award are subject to forfeiture and recovery by the Company pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including any policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act or as otherwise required by law.

New Plan Benefits

The specific individuals who will be granted awards under the 2023 Plan and the type and amount of any such awards will be determined at the discretion of the Plan Committee. Accordingly, future awards to be received by or allocated to particular individuals under the 2023 Plan are not presently determinable. Grants under the 2014 Plan in 2022 to the Company’s named executive officers are shown in the 2022 Grants of Plan-Based Awards table and to the Company’s non-employee directors are shown in the 2022 Director Compensation table.

Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2023 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2023 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2023 Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

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Stock Options

A participant will not recognize taxable income at the time a Stock Option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a Stock Option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company expects to be entitled to a corresponding deduction.

SARs

A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered. This amount is expected to be deductible by the Company.

Stock Awards

A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at the time of grant. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company.

A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time unrestricted stock is granted.

Performance Awards

A participant will not recognize taxable income at the time a performance award is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of a performance award, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company.

Other Stock-Based or

Cash-Based Awards

A participant will not recognize taxable income at the time other stock-based awards or other cash-based awards are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of such awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and/or the amount of cash paid by the Company.

Tax Withholding

As a condition to the delivery of any shares to the participant, we may require the participant to make arrangements for meeting certain tax withholding requirements in connection with the award or withhold or receive shares in satisfaction of a participant’s tax obligations; provided that the amount of tax withholding to be satisfied by withholding shares will be limited to the maximum individual statutory tax rate in a given jurisdiction (or such lower amount as may be necessary to avoid liability award accounting or any other accounting consequence or cost to the Company).

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Certain Tax Code
Limitations on Deductibility

Section 162(m) of the Internal Revenue Code generally limits the deductible amount of total annual compensation paid by a public company to each “covered employee” to no more than $1 million. In addition, our ability to obtain a deduction for future payments could be limited by Section 280G of the Internal Revenue Code, which provides that certain payments made in connection with a change in control are not deductible by the Company (and may be subject to additional taxes for the grantee).

Section 409A

Some awards under the 2023 Plan may be considered to be deferred compensation subject to Section 409A of the Internal Revenue Code. Failure to satisfy the applicable requirements under this provision for awards considered deferred compensation would result in the acceleration of income and additional income tax liability to the recipient, including certain penalties.

Registration with the SEC

If the 2023 Plan is approved by our shareholders and becomes effective, we intend to file a Registration Statement on Form S-8 relating to the issuance of shares of Common Stock under the 2023 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2023 Plan by our shareholders.

Your Board of Directors recommends a vote FOR the approval of the Brunswick Corporation 2023 Stock Incentive Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2022, regarding Common Stock that may be issued under equity compensation plans currently maintained by Brunswick.

	A	B	C

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity Compensation Plans Approved by Security Holders[1]	948,954[2,3]	n/a4	4,404,537[5]
Equity Compensation Plans Not Approved by Security Holders	–	–	–

[1]	Our shareholders have approved the 2014 Stock Incentive Plan.

[2]	Includes 2,123 shares of Common Stock subject to deferred obligations to issue shares of Common Stock, 288,226 shares of Performance Share obligations to issue shares of Common Stock, and 658,605 shares of restricted stock obligations to issue shares of Common Stock.

[3]	Shares represented by Performance Share awards may be adjusted depending on performance.
4
As of December 31, 2022, the Company had no outstanding options, warrants, and rights and therefore no exercise price is included in this column. Deferred and restricted stock obligations to issue shares of Common Stock have been disregarded for purposes of calculating the weighted average exercise price because no exercise price is associated with those obligations.

[5]	Reflects shares available under the 2014 Stock Incentive Plan.

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Audit-Related Matters

BRUNSWICK

2023 Proxy Statement | 91

Audit-Related
Matters

Audit and Finance Committee

David V. Singer (C)

Reginald Fils-Aimé

Joseph W. McClanathan

MaryAnn Wright

Report of the Audit And Finance Committee The following is the Audit and Finance Committee report with respect to Brunswick’s audited financial statements for the fiscal year ended December 31, 2022.

Overview of Audit and Finance
Committee Function

The Audit and Finance Committee is composed of independent directors, each of whom is an “audit committee financial expert” under SEC rules. Mr. Singer chairs the Committee. The Audit and Finance Committee oversees Brunswick’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

Audit and Finance
Committee Charter

The Committee operates pursuant to a written charter, a copy of which is available on Brunswick’s website, www.brunswick.com.

Independence of Audit and
Finance Committee Members

The Board of Directors has determined that all members of the Audit and Finance Committee are independent, within the meaning of the New York Stock Exchange Listed Company Manual.

Review with Management

The Audit and Finance Committee has reviewed and discussed Brunswick’s audited financial statements with management.

Review and Discussions with
Independent Auditors

The Audit and Finance Committee is responsible for the appointment, termination, compensation, and oversight of Brunswick’s independent auditors. Deloitte & Touche, LLP (Deloitte) was Brunswick’s independent registered public accounting firm for the fiscal year ended December 31, 2022 and has served in that capacity since 2014. The Audit and Finance Committee has discussed with Deloitte, which is responsible for expressing an opinion on the conformity of Brunswick’s audited financial statements with generally accepted accounting principles and on the effectiveness of Brunswick’s internal control over financial reporting, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, and other professional standards and regulatory requirements currently in effect.

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The Audit and Finance Committee has also received the written disclosures from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Committee concerning independence and has discussed with Deloitte its independence from Brunswick. The Audit and Finance Committee has also reviewed the non-audit services Deloitte provided and has considered whether the provision of those services was compatible with maintaining Deloitte’s independence.

Conclusion

Based on the review and discussions referred to above, the Audit and Finance Committee recommended to Brunswick’s Board of Directors that the audited financial statements be included in Brunswick’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

Fees Incurred For Deloitte Services

Brunswick incurred the following fees for services rendered by Deloitte, our current independent registered public accounting firm, during the fiscal years ended December 31, 2021 and 2022:

	2022	2021
Audit Fees[1]	$5,175,000	$4,745,000[4]
Audit-Related
Fees[2]	$56,000	$1,040,000
Tax Fees[3]	$600,000	$692,000
All Other Fees	—	—

[1]	Audit Fees: Professional services rendered for the audit of our annual financial statements included in our Annual Reports on Form 10-K, reviews of the financial statements included in our Quarterly Reports on Form 10-Q, accounting and financial reporting consultations, and statutory audits.

[2]	Audit-Related Fees: Includes M&A support.

[3]	Tax Fees: Includes tax compliance and consulting services.
4	A $125,000 difference from the amount reported in last year's Proxy Statement is due to a clarification in fees following the 2022 Annual Meeting.

Approval of Services Provided by Independent Registered Public Accounting Firm

The Audit and Finance Committee is responsible for pre-approving all audit and non-audit services that our independent registered public accounting firm performs; accordingly, the Committee pre-approved Deloitte’s services in 2021 and 2022. The Audit and Finance Committee has adopted a two-tiered approach for pre-approving fees. Each year it approves an overall budget for specified audit and non-audit services, after which the Audit and Finance Committee must pre-approve either: (i) any proposed specified service that would result in total fees exceeding the budget; or (ii) any proposed service not specified in the budget.

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Proposal 6

Ratification of the Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023

Voting Recommendation:

What am I voting on? Shareholders are being asked to approve the appointment of Deloitte & Touche LLP (Deloitte) as the independent registered accounting firm for Brunswick.

Your Board of Directors and the Audit and Finance Committee recommend a vote FOR the approval and ratification of the appointment of Deloitte as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2023.

The Audit and Finance Committee has appointed Deloitte as the independent registered public accounting firm for Brunswick and its subsidiaries for our fiscal year ending December 31, 2023. Although it is not required to seek shareholder approval of this appointment, the Board of Directors has determined that, in keeping with the principles of sound corporate governance, the appointment will be submitted for ratification by the shareholders. The Board of Directors and the Audit and Finance Committee recommend that shareholders ratify the appointment of Deloitte as the independent registered accounting firm for Brunswick and its subsidiaries for the fiscal year ending

December 31, 2023. If our shareholders do not ratify the appointment, the Audit and Finance Committee will investigate the basis for the negative vote and will reconsider its appointment in light of the results of such investigation.

Representatives of Deloitte will attend the Annual Meeting and will be afforded an opportunity to make a statement, if they desire to do so, and to respond to questions from shareholders.

2023 will be the tenth year that Deloitte is anticipated to serve as the independent registered public accounting firm for Brunswick and its subsidiaries.

96 | 2023 Proxy Statement — Proposal 6

Submission of Proposals

BRUNSWICK
2023 Proxy Statement | 97

Submission
of Proposals

In order to be considered for inclusion in Brunswick’s proxy materials for our 2024 Annual Meeting, a shareholder proposal must be received at Brunswick’s principal executive offices at 26125 N. Riverwoods Blvd., Suite 500, Mettawa, Illinois 60045 (fax: 847-735-4433; email: corporate.secretary@brunswick.com) by November 24, 2023.

Shareholders who intend to submit director nominees for inclusion in our proxy materials for the 2024 Annual Meeting must comply with the requirements of proxy access as set forth in our Amended By-Laws. The shareholder or group of shareholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to Brunswick’s secretary between October 25, 2023 and November 24, 2023.

In addition, a shareholder may wish to have a proposal presented at the 2024 Annual Meeting (including director nominations), but not to have such proposal included in Brunswick’s proxy materials relating to that meeting. Brunswick’s Amended By-Laws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders. Pursuant to

By order of the Board of Directors,

Christopher F. Dekker

Secretary

Mettawa, Illinois

March 23, 2023

the Amended By-Laws, a shareholder proposal or nomination intended to be brought before the 2024 Annual Meeting must be delivered to Brunswick’s Secretary between January 4, 2024 and February 3, 2024. In addition to satisfying the requirements under our Amended By-Laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Brunswick’s nominees must provide notice that sets forth the information required by Rule 14a-19, promulgated under the Exchange Act, no later than March 4, 2024.

Brunswick encourages you to vote on the matters that will be presented to Brunswick shareholders at the Annual Meeting. Please vote as soon as possible so that your shares will be represented.

98 | 2023 Proxy Statement — Submission of Proposals

Frequently Asked Questions

BRUNSWICK
2023 Proxy Statement | 99

Frequently

Asked Questions

About the Annual Meeting

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon matters described in the Notice, including:

●	The election to our Board of Directors of the ten nominees named in this Proxy Statement;

●	Approval of Amendments to our Restated Certificate of Incorporation (Charter) to (a) Include Officer Exculpation; (b) Clarify, Streamline, and Modernize the Charter; and (c) Eliminate Outdated Language;

●	An advisory say-on-pay vote to approve the compensation of our Named Executive Officers (NEOs);

●	An advisory vote on the frequency of the say-on-pay vote;

●	Approval of the Brunswick Corporation 2023 Stock Incentive Plan; and

●	Ratification of the Audit Committee’s appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

How can I attend the Annual Meeting?

Brunswick will host our virtual Annual Meeting on Wednesday, May 3, 2023 beginning promptly at 9:00 a.m. CDT. There will be no physical location for shareholders to attend. A live audio webcast will be available to shareholders and the general public at www. virtualshareholdermeeting.com/BC2023. We encourage you to access the Annual Meeting prior to the start time. Online access will be available beginning at 8:30 a.m. CDT.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.

Who may vote at the Annual Meeting?

Only holders of one or more of the 71,273,916 shares of Brunswick common stock, par value $.75 per share (Common Stock), issued and outstanding as of the close of business on March 6, 2023 (the Record Date) will be entitled to vote at the Annual Meeting. Each holder as of the Record Date is entitled to one vote for each share of Brunswick Common Stock held.

Who can participate in the Annual Meeting?

Only shareholders who owned Common Stock as of the Record Date, or their duly appointed proxies, are entitled to participate in the Annual Meeting. Even if you plan to participate in the Annual Meeting, we recommend that you vote by proxy prior to the Annual Meeting so that your vote will be counted if you later decide not to participate.

100 | 2023 Proxy Statement — Frequently Asked Questions

How can I participate in the Annual Meeting?

To participate in the Annual Meeting, including to vote your shares electronically and submit questions, you will need the 16-digit control number included on your proxy card or on your Notice. If you do not have your control number at the time of the meeting, you will still be able to attend virtually, but you will not be able to vote or ask questions. During the 30 minutes prior to the meeting start time and throughout the meeting, you will be able to vote and submit questions to management through the virtual meeting website. Management will try to respond to questions from shareholders in the same way as it would if we held an in-person meeting. We do not place restrictions on the type or form of questions that may be asked; however, we reserve the right to edit or reject redundant questions or questions that we deem inappropriate. We will generally answer questions as they come in and address those asked in advance as time permits. Shareholders will be limited to one question each, unless time otherwise permits.

Who will count the votes?

Brunswick’s tabulator, Broadridge Financial Solutions, Inc., will count the votes. Representatives of Brunswick’s Law Department will act as inspectors of election.

How do I vote?

If you hold your shares through a broker, bank, or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

If you hold any shares in the Brunswick Retirement Savings Plan or the Brunswick Rewards Plan, you must direct the trustee of these plans how to vote these shares by following the instructions on your Notice for voting by telephone at 1-800-690-6903 or via the Internet at www.proxyvote.com, or by signing, dating, and mailing in a proxy card. The deadline for voting shares held in the Brunswick Retirement Savings Plan or the Brunswick Rewards Plan is 11:59 p.m. EDT on April 28, 2023. The trustee will vote these shares as you direct. The trustee will vote allocated shares of Common Stock for which proxies are not received in direct proportion to voting by allocated shares for which proxies are received.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting, including voting via the Internet or by telephone (only your latest Internet or telephone proxy that is timely submitted prior to the meeting will be counted), by signing and returning a new proxy card with a later date, or by participating in and voting at the Annual Meeting. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

How will my shares be voted if I sign, date, and return a proxy card?

If you sign, date, and return a proxy card and indicate how you would like your shares to be voted, your shares will be voted as you have instructed. If you sign, date, and return a proxy card but do not indicate how you would like your shares to be voted, your proxy will be voted in accordance with the Board’s recommendations. With respect to any other matter that is properly brought before the meeting, the proxy holders will vote the proxies held by them in accordance with their best judgment.

Frequently Asked Questions — 2023 Proxy Statement | 101

What are the Board’s recommendations?

Proposal 1:	FOR each nominee
Election of Directors Named in this Proxy Statement

Proposals 2a-2c:

Approval of Amendments to our Restated Certificate of Incorporation (Charter) to:
● 2a Include Officer Exculpation	FOR
● 2b Clarify, Streamline, and Modernize the Charter	FOR
● 2c Eliminate Outdated Language	FOR

Proposal 3:

Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR

Proposal 4:

Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation	ONE YEAR

Proposal 5:

Approval of the Brunswick Corporation 2023 Stock Incentive Plan	FOR

Proposal 6:

Ratification of the Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023	FOR

What vote is required to approve each matter to be considered at the Annual Meeting?

Election of Directors

Brunswick has adopted a majority voting standard for the uncontested election of Directors and, therefore, the Director nominees shall be elected to the Board of Directors if they each receive a majority of the votes cast via the Internet or by proxy at the Annual Meeting. Abstentions and broker non-votes will have no effect on the voting results. Under Brunswick’s majority voting standard for uncontested elections, if the number of votes cast “For” a Director nominee’s election does not exceed the number of votes cast “Against” election, then the Director nominee must tender his or her resignation from the Board promptly after certification of the shareholders’ vote. The Board will decide within 120 days of that certification, through a process managed by the Nominating and Corporate Governance Committee and excluding the Director nominee in question, whether to accept the resignation. Because Brunswick has adopted a majority voting standard for the uncontested election of Directors, abstentions will have no effect on the election of Director nominees. If any one or more of the Director nominees is unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for the alternate individual or individuals the Board designates.

Approval of Amendments to Our Charter to Include Officer Exculpation

The affirmative vote of the holders of a majority of all of the outstanding shares of our Common Stock entitled to vote will be required for the approval of the amendment. Because approval of this resolution requires the affirmative vote of a majority of our outstanding shares, abstentions and broker non-votes will have the same effect as votes against approval.

Approval of Amendments to Our Charter to Clarify, Streamline, and Modernize the Charter

The affirmative vote of the holders of a majority of all of the outstanding shares of our Common Stock entitled to vote will be required for the approval of the amendments. Because approval of this resolution requires the affirmative vote of a majority of our outstanding shares, abstentions and broker non-votes will have the same effect as votes against approval.

Approval of Amendments to Our Charter to Eliminate Outdated Language

The affirmative vote of the holders of 80% of the outstanding shares entitled to vote in elections of Directors will be required for the approval of the Amendment. Because approval of this resolution requires a supermajority vote of the shares entitled to vote in the elections of directors, abstentions and broker non-votes will have the same effect as votes against approval.

102 | 2023 Proxy Statement — Frequently Asked Questions

Advisory Vote to Approve the Compensation of our Named Executive Officers

The affirmative vote of the holders of a majority of the shares having voting power and represented at the Annual Meeting will be required for the approval of the non-binding resolution relating to the compensation of our Named Executive Officers (NEOs). Because approval of this resolution requires a majority of the shares having voting power and represented at the Annual Meeting, abstentions will have the same effect as votes against approval. Broker non-votes will have no impact on the voting results.

Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

Shareholders will have four choices with respect to this proposal: one year, two years, three years, or you may abstain from voting on the proposal. The frequency receiving the greatest number of votes will be considered the frequency that shareholders approve. Abstentions and broker non-votes will have no impact on the voting results.

Approval of the Brunswick Corporation 2023 Stock Incentive Plan

The affirmative vote of the holders of a majority of the shares having voting power and represented at the Annual Meeting will be required for the approval of the 2023 Stock Incentive Plan. Because approval of this resolution requires a majority of the shares having voting power and represented at the Annual Meeting, abstentions will have the same effect as votes against approval. Broker non-votes will have no impact on the voting results.

Ratification of the Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority of the shares having voting power and represented at the Annual Meeting will be required for the ratification of the Audit and Finance Committee’s appointment of Deloitte as Brunswick’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Because the ratification of the independent registered public accounting firm requires a majority of the shares having voting power and represented at the Annual Meeting, abstentions will have the same effect as votes against ratification. Because we expect that brokers will have discretionary authority to vote on this proposal, we do not expect any broker non-votes.

What constitutes a quorum?

The Annual Meeting will be held only if a quorum is present. A quorum will be present if a majority of the shares of Common Stock issued and outstanding on the Record Date are represented, via the Internet or by proxy, at the Annual Meeting. Shares represented by properly completed proxy cards or ballots marked “Abstain” or returned without voting instructions are counted as present for the purpose of determining whether a quorum is present.

What is a broker non-vote?

Broker non-votes occur when a broker lacks discretionary authority to vote on a proposal and the beneficial owner has not provided instructions about how to vote. Brunswick will treat broker non-votes as present to determine whether or not there is a quorum at the Annual Meeting, but they will not be treated as having voting power on the proposals, if any, for which the broker indicates it does not have discretionary authority. This means that broker non-votes will not have any effect on whether a proposal passes, except for the approval of the amendments to our Charter (Proposals 2a-2c). For these proposals, a broker non-vote will have the same impact as a vote against approval of each such proposal.

We expect that brokers will have discretionary authority with respect to the proposal to ratify the appointment of our independent registered public accounting firm but will lack discretionary authority with respect to the other proposals. Accordingly, broker non-votes may occur as to the other proposals.

Will my vote be kept confidential?

Yes. As a matter of policy, shareholder proxies, ballots, and tabulations that identify individual shareholders are kept confidential and are available only to our tabulator and inspectors of election, who are obligated to keep your vote confidential.

Frequently Asked Questions — 2023 Proxy Statement | 103

What if other matters come up during the Annual Meeting?

If any matters other than those referred to in the Notice properly come before the meeting, the individuals named in the accompanying form of proxy will vote the proxies held by them in accordance with their best judgment. We are not aware of any business other than the items referred to in the Notice that may be considered at the meeting.

Who pays to prepare, mail, and solicit the proxies?

Brunswick pays all of the costs of preparing, mailing, and soliciting proxies. We ask brokers, banks, voting trustees, and other nominees and fiduciaries to forward notices and, when requested, proxy materials to the beneficial owners and to obtain authority to execute proxies. We reimburse the brokers, banks, voting trustees, and other nominees and fiduciaries upon request. In addition to solicitation by mail, telephone, facsimile, Internet, or personal contact by our designated officers and employees (who will not receive additional compensation for their solicitation efforts), we have retained the services of Georgeson Inc. to solicit proxies for a fee of $11,000 plus expenses.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to SEC rules, we are providing access to our proxy materials via the Internet and have elected to use the SEC’s Notice and Access Rules for soliciting proxies. Accordingly, we are sending a Notice to all of our shareholders as of the Record Date. All shareholders may access our proxy materials on the website referred to in the Notice. You may also request to receive a printed set of the proxy materials. You can find instructions regarding how to access our proxy materials via the Internet and how to request a printed copy in the Notice. Additionally, by following the instructions in the Notice, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Multiple individuals residing in my home are beneficial owners of shares of Common Stock. Why did we receive only one mailing?

Brunswick is sending only one envelope with multiple Notices to you if you share a single address with another shareholder, unless we have received instructions to the contrary from you. This practice, known as “householding,” is designed to eliminate duplicate mailings, conserve natural resources, and reduce our printing and mailing costs. We will promptly deliver a separate Notice to you upon written or verbal request. If you wish to receive separate mailings in the future, you may contact Brunswick Shareholder Services by telephone at 847-735-4374, by mail at 26125 N. Riverwoods Blvd., Ste 500, Mettawa, Illinois 60045, or by email at shareholders.services@brunswick.com. If you currently receive multiple Notices, you can request householding by contacting Shareholder Services as described above. If you own your shares through a broker, bank, or other nominee, you can request householding by contacting the holder of record.

104 | 2023 Proxy Statement — Frequently Asked Questions

Appendix A

Amended and Restated Charter

Amended and Restated Certificate

of Incorporation of

BRUNSWICK CORPORATION

Under Section 245 of the Delaware

Corporation Law

~~We, Frederick J. Florjancic, Jr., Vice President-Finance, and Dianne M. Yaconetti, Secretary, of Brunswick Corporation do hereby certify as follows:~~

~~FIRST. That the~~The present name of the ~~Corporation~~corporation is Brunswick Corporation ~~and~~ (the ~~name under which the~~”Corporation”). The Corporation was ~~originally~~ incorporated ~~is~~ under the name “The Brunswick-Balke-Collender Company.

“ by ~~SECOND. That the~~ the filing of its original Certificate of Incorporation ~~of the Corporation was filed by~~with the Secretary of State~~, Dover,~~ of the State of Delaware~~,~~  on ~~the 31st day of~~ December 31, 1907. This Amended and Restated Certificate of Incorporation of ~~THIRD. That~~ the ~~restatement of the~~Corporation (this “Restated Certificate”), which restates and integrates and also further amends the provisions of the Corporation’s Restated Certificate of Incorporation ~~has been~~, was duly adopted in accordance with the provisions of ~~Section~~Sections 242 and 245 of the General Corporation Law of the State of Delaware ~~by the Board of Directors of the Corporation.~~. The Restated~~FOURTH. That the text of the~~  Certificate of Incorporation of ~~Brunswick~~the Corporation~~, as~~ is hereby amended, ~~is hereby~~integrated and restated ~~without further amendment by this Certificate,~~ to read in ~~full~~its entirety as follows:

FIRST. The name of this Corporation is BRUNSWICK CORPORATION.

SECOND. The location of its registered office in the State of Delaware is ~~Corporation Trust Center, 1209 Orange Street in the~~United Agent Group, 3411 Silverside Road, Tatnall Building #104, City of Wilmington, County of New Castle. The name of its agent therein and in charge thereof, and upon whom legal process against this Corporation may be served is ~~The Corporation Trust Company~~United Agent Group.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

106 | 2023 Proxy Statement — Appendix A

~~THIRD. The objects and purposes for which and for any of which this Corporation is formed, are, to do any or all of the things herein set forth, to the same extent as natural persons might or could do, namely, to carry on any business as manufacturers, dealers, importers, exporters, both wholesale and retail, in the manufacture, construction, purchase and sale of billiard and pool tables, bowling alleys, refrigerators; bank, office, saloon and store fixtures; equipments and appliances and all articles or things connected with or incidental to the manufacture, sale or use of any or all of the foregoing articles or products, or kinds of business; the manufacture, construction, purchase and sale of furniture and fixtures for schools, churches, lodges and club rooms, opera houses, concert halls, private or public halls or places, theatres and the like; the manufacture, construction, purchase and sale of cabinet work of all descriptions and materials incident to the same; the manufacture, construction, purchase and sale of furniture and fixtures of every nature, character and description; the manufacture, construction, purchase and sale of ivory, ivory balls, marble, mirrors, slate and the operation and ownership of slate quarries, cues, rubber goods, cloths and supplies and material of every description incident to, or used and employed in connection with each and every article or product above named, or the business connected therewith; and also the acquiring and disposing of rights to make and use any or all such goods and materials and products, and the doing and transacting of all acts, businesses and things incident to, relating to or convenient in carrying out the purposes and businesses and dealings aforesaid; the carrying on in any capacity of the business of manufacturing and dealing in and with phonographs, phonograph supplies, records, radios, radio supplies, and combination phonographs and radios, pianos and musical instruments, electrical instruments and appliances of all kinds, and any and all articles of every kind, nature and description used in the manufacture of or in connection with any of the above referred to articles, and generally to engage in manufacturing or merchandising business of every kind, nature and description, and to do any and all acts necessary or required or deemed expedient or advisable in connection with any manufacturing or merchandising business; and for any or all of the above named purposes or businesses to acquire by purchase, lease or otherwise and hold such land, slate quarries, buildings, tools, implements, machinery or other property in any of the States or Territories of the United States, the District of Columbia, the Colonies of the United States, or in any and all foreign countries subject to the laws of such States, Districts, Territories, Colonies or Foreign countries, as may be necessary or proper to carry on any or all of the various kinds of business above set forth; and, if necessary or proper for the carrying on of any or all of the said various kinds of manufacture, dealings and business, to sell, mortgage or lease or otherwise dispose of or encumber, any of the lands, buildings, tools, implements, machinery or other property owned or acquired by this Company;~~

~~To apply for, obtain, register, purchase, lease or otherwise to acquire and to hold, use, own, operate and introduce and to sell, assign or otherwise dispose of any trademarks, trade names, patents, inventions, improvements and processes used in connection with or held under Letters Patent of the United States, or elsewhere, which may be used in connection with or appertaining to any kind of business hereinbefore set forth and described; and to use, exercise, develop, grant licenses in respect of, or otherwise to turn to account any such trademarks, trade names, patents, licenses, processes and the like, or any such property or rights;~~

~~To acquire by purchase or otherwise, and hold and own, all or any part of the assets, rights, franchises, goodwill or property of any kind, of any person, firm, association or corporation engaged in a business similar to any of the various kinds of business above set forth;~~

~~To guarantee, purchase, hold, own, sell, assign, transfer, mortgage, pledge, or otherwise dispose of shares of the capital stock or any bonds, securities or evidence of indebtedness created by any other corporation or corporations of this state or of any other state, country, nation or government as the laws of the State of Delaware may permit, and while owner of said stock to exercise all the rights, powers and privileges of ownership, including the right to vote thereon;~~

Appendix A — 2023 Proxy Statement | 107

~~To enter into, make, perform and carry out contracts of every kind for any lawful purpose, without limit as to amount, with any person, firm, association or corporation;~~

~~To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, warrants and other negotiable or transferable instruments;~~

~~To issue bonds, debentures, or obligations of this Corporation from time to time, for any of the objects or purposes of the Corporation, and to secure the same by mortgage, pledge, deed of trust, or otherwise;~~

~~To purchase, hold and re-issue the shares of its Capital Stock;~~

~~To have one or more offices to carry on all or any of its operations and business, and without restriction or limit as to amount; and to conduct and carry on any or all of its said kinds of business within any of the states or territories of the United States of America and the District of Columbia, within the Dominion of Canada or any of its Provinces, within the Republic of Mexico and the Republic of Cuba, or in any other foreign country, always subject, however, to the laws of the states, territories, provinces or countries in which said business is conducted;~~

~~The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this Corporation;~~

~~In general, to carry on any other business in connection with the foregoing and with the aforesaid kinds of business, whether manufacturing, or otherwise, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the act of the State of Delaware, herein referred to.~~

FOURTH. The total number of shares of Capital Stock that may be issued by the Corporation is Two Hundred Twelve Million Five Hundred Thousand (212,500,000) shares of which Two Hundred Million (200,000,000) shares shall be Common Stock with a par value of $.75 per share and Twelve Million Five Hundred Thousand (12,500,000) shares shall be Preferred Stock with a par value of $.75 per share. ~~All the Common Stock and Preferred Stock heretofore authorized shall be converted from no par value to a par value of $.75 per share.~~.

No holder of stock of any class, now or hereafter authorized, shall have any preemptive right to subscribe for or purchase, or to have offered to him for subscription or purchase, stock of any class, securities convertible into stock of any class, or warrants or other evidences of optional rights to purchase stock of any class, whether issued for cash or other consideration.

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof shall be as follows:

A.
COMMON STOCK

1.
Dividend Rights

Subject to the prior rights of the holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2.
Liquidation Rights

Upon the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, after the payment in full of all preferential amounts to which the holders of all classes of stock at the time outstanding having prior rights thereto shall be entitled, the remainder of the assets of the Corporation shall be distributed equally among the shares of Common Stock at the time outstanding.

3.
Voting Rights

At all meetings of the stockholders, each holder of record of Common Stock shall be entitled to vote and shall have one vote for each share held by him of record.

B.
PREFERRED STOCK

The Board of Directors of the Corporation shall have authority to fix by resolution or resolutions in accordance with the laws of the State of Delaware, the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock, including (without limitation) the authority to issue from time to time one or more series of the Preferred Stock and to fix any dividend, liquidation, redemption, voting or conversion characteristics of the Preferred Stock and of any series thereof.

108 | 2023 Proxy Statement — Appendix A

FIFTH. [Reserved.]

~~FIFTH. The names and places of residence of each of the original subscribers to the Capital Stock, and the number of shares subscribed for by each, are as follows:~~

~~Name~~	~~Residence~~	~~Number of Shares~~
~~B. E. Bensinger~~	~~Chicago, Illinois~~	~~Three(3)~~
~~Julius Balke~~	~~Chicago, Illinois~~	~~Three(3)~~
~~A. F. Troescher~~	~~New York, New York~~	~~Three(3)~~
~~R. F. Balke~~	~~Cincinnati, Ohio~~	~~Three(3)~~
~~B. H. Brunswick~~	~~Cincinnati, Ohio~~	~~Three(3)~~
~~H. W. Davis~~	~~Wilmington, Delaware~~	~~Three(3)~~
~~Joseph Wilby~~	~~Cincinnati, Ohio~~	~~Three(3)~~

SIXTH. This Corporation is to have perpetual existence.

SEVENTH. The private property of the stockholders shall not be subject to the payment of corporation debts to any extent whatever.

EIGHTH. In addition to any approval of the Board of Directors or any stockholder vote or consent required by the laws of the State of Delaware or any other provision of this Certificate of Incorporation in effect at the time of the adoption or authorization of a Business Combination, there shall be required for the adoption or authorization of a Business Combination with an Interested Person the affirmative vote or consent of the holders of two-thirds of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Eighth, which are not beneficially owned, directly or indirectly, by such Interested Person.

For purposes of this Article Eighth:

A “person” is any individual, corporation or other entity.

An “Interested Person” is any person which, as of the record date for the determination of stockholders entitled to notice of a proposed Business Combination and to vote thereon or consent thereto, or as of the date of any such vote or consent, or immediately prior to the consummation of the Business Combination, beneficially owns, directly or indirectly, five per cent (5%) or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Eighth.

“Shares of stock of the Corporation entitled to vote in elections of directors” are shares of stock that (1) are generally entitled to vote in elections of directors and not only under special circumstances such as, for example, the default in the payment of dividends on Preferred Stock and (2) if a vote is taken at any stockholders’ meeting at which directors are not being elected, such shares as would have been entitled to vote in the election of directors at such meeting, if directors were being elected.

A “Business Combination” is any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any other corporation, or the sale or lease of all or any substantial part of the assets of the Corporation or any subsidiary of the Corporation to any other person, or any sale or lease to the Corporation, or any subsidiary of the Corporation, in exchange for securities of the Corporation, of any assets (except assets having an aggregate fair market value of less than $5 million) of any other person.

A person shall be deemed to be the “beneficial owner” of shares of stock of the Corporation (other than shares of the Corporation’s stock held in its treasury) (1) which such person and its affiliates and associates beneficially own, directly or indirectly, whether of record or not, (2) which such person or any of its affiliates or associates has the right to acquire pursuant to any agreement, upon the exercise of conversion rights, warrants or options, or otherwise, (3) which such person or any of its affiliates or associates has the right to sell or vote pursuant to any agreement or (4) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of securities of the Corporation.

An “affiliate” of a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

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An “associate” of a specified person is (1) any person of which such specified person is an officer or partner or is, directly or indirectly, the beneficial owner of ten per cent (10%) or more of any class of equity securities, (2) any trust or other estate in which such specified person owns ten per cent (10%) or more of the total beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (3) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person, (4) any person who is a director or officer of such specified person or any corporation which controls or is controlled by such specified person or (5) any other member or partner in a partnership, limited partnership, syndicate or other group, formal or informal, of which such specified person is a member or partner and which is acting together for the purpose of acquiring, holding or disposing of securities of the Corporation.

A “subsidiary” of the Corporation is any corporation fifty per cent (50%) or more of the voting securities of which are beneficially owned, directly or indirectly, by the Corporation.

For the purpose of determining whether a person is the beneficial owner of five percent (5%) or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, the outstanding stock of the Corporation shall include shares deemed owned pursuant to the provisions of clause (2) of the definition of “beneficial owner” but shall not include any other shares which may be issuable pursuant to any agreement or upon the exercise of any conversion rights, warrants or options, or otherwise, or shares owned by the Corporation or any subsidiary of the Corporation.

The provisions of this Article Eighth shall not apply: (1) to any Business Combination with an Interested Person if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such person of the substantive terms of such Business Combination, which terms are in substance consistent with such Business Combination, prior to the time such other person becomes the beneficial owner, directly or indirectly, of five per cent (5%) or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Eighth, or (2) to any Business Combination with an Interested Person at any time when the number of holders of record of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Eighth, is less than three hundred persons.

A Business Combination not with an Interested Person shall be governed by the other relevant provisions of this Certificate of Incorporation and the laws of the State of Delaware in effect at the time of such Business Combination.

No amendment to this Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of this Article Eighth unless such amendment, in addition to receiving any stockholder vote or consent required by the laws of the State of Delaware in effect at the time, shall receive the affirmative vote or consent of the holders of two-thirds of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Eighth, which are not beneficially owned, directly or indirectly, by any person which, as of the record date for the determination of stockholders entitled to notice of a proposed amendment or as of the date of any such vote or consent, beneficially owns, directly or indirectly, five per cent (5%) or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Eighth.

NINTH. In addition to any approval of the Board of Directors or any stockholder vote or consent required by the laws of the State of Delaware or any other provision of this Certificate of Incorporation in effect at the time of the adoption or authorization of a Business Combination, there shall be required for the adoption or authorization of a Business Combination with an Interested Person that the following two conditions shall be fulfilled:

A.
A majority of the Board of Directors shall consist of Disinterested Directors and a majority of such Disinterested Directors shall select two independent experts which experts shall conclude that the terms of the Business Combination are fair to the holders of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Ninth, which are not beneficially owned, directly or indirectly, by such Interested Person, including as one of the factors that such experts shall take into account that such stockholders receive thereby their proportionate share of the economic benefits which reasonably can be foreseen from the Business Combination. The Corporation shall pay the reasonable fees and expenses associated with the retention of such experts.

B.
A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 shall be mailed to the stockholders of the Corporation for the purpose of soliciting stockholder approval of such Business Combination which shall contain, as exhibits or otherwise, the entire opinions (rendered in accordance with the requirements of paragraph A of this Article Ninth) of such two independent experts as to the fairness of the terms of the Business Combination to the holders of the outstanding shares of stock entitled to vote in elections of directors, considered separately for purposes of this Article Ninth, which are not beneficially owned, directly or indirectly, by such Interested Person.

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For purposes of this Article Ninth:

A “person” is any individual, corporation or other entity.

An “Interested Person” is any person which, as of the record date for the determination of stockholders entitled to notice of a proposed Business Combination and to vote thereon or consent thereto, or as of the date of any such vote or consent, or immediately prior to the consummation of the Business Combination, beneficially owns, directly or indirectly, five per cent (5%) or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Ninth.

“Shares of stock of the Corporation entitled to vote in elections of directors” are shares of stock that (1) are generally entitled to vote in elections of directors and not only under special circumstances such as, for example, the default in the payment of dividends on Preferred Stock and (2) if a vote is taken at any stockholders’ meeting at which directors are not being elected, such shares as would have been entitled to vote in the election of directors at such meeting if directors were being elected.

A “Business Combination” is any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any other corporation, or the sale or lease of all or any substantial part of the assets of the Corporation or any subsidiary of the Corporation to any other person, or any sale or lease to the Corporation, or any subsidiary of the Corporation, in exchange for securities of the Corporation, of any assets (except assets having an aggregate fair market value of less than $5 million) of any other person.

A person shall be deemed to be the “beneficial owner” of shares of stock of the Corporation (other than shares of the Corporation’s stock held in its treasury) (1) which such person and its affiliates and associates beneficially own, directly or indirectly, whether of record or not, (2) which such person or any of its affiliates or associates has the right to acquire pursuant to any agreement, upon the exercise of conversion rights, warrants or options, or otherwise, (3) which such person or any of its affiliates or associates has the right to sell or vote pursuant to any agreement or (4) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of securities of the Corporation.

An “affiliate” of a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

An “associate” of a specified person is (1) any person of which such specified person is an officer or partner or is, directly or indirectly, the beneficial owner of ten per cent (10%) or more of any class of equity securities, (2) any trust or other estate in which such specified person owns ten per cent (10%) or more of the total beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (3) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person, (4) any person who is a director or officer of such specified person or any corporation which controls or is controlled by such specified person or (5) any other member or partner in a partnership, limited partnership, syndicate or other group, formal or informal, of which such specified person is a member or partner and which is acting together for the purpose of acquiring, holding or disposing of securities of the Corporation.

A “subsidiary” of the Corporation is any corporation fifty per cent (50%) or more of the voting securities of which are beneficially owned, directly or indirectly, by the Corporation.

A “Disinterested Director” is a Director of the Corporation who (1) is not and never has been an officer or director of an Interested Person or any affiliate or associate of such Interested Person and is not and has not been for the past five years an employee of an Interested Person or any affiliate or associate of such Interested Person; (2) does not beneficially own, directly or indirectly, the lesser of one per cent (1%) or 10,000 shares of any class of equity securities of an Interested Person or any affiliate or associate of such Interested Person; (3) is not the settlor of any trust, and does not serve as the trustee, executor or in a similar capacity for any trust or estate, which beneficially owns, directly or indirectly, the lesser of one per cent (1%) or 10,000 shares of any class of equity securities of an Interested Person or any affiliate or associate of such Interested Person; (4) has not and does not provide services, and is not a partner, officer or stockholder of any firm or business which has or does provide services, for an Interested Person or any affiliate or associate of such Interested Person for which compensation was received in an aggregate amount greater than $10,000 in any of the past three years; (5) is not the relative of any person or of the spouse of such person who could not be a Disinterested Director because of any of the provisions of clauses (1), (2), (3) or (4) above who has the same home as such person; (6) is not the spouse, brother, sister, son, daughter, father or mother of any person who could not be a Disinterested Director because of any of the provisions of clauses (1), (2), (3) or (4) above; and (7) is not otherwise by reason of past, present or anticipated circumstances unable to act solely in the interests of the Corporation with respect to the Business Combination, provided that no officer or employee of the Corporation shall be disqualified from being a Disinterested Director solely by reason of being an officer or employee of the Corporation.

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For the purpose of determining whether a person is the beneficial owner of five per cent (5%) or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, the outstanding stock of the Corporation shall include shares deemed owned pursuant to the provisions of clause (2) of the definition of “beneficial owner” but shall not include any other shares which may be issuable pursuant to any agreement or upon the exercise of any conversion rights, warrants or options, or otherwise, or shares owned by the Corporation or any subsidiary of the Corporation.

The provisions of this Article Ninth shall not apply to any Business Combination with an Interested Person if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such person of the substantive terms of such Business Combination, which terms are in substance consistent with such Business Combination, prior to the time such other person becomes the beneficial owner, directly or indirectly, of five per cent (5%) or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Ninth.

A Business Combination not with an Interested Person shall be governed by the other relevant provisions of this Certificate of Incorporation and the laws of the State of Delaware in effect at the time of such Business Combination.

No amendment to this Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of this Article Ninth unless such amendment, in addition to receiving any stockholder vote or consent required by the laws of the State of Delaware in effect at the time, shall receive the affirmative vote or consent of the holders of two-thirds of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Ninth, which are not beneficially owned, directly or indirectly, by any person which, as of the record date for the determination of stockholders entitled to notice of a proposed amendment or as of the date of any such vote or consent, beneficially owns, directly or indirectly, five per cent (5%) or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Ninth.

TENTH. In furtherance, and not in limitation of, the powers conferred by statute, the Board of Directors of this Company are expressly authorized:

to make, alter, amend and rescind the By-laws of this Corporation;

to authorize and cause to be executed mortgages and liens upon the real and personal property of this Corporation; with the consent, in writing, and pursuant also to the affirmative vote of the holders of Three-fourths (¾) of the stock issued and outstanding, to sell, assign, transfer or otherwise dispose of the whole property of this Corporation as an entirety;

if the By-laws so provide, to designate two or more of their number to constitute an Executive Committee, with power to manage the usual business affairs of the Corporation, subject to the approval of the Board of Directors; and said Executive Committee shall also have power to authorize the seal of this Corporation to be affixed to all papers which may require it;

both stockholders and Directors shall have power, if the By-laws so provide, to hold their meetings either within or without the State of Delaware;

to have one or more offices outside the State of Delaware, in addition to the principal office in the State of Delaware, and to keep the books of the Corporation (subject to the provisions of the statute) outside of the State of Delaware, as may be from time to time designated by the Board of Directors;

this Corporation may in its By-laws confer powers additional to the foregoing upon the Directors, in addition to the powers and authorities expressly conferred upon them by the statute;

this Corporation reserves the right to amend, alter, change, or repeal any of the provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

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ELEVENTH. (a) The number of directors shall not be less than 6 and more than 15. The exact number of directors shall be set forth in the By-laws of the Corporation. No decrease in the number of directors shall shorten the term of any incumbent director. Notwithstanding the foregoing provisions, whenever the holders of any class or series of Preferred Stock shall elect directors, the then authorized number of directors of the Corporation shall be increased by the number of the additional directors so to be elected, and the holders of such Preferred Stock shall be entitled, as a class or series or otherwise, to elect such additional directors. Any directors so elected shall hold office until their rights to hold such office terminate pursuant to the provisions of such Preferred Stock. These provisions shall apply notwithstanding the maximum number of directors hereinabove set forth.

(b)
The Board of Directors may, by the vote of a majority of the entire Board, prescribe qualifications of candidates for the office of director of the Corporation, but no director then in office shall be disqualified from office as a result of the adoption of such qualifications.

(c)
~~Effective as of the annual meeting of stockholders of the Corporation to be held in 2018, the successors of the directors whose terms expire at such meeting shall be elected for a term expiring at the annual meeting of stockholders of the Corporation to be held in 2021; at the annual meeting of stockholders of the Corporation to be held in 2019, the successors of the directors whose terms expire at such meeting shall be elected for a term expiring at the annual meeting of stockholders of the Corporation to be held in 2020; at the annual meeting of stockholders of the Corporation to be held in 2020, the successors of the directors whose terms expire at such meeting shall be elected for a term expiring at the annual meeting of stockholders of the Corporation to be held in 2021; and at~~At each annual meeting of stockholders of the Corporation ~~thereafter~~, the directors shall be elected for terms expiring at the next succeeding annual meeting of stockholders of the Corporation, with each director to hold office until his or her successor shall have been duly elected and qualified or until the earlier of such director’s ~~earlier~~ resignation, removal or death. ~~Commencing with the annual meeting of stockholders of the Corporation to be held in 2021, the Board of Directors will no longer be classified under Section 141(d) of the General Corporation Law of the State of Delaware and directors shall no longer be divided into classes.~~

(d)
Advance notice of nominations for the election of directors, other than by the Board of Directors or a Committee thereof, shall be given in the manner provided in the By-laws.

(e)
[Reserved].

(f)
Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office though less than a quorum, and each director so chosen shall hold office until his successor is elected and qualified or until his earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by law.

No amendment to this Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of this Article Eleventh unless such amendment, in addition to receiving any stockholder vote or consent required by the laws of the State of Delaware in effect at the time, shall receive the affirmative vote or consent of the holders of 80% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Eleventh.

Notwithstanding any provision of Delaware law, Article Tenth of this Certificate of Incorporation or any other provision of this Certificate of Incorporation, no amendment to the By-laws of the Corporation shall amend, alter, change or repeal Section 1 or Section 2 of Article III of the By-laws unless such amendment receives the affirmative vote of 80% of all directors or the holders of 80% of the outstanding shares of stock of the Corporation entitled to vote generally in elections of directors, voting together as a single class.

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TWELFTH. Notwithstanding any provision of Delaware law, Article Tenth of this Certificate of Incorporation or any other provision of this Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation, whether voting as a class or otherwise, must be taken at a duly called annual or special meeting of the stockholders of the Corporation and may not be taken by consent in writing of such stockholders, except that the Board of Directors at any time may by resolution provide that the holders of Preferred Stock may take any action required or permitted to be taken by such holders by consent in writing without a meeting. Elections of directors need not be by written ballot.

No amendment to this Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of this Article Twelfth unless such amendment, in addition to receiving any stockholder vote or consent required by the laws of the State of Delaware in effect at the time, shall receive the affirmative vote or consent of the holders of 80% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Twelfth.

THIRTEENTH. (a) ~~Directors of~~ To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, directors and officers of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director~~, except (i) for any breach of a director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174~~  or officer. For purposes of this Article Thirteenth, “officer” shall have the meaning provided in Section 102(b)(7) of the General Corporation Law of ~~Delaware, or (iv) for any transaction from which a director derived an improper personal benefit~~the State of Delaware as the same exists or may hereafter be amended.

(b) The Board of Directors shall have the power to indemnify to the fullest extent that is lawful, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, taxes, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with suchaction, suit or proceeding. Any indemnity may be made upon terms and conditions, by contract or otherwise, that the Board of directors deems appropriate. “Other enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

IN WITNESS WHEREOF, ~~we have signed this certificate this 22nd day of July, 1987~~the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this  day of    , 202  .

~~/s/ F. J. Florjancic, Jr.~~[• ]
Name: Christopher F. Dekker ~~Vice President-Finance~~Title: Executive Vice President, General Counsel, Secretary and Chief Compliance Officer

~~ATTEST:~~	~~/s/ D. M. Yaconetti~~
~~Secretary~~

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Appendix B

Brunswick Corporation 2023

Stock Incentive Plan

I. INTRODUCTION

1.1  Purposes

The purposes of the Brunswick Corporation 2023 Stock Incentive Plan (this “Plan”) are to provide incentives and rewards to (i) support the execution of the Company’s business and human resource strategies; (ii) provide for the compensation of officers, other Employees, Non-Employee Directors and persons expected to become officers, other Employees and Non-Employee Directors and (iii) more closely align the interests of participants with those of the Company’s stockholders.

1.2  Certain Definitions

“2014 Plan” means the Brunswick Corporation 2014 Stock Incentive Plan.

“Agreement” means the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award and setting forth the terms and conditions thereof.

“Automatic Exercise Date” means, with respect to a Stock Option or a SAR, the last business day of the applicable term of the Stock Option pursuant to Section 2.1(b) or the SAR pursuant to Section 2.2(b).

“Board” means the Board of Directors of the Company.

“Change in Control” has the meaning set forth in Section 6.8(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Human Resources and Compensation Committee of the Board, in the case of awards to Employees, or the Nominating and Corporate Governance Committee of the Board, in the case of awards to Non-Employee Directors, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) “a Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the New York Stock Exchange or any other stock exchange on which shares of Common Stock are then traded; provided, however, that the Nominating and Corporate Governance Committee or such other committee designated by the Board to administer awards to Non-Employee Directors shall be comprised solely of Non-Employee Directors.

“Common Stock” means the common stock, par value $0.75 per share, of the Company, and all rights appurtenant thereto.

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“Company” means Brunswick Corporation, a Delaware corporation, or any successor thereto.

“Determination Period” shall mean, with respect to any Performance Period, a period commencing on or before the date the Performance Measures would no longer be substantially uncertain with respect to the relevant Performance Period. Any action required to be taken within a Determination Period may be taken at a later date, if so determined by the Committee.

“Employee” means an employee of the Company or a Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the closing price on the New York Stock Exchange Composite Transactions Tape on the relevant valuation date or on the next preceding date on which a closing price was quoted or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

“Incumbent Board” shall have the meaning set forth in Section 6.8(b)(ii).

“Non-Employee Director” shall mean any director of the Company who is not an Employee.

“Other Cash-Based Award” means a cash award granted to a Participant under Section 5 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Measures or otherwise as permitted under the Plan.

“Other Share-Based Award” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, but not limited to, unrestricted shares of Common Stock or dividend equivalents, each of which may be subject to the attainment of Performance Measures or a period of continued employment or other terms or conditions as permitted under the Plan; provided, that, any Other Share-Based Award that is a dividend equivalent relating to another form of award under this Plan shall be subject to the same restrictions as such award.

“Performance Award” shall mean a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of a Stock Option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. The criteria and objectives established by the Committee may include, but are not limited to, any of the following measures: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share (determined on a fully diluted basis or otherwise), total stockholder return, return on assets, return on equity, earnings of the Company before or after taxes and/or interest, sales, revenue, market share, free cash flow, cash flow return on investment, cash on hand, expense reduction, interest expense before or after taxes, return on investment, return on invested capital, economic value added, operating margin, net income before or after taxes, earnings before interest, taxes, depreciation and amortization, pretax operating earnings after interest expense

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and before incentives, and/or extraordinary or special items, operating income, net cash provided by operations, total liquidity, net debt, gross margin, operating leverage, operating working capital and related metrics and strategic business criteria consisting of one or more objectives based on meeting specified goals relating to market penetration, geographic business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, safety and acquisitions or divestitures, rate of new product introduction or any combination of the foregoing. Performance goals established for the Performance Period may consist of any objective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Determination Period. The applicable Performance Measures may be applied on a pre- or post-tax basis and may be adjusted to include or exclude objectively determinable components of any Performance Measure, including, without limitation, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof and to the extent provided in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“SAR” shall mean a stock appreciation right which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent provided in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Unrestricted Stock Award.

“Stock Option” shall mean an option to purchase shares of Common Stock.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

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“Substitute Awards” shall have the meaning set forth in Section 1.7.

“Tax Date” shall have the meaning set forth in Section 6.6.

“Unrestricted Stock” shall mean shares of Common Stock which are not subject to a Restriction Period or Performance Measures.

“Unrestricted Stock Award” shall mean an award of Unrestricted Stock under this Plan.

1.3  Administration

This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) Stock Options, (ii) SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Unrestricted Stock; (iv) Performance Awards and (v) Other Share-Based Awards or Other Cash-Based Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value or share amount subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding Stock Options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock, Restricted Stock Units or Performance Awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target or any other level specified by the Committee. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person. No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4  Eligibility

Participants in this Plan shall consist of such officers, other Employees, Non-Employee Directors, and persons expected to become officers, other Employees and Non-Employee Directors of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the

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Committee to select such person to participate in this Plan at any other time. Except as provided otherwise in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during any periods during which such participant is on a leave of absence.

1.5  Shares Available

Subject to adjustment as provided in Section 6.7, the share counting provisions below, and to all other limits set forth in this Section 1.5, as of the effective date of this Plan, the number of shares of Common Stock that shall be authorized for grant under the Plan shall equal a total of 3,600,000 shares; provided, that, such amount shall be reduced on a share-for-share basis for every share of Common Stock that was subject to an award granted under the 2014 Plan after February 20, 2023 and prior to the effective date of the Plan. Upon the effectiveness of this Plan, no more shares of Common Stock shall be available for future grants of awards under the 2014 Plan.

The following shares of Common Stock shall again be (or shall newly be, as applicable) available for grant under this Plan (including, after February 20, 2023, with respect to any such shares previously granted under the 2014 Plan): (i) shares subject to an outstanding award that are not issued or delivered by reason of (a) expiration, termination, cancellation or forfeiture of such award or (b) the settlement of such award in cash and (ii) shares that are delivered (either actually or by attestation) to or withheld by the Company to pay the withholding taxes related to an outstanding award (other than a Stock Option or SAR awarded under the Plan or 2014 Plan).

Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall not be available again (or newly, as applicable) for grant under this Plan (including with respect to any such shares previously granted under the 2014 Plan): (i) shares tendered by the holder of a Stock Option, or withheld by the Company, in payment of the purchase price thereof, or to satisfy any tax withholding obligation with respect to a Stock Option or SAR, (ii) shares subject to a SAR that are not issued in connection with the stock settlement on the exercise thereof and (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Stock Options.

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof. No shares of Common Stock shall be issued pursuant to any award unless consideration at least equal to the par value of such shares of Common Stock has been received by the Company in the form of cash, services rendered or property.

1.6  Non-Employee Director Compensation Limit

Notwithstanding anything herein to the contrary, the aggregate value of all cash compensation or other compensation and the grant date fair value of any equity awards (as determined for financial reporting purposes) granted to any individual for service as a Non-Employee Director with respect to any calendar year (whether or not such compensation or equity awards are settled or paid in such calendar year or later) shall not exceed $750,000 in value. The Board (or its delegate) may make exceptions to such limit for individual Non-Employee Directors in extraordinary circumstances, such as where any such individual Non-Employee Directors are serving on a special litigation or transactions committee of the Board, as the Board (or its delegate) may determine in its sole discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

1.7  Substitute Awards

The Committee may grant awards under this Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by a company or other entity in

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connection with any change in corporate or capital structure of the Company or any Subsidiary, including, without limitation, a Change in Control, a merger, consolidation, reorganization, combination or acquisition. In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders which is not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Plan; provided that awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination. Awards granted pursuant to this Section 1.7 shall be referred to herein as “Substitute Awards.” Substitute Awards shall not reduce the shares authorized and available for awards under the Plan, nor shall shares subject to a Substitute Award be added to the shares available for awards under the Plan under the share counting provisions in Section 1.5.

II. Stock Options and Stock Appreciation Rights

2.1  Stock Options

The Committee may, in its discretion, grant Stock Options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)	Number of Shares and Purchase Price. The number of shares of Common Stock subject to a Stock Option and the purchase price per share purchasable upon exercise of the Stock Option shall be determined by the Committee; provided, however, that, except with respect to Substitute Awards, the purchase price per share purchasable upon exercise of a Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Stock Option.

(b)	Option Period and Exercisability. The period during which a Stock Option may be exercised shall be determined by the Committee; provided, however, that no Stock Option shall be exercised later than ten (10) years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of a Stock Option or to the exercisability of all or a portion of a Stock Option. The Committee shall determine whether a Stock Option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable Stock Option, or portion thereof, may be exercised only with respect to whole shares of Common Stock. Notwithstanding any contrary provision herein, if, on the date an outstanding Stock Option would expire, the exercise of the Stock Option, including by a “net exercise” or “cashless” exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Stock Option will be extended, except to the extent such extension would violate Section 409A of the Code, to a date that is thirty (30) calendar days after the date the exercise of the Stock Option would no longer violate applicable securities laws or any such insider trading policy. Prior to the exercise of a Stock Option, the holder of such Stock Option shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such Stock Option, including no rights to any dividends or dividend equivalents.

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(c)	Method of Exercise. A Stock Option may be exercised by (i) giving notice to the Company (in any form acceptable to the Company) specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the Stock Option, and (ii) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing shares of Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 6.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

(d)	Automatic Exercise. Unless otherwise provided by the Committee in an Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Stock Option outstanding on the Automatic Exercise Date with a purchase price per share of Common Stock that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Committee, payment of the purchase price of any such Stock Option shall be made pursuant to Section 2.1(c)(i)(B), (C) or (D) and the Company or any affiliate of the Company shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 6.6. Unless otherwise determined by the Committee, this Section 2.1(d) shall not apply to a Stock Option if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Option with a purchase price per share of Common Stock that is equal to or greater than the Fair Market Value per share of Common Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 2.1(d).

2.2  Stock Appreciation Rights

The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)	Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. The base price of a SAR shall be determined by the Committee; provided, however, that, except with respect to Substitute Awards, such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

(b)	Exercise Period and Exercisability. The period for the exercise of a SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than ten (10) years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of a SAR or to the exercisability of all or a portion of a SAR. The Committee shall determine whether a SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised only with respect to a whole number of SARs. Notwithstanding any contrary provision herein, if, on the date an outstanding SAR would expire, the exercise of the SAR

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would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the SAR will be extended, except to the extent such extension would violate Section 409A of the Code, to a date that is thirty (30) calendar days after the date the exercise of the SAR would no longer violate applicable securities laws or any such insider trading policy. If a SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.3(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.3(d). Prior to the exercise of a SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR, including no rights to any dividends or dividend equivalents.

(c)	Method of Exercise. A SAR may be exercised (A) by giving notice to the Company (in any form acceptable to the Company) specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing shares of Common Stock shall be delivered until any withholding taxes thereon, as described in Section 6.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

(d)	Automatic Exercise. Unless otherwise provided by the Committee in an Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable SAR outstanding on the Automatic Exercise Date with a purchase price per share of Common Stock that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. The Company or any affiliate of the Company shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 6.6. Unless otherwise determined by the Committee, this Section 2.2(d) shall not apply to a SAR if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no SAR with a purchase price per share of Common Stock that is equal to or greater than the Fair Market Value per share of Common Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 2.2(d).

2.3  Termination of Employment or Service

All of the terms relating to the exercise, cancellation or other disposition of a Stock Option or SAR (i) upon a termination of employment with or service to the Company of the holder of such Stock Option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4  No Repricing

The Committee shall not, without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted Stock Option or SAR, (ii) cancel any previously granted Stock Option or SAR in exchange for cash or another award if the purchase price of such Stock Option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, or (iii) take any other action with respect to a Stock Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares of Common Stock are then listed, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 6.7.

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III. Stock Awards

3.1  Stock Awards

The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, Restricted Stock Unit Award or Unrestricted Stock Award.

3.2  Terms of Restricted Stock Awards

Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)	Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b)	Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)	Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 6.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d)	Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that any stockholder distributions, dividends or dividend equivalents shall be subject to deferral and payment on a contingent basis based on the Participant earning the Restricted Stock with respect to which such stockholder distributions, dividends or dividend equivalents are paid.

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3.3  Terms of Restricted Stock Unit Awards

Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)	Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b)	Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)	Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award; provided, however, that such dividend equivalents shall be subject to deferral and payment on a contingent basis based on the Participant earning the Restricted Stock Units with respect to which such dividend equivalents are paid. No dividends shall be payable with respect to Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.4  Termination of Employment or Service

All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

3.5  Terms of Unrestricted Stock Awards

The number of shares of Common Stock subject to an Unrestricted Stock Award shall be determined by the Committee. Unrestricted Stock Awards shall not be subject to any Restriction Periods or Performance Measures; provided, however, Unrestricted Stock Awards shall be limited to (i) awards to Non-Employee Directors, (ii) awards to newly hired Employees, (iii) awards made in lieu of a cash bonus or (iv) awards granted under this Plan with respect to the number of shares of Common Stock which, in the aggregate, does not exceed ten percent (10%) of the total number of shares available for awards under this Plan. Upon the grant of an Unrestricted Stock Award, subject to the Company’s right to require payment of any taxes in accordance with Section 6.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award or such shares shall be transferred to the holder in book entry form.

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IV. Performance Awards

4.1  Performance Awards

The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2  Terms of Performance Awards

Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)	Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b)	Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c)	Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.3(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.3(d). Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3  Termination of Employment or Service

All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

V. Other Share-Based or Cash-Based Awards

5.1  Other Share-Based or Cash-Based Awards

The Committee may, in its discretion, grant awards to such eligible persons as may be selected by the Committee, in the form of Other Share-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan and as evidenced by an Agreement.

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5.2  Terms of Other Share-Based or Cash-Based Awards

Other Share-Based Awards and Other Cash-Based Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)	Number of Shares or Valuation of Award and Other Terms. The number of shares of Common Stock subject to an Other Share-Based Award, or the value of any Other Cash-Based Award, as well as the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to such awards shall be determined by the Committee.

(b)	Vesting and Forfeiture. The Agreement relating to an Other Share-Based Award or an Other Cash-Based Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)	Settlement of Vested Other Share-Based Awards or Other Cash-Based Awards. The Agreement relating to an Other Share-Based Award or an Other Cash-Based Award shall specify whether such award may be settled in shares of Common Stock or cash or a combination thereof. Any dividends or dividend equivalents with respect to an Other Share-Based Award or an Other Cash-Based Award shall be subject to the same restrictions as such award. Prior to the settlement of an Other Share-Based Award in shares of Common Stock, and at all times with respect to an Other Cash-Based Award, the holder of such award shall have no rights as a stockholder of the Company.

(d)	Additional Terms. The prospective recipient of an Other Share-Based Award or Other Cash-Based Award shall not have any rights with respect to such award, unless and until such recipient has received an Agreement and, if required by the Committee in the Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Committee may specify) after the award date.

5.3  Termination of Employment or Service

All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to an Other Share-Based Award or Other Cash-Based Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

VI. General

6.1  Effective Date and Term of Plan

This Plan shall be submitted to the stockholders of the Company for approval and, if approved, shall become effective as of the date of such stockholder approval. This Plan shall terminate on the tenth anniversary of such effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan.

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6.2  Amendments

The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including any rule of the New York Stock Exchange, or any other stock exchange on which the Common Stock is then traded, or (ii) such amendment seeks to modify Section 2.4 hereof; and provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

6.3  Agreement

Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, either executed, accepted or acknowledged by the recipient by such means approved by the Company within the time period specified by the Company. Upon such execution or execution and electronic acceptance, and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

6.4  Non-Transferability

No award shall be transferable other than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

6.5  Tax Withholding

The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of a Stock Option or SAR, a cash payment by a broker-dealer acceptable to the Company or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the maximum statutory withholding rate; provided, however, that if a fraction of a share of Common Stock would be required to satisfy the maximum statutory withholding taxes, then the number of shares of Common Stock to be delivered or withheld may be rounded up to the next nearest whole share of Common Stock.

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6.6  Restrictions on Shares

Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

6.7  Adjustment

In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in shares, effected without receipt of consideration by the Company, or other change in corporate or capital structure, the number and class of securities available under this Plan, the maximum number of securities available for awards under this Plan, the terms of each outstanding Stock Option and SAR (including the number and class of securities subject to each outstanding Stock Option or SAR and the purchase price or base price per share), the terms of each outstanding Stock Award (including the number and class of securities subject thereto), the terms of each outstanding Performance Award (including the number and class of securities subject thereto), the maximum number of securities with respect to which Stock Options or SARs may be granted during any calendar year of the Company to any one grantee shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and stock appreciation rights without an increase in the aggregate purchase price and in accordance with Section 409A of the Code; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. In furtherance of this authorization, with respect to outstanding awards, upon the occurrence of an event constituting an “equity restructuring” (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation), each Participant shall have a legal right to the equitable adjustment of the Participant’s outstanding awards, with the manner of such adjustment to be determined by the Committee as provided in this Section 6.7. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, including a Change in Control, the adjustments described in this Section 6.7 may be made as determined to be appropriate or desirable by the Committee in its discretion. The decision of the Committee regarding any adjustment pursuant to this Section 6.7 shall be final, binding and conclusive.

6.8  Change in Control

(a)	Subject to the terms of the applicable award Agreement, in the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, including a Change in Control, then in addition to the adjustments described in Section 6.7 determined to be appropriate or desirable by the Committee, the Board (as constituted prior to such Change in Control) may, in its discretion:

(i)	provide that (A) some or all outstanding Stock Options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (B) the Restriction Period applicable to some or all outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target or any other level;

Appendix B — 2023 Proxy Statement | 129

(ii)	require that shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as shall be determined by the Board or the Committee in accordance with Section 6.7; and/or

(iii)	require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (1) in the case of a Stock Option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such Stock Option or SAR surrendered multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such Stock Option or SAR (including no payment or consideration in the case of a Stock Option or SAR having a purchase price or base price per share of Common Stock equal to, or in excess of, the Fair Market Value of a share of Common Stock subject to such Stock Option or SAR), (2) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the aggregate number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 6.8(a)(i), multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (3) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 6.8(a)(i); (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(b)	For purposes of this Plan, unless otherwise provided in an Agreement, “Change in Control” shall mean the happening of any of the following events:

(i)	any individual, entity, or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act) (an “Entity”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”), or (B) the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition by the Company or any subsidiary, (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by, or under common control with, the Company, (3) any acquisition by an underwriter temporarily holding such Outstanding Company Common Stock or Outstanding Company Voting Securities pursuant to an offering of such securities or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B), and (C) of paragraph (c) of this definition;

(ii)	individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority thereof; provided, however, that any individual becoming a director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least 50% of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect

130 | 2023 Proxy Statement — Appendix B

to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board;

(iii)	consummation of a transaction involving (i) a merger, reorganization or consolidation of the Company or any direct or indirect subsidiary of the Company, or (ii) a sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other person which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (each, a “Continuing Company”) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be (excluding any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Corporate Transaction as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of the Continuing Company, other than the Company or one of its subsidiaries), (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, or the Continuing Company will beneficially own, directly or indirectly, twenty-five percent (25%) or more of, respectively, the outstanding shares of common stock of the Continuing Company or the combined voting power of the outstanding voting securities of the Continuing Company entitled to vote generally in the election of directors, unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will, immediately after the consummation of the Corporate Transaction, constitute at least a majority of the members of the board of directors of the Continuing Company; or

(iv)	the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company

(c)	The decision of the Board or Committee regarding any adjustment, action or cancellation pursuant to this Section 6.8 shall be final, binding and conclusive.

6.9  Deferrals

The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award (other than awards of Stock Options and SARs) made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

6.10  No Right of Participation, Employment or Service

Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate

Appendix B — 2023 Proxy Statement | 131

of the Company to terminate the employment or service of any person at any time without liability hereunder.

6.11  Rights as Stockholder

No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

6.12  Designation of Beneficiary

To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding Stock Option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such Stock Option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

6.13  Governing Law

This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.14  Foreign Employees

Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside the U.S. on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has Employees.

6.15  Awards Subject to Clawback

The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

6.16  Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made or shares of Common Stock not yet transferred to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

132 | 2023 Proxy Statement — Appendix B

Appendix C

Non–GAAP Reconciliations*

Free Cash Flow (in millions)	FY 2022	FY 2021
Net Cash Provided by Operating Activities	$580.4	$586.2
Net Cash Provided by (Used for):
Capital expenditures	(388.3)	(267.1)
Proceeds from the sale of property, plant and equipment	11.3	7.2
Effect of exchange rate changes	(11.9)	(5.5)
Free Cash Flow	$191.5	$320.8

Earnings Per Share and Operating Earnings (In millions, except per share data)	Operating Earnings		Diluted Earnings per Share

	FY 2022	FY 2021	FY 2022	FY 2021	FY 2020
GAAP	$947.8	$812.9	$9.06	$7.59	$4.70
Restructuring, exit and impairment charges	25.1	0.8	0.25	0.01	0.04
Purchase accounting amortization	65.0	45.7	0.65	0.46	0.29
Acquisition, Integration, and IT related costs	10.8	24.3	0.11	0.27	0.05
Sport Yacht & Yachts	—	3.8	—	0.04	—
Palm Coast reclassified from held-for-sale	—	0.8	—	0.01	—
Gain on sales of assets	—	(1.5)	—	(0.01)	—
Special tax items	—	—	(0.04)	(0.13)	—
Loss on early extinguishment of debt	—	—	—	0.04	—
Pension settlement benefit					(0.01)
As Adjusted	$1,048.7	$886.8	$10.03	$8.28	$5.07

GAAP operating margin	13.9%	13.9%
Adjusted operating margin	15.4%	15.2%

*	All figures are in millions and reflect continuing operations only. In order to better align Brunswick’s reported results with the internal metrics used by Brunswick’s management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures exclude the impact of purchase accounting amortization related to acquisitions, among other adjustments.

Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit, and impairment costs, special tax items, acquisition-related costs, and certain other unusual adjustments.

Appendix C — 2023 Proxy Statement | 133

BRUNSWICK

NEXT NEVER RESTS™

Brunswick is the global leader in marine recreation, delivering innovation that transforms experiences on the water and beyond. Our unique, technology-driven solutions are informed and inspired by deep consumer insights and powered by our belief that "Next Never Rests™".

Brunswick is home to more than 60 industry-leading brands across Marine Propulsion, Parts and Accessories, Boat Brands, and Business Acceleration.

Headquartered in Mettawa, IL, Brunswick has over 18,500 employees operating in 29 countries. In 2022, Brunswick was named by Forbes as a World's Best Employer, Best Employer for Diversity, and one of America's Best Employers for Veterans. Newsweek also named Brunswick one of America's Most Responsible Companies in 2022.

Read Our Sustainability Report

brunswick.com/corporate-responsibility/sustainability

Read Our Annual Report

brunswick.com/investors/financial-information/annual-reports

Visit Our Investor Relations Website

brunswick.com/investors

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BRUNSWICK

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on Tuesday, May 2, 2023 for shares held directly and until 11:59 P.M. Eastern Time on April 28, 2023 for the Trustee to vote the employee plan shares. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/BC2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time on Tuesday, May 2, 2023 for shares held directly and until 11:59 P.M. Eastern Time on April 28, 2023 for the Trustee to vote the employee plan shares. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to arrive by May 2, 2023.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
You can consent to receive all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D99238-P83491 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRUNSWICK CORPORATION

The Board of Directors recommends you vote FOR all of the following nominees:

1. The Election to Brunswick's Board of Directors of the ten nominees named in the Proxy Statement.

	For	Against	Abstain
1a. Nancy E. Cooper	☐	☐	☐
1b. David C. Everitt	☐	☐	☐
1c. Reginald Fils-Aimé	☐	☐	☐
1d. Lauren P. Flaherty	☐	☐	☐
1e. David M. Foulkes	☐	☐	☐
1f. Joseph W. McClanathan	☐	☐	☐
1g. David V. Singer	☐	☐	☐
1h. J. Steven Whisler	☐	☐	☐
1i. Roger J. Wood	☐	☐	☐
1j. MaryAnn Wright	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Approval of amendments to our Restated Certificate of Incorporation (Charter) to:			
2a. Include officer exculpation.	☐	☐	☐
2b. Clarify, streamline, and modernize the Charter.	☐	☐	☐
2c. Eliminate outdated language.	☐	☐	☐
3. Advisory vote to approve the compensation of our Named Executive Officers.	☐	☐	☐

The Board of Directors recommends you vote 1 Year on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, on such other business as may properly come before the meeting.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

BRUNSWICK

TWO ADDITIONAL WAYS TO VOTE BY PROXY

Vote by Internet	Vote by Telephone
It's fast, convenient and your vote is immediately confirmed and registered. You may also give your consent to have all future proxy statements and annual reports delivered to you electronically. Go to website **www.proxyvote.com** *Follow these three easy steps:* • Read the accompanying Proxy Statement and Proxy Card. • Go to the website www.proxyvote.com. • Follow the simple instructions.	It's fast, convenient and your vote is immediately confirmed and registered. Call toll-free on a touch-tone phone in the U.S. or Canada **1-800-690-6903** *Follow these three easy steps:* • Read the accompanying Proxy Statement and Proxy Card. • Call the toll-free phone number above. • Follow the simple instructions.

VOTE 24 HOURS A DAY

DO NOT RETURN PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D99239-P83491

The undersigned hereby appoints R.M. Gwillim, C.F. Dekker, and S.J. Kagay, and each of them, as proxies with power of substitution, and hereby authorizes them to represent and to vote, in accordance with the instructions on the reverse side, and in their discretion upon any other business that may properly come before the meeting, all shares of Common Stock of Brunswick Corporation that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 3, 2023 or any adjournment or postponement thereof. **If this proxy card is properly executed but no voting instructions are given, the proxies will vote the shares in accordance with the recommendations of the Board of Directors.**

As applicable, this proxy also provides voting instructions for shares held by Vanguard Fiduciary Trust Company, the Trustee for the Brunswick Retirement Savings Plan and the Brunswick Rewards Plan, and directs such Trustee to vote, as indicated on the reverse side of this card, any shares allocated to the account in these plans. The Trustee will vote these shares as you direct. The Trustee will vote allocated shares of the Company's stock for which proxies are not received in direct proportion to voting by allocated shares for which proxies are received.

This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. This card should be voted by mail, Internet, or telephone, in time to reach the Company's proxy tabulator, Broadridge, no later than 11:59 p.m. Eastern Time on Tuesday, May 2, 2023, for all registered shares to be voted and no later than 11:59 p.m. Eastern Time on Friday, April 28, 2023, for the Trustee to vote the plan shares. Individual proxy voting and voting instructions will be kept confidential.

Continued and to be signed on reverse side